Exhibit 10.1

EXECUTION VERSION

WAIVER AND eighTH AMENDMENT TO LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of March 27, 2025 (the “Amendment Date”), among Meadowbrook Run LLC, a Delaware limited liability company, as the borrower (the “Borrower”), FS KKR Capital Corp., a Maryland corporation, as the servicer (the “Servicer”), Morgan Stanley Bank, N.A., as the lender (the “Lender”), and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Servicer, the Lender and the Administrative Agent are party to that certain Loan and Servicing Agreement, dated as of November 22, 2019 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, FS KKR Capital Corp., as the equityholder, the Lender, each of the other lenders from time to time party thereto, the Administrative Agent and Wells Fargo Bank, National Association, as the collateral agent, the account bank and the collateral custodian, providing, among other things, for the making and the administration of the Advances by the Lender to the Borrower; and

WHEREAS, the Borrower, the Servicer, the Lender and the Administrative Agent desire to amend and waive certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.            Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1.            As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix A hereto.

SECTION 2.2.            As of the Amendment Date, the Exhibits to the Loan and Servicing Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits to the Loan and Servicing Agreement attached as Appendix B hereto.

ARTICLE III

Waiver to Loan and Servicing Agreement

SECTION 3.1.            Waiver. The Administrative Agent and the Lenders each hereby waive, for the period from February 22, 2025 to the Amendment Date, for this one time only, the requirement set forth in the definition of “Applicable Margin” that the Applicable Margin equal 3.20% per annum during the Amortization Period, and hereby agree that, for the period from February 22, 2025 to the Amendment Date, the Applicable Margin shall remain 2.70%.

SECTION 3.2.            Limited Effect. The waiver contained herein shall not be construed as a waiver or amendment of any other provision of the Loan and Servicing Agreement or the other Transaction Documents or for any purpose except as expressly set forth herein, or a consent to any further or future action on the part of the Borrower or any other Person that would require the waiver or consent of the Administrative Agent or any Lender.

ARTICLE IV

Representations and Warranties

SECTION 4.1.            The Borrower and the Servicer hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day.

ARTICLE V

Conditions Precedent to Closing

SECTION 5.1.            This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)               its execution and delivery by each party hereto;

(b)               the Administrative Agent’s receipt of a legal opinion of counsel for the Borrower and the Servicer, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request; and

(c)               the Administrative Agent’s receipt of a good standing certificate for the Borrower and the Servicer issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the Borrower and the Servicer approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer.

ARTICLE VI

Condition Precedent to Advance

SECTION 6.1.            The Advance request made immediately after the Amendment Date shall be subject to the further condition precedent that the Borrower shall have paid in full all fees then required to be paid (including reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent).

ARTICLE VII

Miscellaneous

SECTION 7.1.            Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 7.2.            Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.3.            Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 7.4.            Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.5.            Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

MEADOWBROOK RUN LLC

By:	/s/ William Goebel
	Name:	William Goebel
	Title:	Chief Financial Officer

[Signature Page to Eighth Amendment to Loan and Servicing Agreement]

SERVICER:

FS KKR CAPITAL CORP.

By:	/s/ William Goebel
	Name:	William Goebel
	Title:	Chief Accounting Officer

[Signature Page to Eighth Amendment to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Tyler Stypinski
	Name:	Tyler Stypinski
	Title:	Authorized Signatory

[Signature Page to Eighth Amendment to Loan and Servicing Agreement]

LENDER:

MORGAN STANLEY BANK, N.A.

By:	/s/ Keenan McBride
	Name:	Keenan McBride
	Title:	Authorized Signatory

[Signature Page to Eighth Amendment to Loan and Servicing Agreement]

APPENDIX A

Conformed Loan and Servicing Agreement

[see attached]

APPENDIX B

Conformed Exhibits to Loan and Servicing Agreement

[see attached]

USActive 58972051.458972051.5 EXECUTION VERSION Conformed through SeventhEighth Amendment dated as of January 22March 27, 2025 Up to $300,000,000 LOAN AND SERVICING AGREEMENT Dated as of November 22, 2019 among MEADOWBROOK RUN LLC, as the Borrower FS KKR CAPITAL CORP., as the Servicer and the Equityholder MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as the Lenders and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent, Account Bank and Collateral Custodian

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS 2

Section 1.01 Certain Defined Terms. 2
Section 1.02 Other Terms. ~~61~~64
Section 1.03 Computation of Time Periods. ~~62~~64
Section 1.04 Interpretation. ~~62~~64
Section 1.05 Rates. ~~63~~65

ARTICLE II. THE FACILITY ~~63~~66

Section 2.01 Advances; I/O Notional Loan. ~~63~~66
Section 2.02 Procedure for Advances. ~~64~~66
Section 2.03 Yield and Unused Fees. ~~66~~68
Section 2.04 Remittance Procedures. ~~66~~68
Section 2.05 Instructions to the Collateral Agent and the Account Bank. ~~70~~73
Section 2.06 Borrowing Base Deficiency Payments; Equity Cure. ~~71~~73
Section 2.07 Discretionary Sales~~,~~ and Substitutions ~~and Lien Release Dividends~~. ~~72~~74
Section 2.08 Payments and Computations, Etc. 77
Section 2.09 Increased Costs; Capital Adequacy; Compensation for Losses. 78
Section 2.10 Taxes. 80
Section 2.11 Mitigation Obligations. ~~83~~84
Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements. ~~83~~84
Section 2.13 Evidence of Debt. ~~84~~85
Section 2.14 [Reserved]. ~~85~~86
Section 2.15 Release of Loans. ~~85~~86
Section 2.16 Treatment of Amounts Received by the Borrower. 86
Section 2.17 Prepayment; Repayment; Reduction of Commitments. 86
Section 2.18 Collections and Allocations. 87
Section 2.19 Reinvestment of Principal Collections. ~~88~~89
Section 2.20 Loan Approval Procedure. 89
Section 2.21 Incremental Facilities. ~~90~~91
Section 2.22 Defaulting Lenders. ~~91~~92

ARTICLE III. CONDITIONS PRECEDENT 94

Section 3.01 Conditions Precedent to Effectiveness. 94
Section 3.02 Conditions Precedent to All Transactions. ~~96~~97
Section 3.03 Advances Do Not Constitute a Waiver. 99

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ARTICLE IV. REPRESENTATIONS AND WARRANTIES 99100

Section 4.01 Representations and Warranties of the Borrower. 99100
Section 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio. 108
Section 4.03 Representations and Warranties of the Servicer. 108109
Section 4.04 Representations and Warranties of the Collateral Agent. 112113
Section 4.05 Representations and Warranties of the Collateral Custodian. 113114
Section 4.06 Representations and Warranties of the Lender. 114115

ARTICLE V. GENERAL COVENANTS 114115

Section 5.01 Affirmative Covenants of the Borrower. 114115
Section 5.02 Negative Covenants of the Borrower. 120
Section 5.03 Affirmative Covenants of the Servicer. 122123
Section 5.04 Negative Covenants of the Servicer. 126127
Section 5.05 Affirmative Covenants of the Collateral Agent. 127
Section 5.06 Negative Covenants of the Collateral Agent. 127128
Section 5.07 Affirmative Covenants of the Collateral Custodian. 127128
Section 5.08 Negative Covenants of the Collateral Custodian. 127128

ARTICLE VI. ADMINISTRATION AND SERVICING OF CONTRACTS 128129

Section 6.01 Appointment and Designation of the Servicer. 128129
Section 6.02 Duties of the Servicer. 129130
Section 6.03 Authorization of the Servicer. 130
Section 6.04 Collection of Payments; Accounts. 130131
Section 6.05 Realization Upon Loans. 132
Section 6.06 [Reserved]. 132133
Section 6.07 Payment of Certain Expenses by Servicer. 132133
Section 6.08 Reports to the Administrative Agent; Account Statements; Servicing Information. 132133
Section 6.09 Annual Statement as to Compliance. 135136
Section 6.10 Annual Independent Public Accountant's Servicer Reports. 135136
Section 6.11 Procedural Review of Loans; Access to Servicer and Servicer's Records. 135136
Section 6.12 [Reserved]. 136137
Section 6.13 Obligations and Compliance with Collateral Portfolio. 136137
Section 6.14 Preservation of Security Interest. 136137
Section 6.15 Special Purpose Entity Requirements. 137138

ARTICLE VII. EVENTS OF DEFAULT 137138

Section 7.01 Events of Default. 137138
Section 7.02 Additional Remedies of the Administrative Agent. 140141

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ARTICLE VIII. INDEMNIFICATION ~~143~~145

Section 8.01 Indemnities by the Borrower. ~~143~~145
Section 8.02 Indemnities by Servicer. ~~145~~146
Section 8.03 Legal Proceedings. ~~146~~147
Section 8.04 After-Tax Basis. ~~146~~148

ARTICLE IX. THE ADMINISTRATIVE AGENT ~~147~~148

Section 9.01 The Administrative Agent. ~~147~~148

ARTICLE X. COLLATERAL AGENT ~~151~~152

Section 10.01 Designation of Collateral Agent. ~~151~~152
Section 10.02 Duties of Collateral Agent. ~~151~~152
Section 10.03 Merger or Consolidation. ~~154~~155
Section 10.04 Collateral Agent Compensation. ~~154~~155
Section 10.05 Collateral Agent Removal. ~~154~~156
Section 10.06 Limitation on Liability. ~~155~~156
Section 10.07 Collateral Agent Resignation. ~~156~~158

ARTICLE XI. COLLATERAL CUSTODIAN ~~157~~158

Section 11.01 Designation of Collateral Custodian. ~~157~~158
Section 11.02 Duties of Collateral Custodian. ~~157~~159
Section 11.03 Merger or Consolidation. ~~160~~162
Section 11.04 Collateral Custodian Compensation. ~~160~~162
Section 11.05 Collateral Custodian Removal. ~~160~~162
Section 11.06 Limitation on Liability. ~~161~~162
Section 11.07 Collateral Custodian Resignation. ~~162~~164
Section 11.08 Release of Documents. ~~163~~164
Section 11.09 Return of Required Loan Documents. ~~164~~165
Section 11.10 Access to Certain Documentation and Information Regarding the Collateral Portfolio. ~~164~~165
Section 11.11 Bailment. ~~164~~166

ARTICLE XII. MISCELLANEOUS ~~164~~166

Section 12.01 Amendments and Waivers. ~~164~~166
Section 12.02 Notices, Etc. ~~166~~167
Section 12.03 No Waiver; Remedies. ~~166~~168
Section 12.04 Binding Effect; Assignability; Multiple Lenders. ~~166~~168
Section 12.05 Term of This Agreement. ~~168~~169
Section 12.06 Governing Law; Jury Waiver. ~~168~~170
Section 12.07 Costs, Expenses and Taxes. ~~169~~170

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Section 12.08 Further Assurances. ~~169~~171
Section 12.09 Recourse Against Certain Parties. ~~170~~171
Section 12.10 Execution in Counterparts; Severability; Integration. ~~171~~172
Section 12.11 Consent to Jurisdiction; Service of Process. ~~171~~172
Section 12.12 Confidentiality. ~~171~~172
Section 12.13 [Reserved]. ~~173~~174
Section 12.14 Intent of the Parties. ~~173~~174
Section 12.15 Waiver of Set Off. ~~173~~174
Section 12.16 Headings and Exhibits. ~~173~~174
Section 12.17 Ratable Payments. ~~173~~174
Section 12.18 Failure of Borrower or Servicer to Perform Certain Obligations. ~~173~~174
Section 12.19 Power of Attorney. ~~173~~175
Section 12.20 Delivery of Termination Statements, Releases, etc. ~~174~~175
Section 12.21 Non-Petition. ~~174~~175
Section 12.22 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. ~~174~~176
Section 12.23 Return of Certain Payments. ~~175~~176

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LIST OF SCHEDULES AND EXHIBITS

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments

SCHEDULES

SCHEDULE I	Diversity Score Calculation
SCHEDULE II	Industry Classification
SCHEDULE III	Eligibility Criteria
SCHEDULE IV	Agreed-Upon Procedures For Independent Public Accountants Names
SCHEDULE V	Prior Names, Tradenames, Fictitious Names and "Doing Business As"
SCHEDULE VI	~~Disqualified Institutions~~Competitors

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Disbursement Request
EXHIBIT D	Form of Notice of Borrowing
EXHIBIT E	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F	Form of Notice of Reduction (Reduction of Facility Amount)
EXHIBIT G	Form of Certificate of Closing Attorneys
EXHIBIT H-1	Form of Servicer Quarterly Report
EXHIBIT H-2	Form of Servicer Monthly Report
EXHIBIT H-3	Form of Servicer Advance Date Report
EXHIBIT I	Form of Servicer Certificate (Servicer Quarterly Report, Servicer Monthly Report, Servicer Advance Date Report)
EXHIBIT J	Form of Release of Required Loan Documents
EXHIBIT K	Form of Assignment and Acceptance
EXHIBIT L	Form of Joinder Supplement
EXHIBIT M	Form of Notice of Commitment Increase Request
EXHIBIT N	Form of Officer's Certificate (Solvency)
EXHIBIT O	~~Form of Notice and Request for Consent to Lien Release Dividend~~[Reserved]
EXHIBIT P	Form of U.S. Tax Compliance Certificates
EXHIBIT Q	Form of Collateral Agent Report

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USActive 58972051.458972051.5 THIS LOAN AND SERVICING AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of November 22, 2019, among: (1) MEADOWBROOK RUN LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”); (2) FS KKR CAPITAL CORP., a Maryland corporation, as the Servicer (as defined herein) and the Equityholder (as defined herein); (3) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender” and collectively, the “Lenders”); (4) MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”); and (5) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”), the Account Bank (as defined herein) and the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”). RECITALS WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving loan facility in the maximum principal amount of up to the Facility Amount (as defined below), the proceeds of which shall be used by the Borrower to fund the purchase of certain Eligible Loan Assets (as defined below); WHEREAS, the Borrower is willing to grant to the Collateral Agent, for the benefit of the Secured Parties (as defined below), a lien on and security interest in the Collateral Portfolio (as defined below) to secure the payment in full of the Obligations (as defined below); WHEREAS, the Lenders are willing to extend financing to the Borrower on the terms and conditions set forth herein; WHEREAS, the Borrower also desires to retain the Servicer to perform certain servicing functions related to the Collateral Portfolio on the terms and conditions set forth herein; and WHEREAS, the Servicer desires to perform certain servicing functions related to the Collateral Portfolio on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

-2- USActive 58972051.458972051.5 ARTICLE I. DEFINITIONS Section 1.01 Certain Defined Terms. (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01. (b) As used in this Agreement and the exhibits, schedules and annexes hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. “Acceleration Default” means, in relation to any Loan, a default that under the terms of the Loan either results in an automatic acceleration of the maturity of such Loan ormay result in the acceleration of the maturity of such Loan upon any requisite vote of lenders. “Account Bank” means Wells Fargo, in its capacity as the “Securities Intermediary” pursuant to this Agreement and the Securities Account Control Agreement. “Account Bank Expenses” means the expenses set forth in the Wells Fargo Fee Letter that are payable to the Account Bank and any other accrued and unpaid expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts in each case payable by the Borrower to the Account Bank under the Transaction Documents. “Account Bank Fees” means the fees set forth in the Wells Fargo Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time. “Accreted Interest” means Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues. “Action” has the meaning assigned to that term in Section 8.03. “Addition” means, with respect to each Loan, the inclusion of such Loan in the Borrowing Base as referenced in a Borrowing Base Certificate. “Addition Cut-Off Date” has the meaning assigned to that term in Section 2.20(a). “Addition Date” means, with respect to each Loan, the first date on which such Loan is included in the Borrowing Base.

-3- USActive 58972051.458972051.5 “Additional Lender Amount” means, as of any determination date, an amount equal to the product of (i) the Advances Outstanding on such date multiplied by (ii) the Additional Lender Percentage. “Additional Lender Percentage” will be determined pursuant to the following matrix, based on the applicable Diversity Score of the Collateral Portfolio as of the relevant Determination Date: Diversity Score (x) Additional Lender Percentage x < 7 100.0% 7 ≤ x < 10 50.0% 10 ≤ x < 12 25.0% x ≥ 12 0.0% “Adjusted Borrowing Value” means, on any date of determination, for any Eligible Loan Asset, an amount equal to the lower of (a) the Outstanding Balance of such Eligible Loan Asset at such time and (b) the Assigned Value of such Eligible Loan Asset at such time multiplied by the Outstanding Balance of such Eligible Loan Asset; provided that (i) the Adjusted Borrowing Value of any Loan that no longer satisfies the Eligibility Criteria (other than (A) any Eligibility Criteria tested only at the Addition Cut-Off Date and (B) any Eligibility Criteria waived by the Administrative Agent in its sole discretion) or is otherwise not an Eligible Loan Asset will be zero and (ii) the Adjusted Borrowing Value of any portion of any Eligible Loan Asset that exceeds the Concentration Limitations shall be zero. “Administrative Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article IX. “Administrative Agent Fee Letter” means that certain fee letter agreement that shall be entered into between the Borrower and the Administrative Agent in connection with the transactions contemplated by this Agreement, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. “Administrative Expense Cap” means, for any Payment Date, a per annum amount equal to $100,000. “Administrative Expenses” means the following fees and expenses due or accrued with respect to any Payment Date, payable on a pro rata basis to: (a)(i) the Collateral Agent, for payment of accrued Collateral Agent Fees and Collateral Agent Expenses and (ii) the Collateral Custodian, for payment of accrued Collateral Custodian Fees and Collateral Custodian Expenses and (b) the Account Bank, for payment of accrued Account Bank Fees and Account Bank Expenses.

-4- USActive 58972051.458972051.5 “Advance” means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II. “Advance Date” means, with respect to any Advance, the date on which funds are made available to the Borrower in accordance with Section 2.02. “Advance Rate” means, with respect to an Eligible Loan Asset, as determined on the applicable Cut-Off Date of such Eligible Loan Asset, the percentage determined by the Administrative Agent in its sole discretion, subject to a maximum advance rate as set forth in the Advance Rate Matrix based on the applicable loan type of such Eligible Loan Asset, as set forth in the Approval Notice for an Eligible Loan Asset. “Advance Rate Matrix” means the following matrix: Loan Type First Lien Loans Unitranche Loans Maximum Advance Rate 75% 65% FLLO Loans Case-by-case as determined by the Administrative Agent in its sole discretion Second Lien Loans (i) 50% with respect to Second Lien Loans included hereunder prior to the Fifth Amendment Closing Date and (ii) 35% with respect to Second LienLoans included hereunder on and after to the Fifth Amendment Closing Date “Advances Outstanding” means, on any date of determination, the sum of the aggregate principal amount of all Advances outstanding on such date, after giving effect to all repayments of Advances and the making of new Advances on such date; provided that the principal amounts of Advances Outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Party” has the meaning assigned to that term in Section 2.09(a). “Affiliate” means, when used with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” means, when used with respect to any specified Person, the power to vote more than 50% of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that the term “Affiliate” shall not include any Person that would be classified as an Affiliate of any other Person due to common control by a financial sponsor.

-5- USActive 58972051.458972051.5 “Agented Loan” means any Loan originated as part of a syndicated loan transaction that has one (1) or more administrative, paying and/or collateral agents who receive payments and hold the collateral pledged by the related Obligor on behalf of all lenders with respect to the related credit facility. “Aggregate Adjusted Borrowing Value” means, as of any date of determination, an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loan Assets included as part of the Collateral Portfolio on such date, after giving effect to all Eligible Loan Assets added to and removed from the Collateral Portfolio on such date. “Aggregate Unfunded Exposure Amount” means, as of any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Draw Loan Assets and all Revolving Loans included in the Collateral on such date. “Agreement” means this Loan and Servicing Agreement, as the same may be amended, restatedmodified, supplemented and/or otherwise modified, restated or replaced from time to time hereafter in accordance with the terms hereof. “Amortization Period” means the period commencing on the Commitment Termination Date and ending on the Collection Date. “Anti-Corruption Laws” means, collectively (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption. “Anti-Money Laundering Laws” means laws, regulations and sanctions, state and federal, criminal and civil that: (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) require identification and documentation of the parties with whom a financial institution conducts business; or (c) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the Patriot Act, and the Money Laundering Control Act of 1986. including the laws relating to prevention and detection of money laundering under 18 USC Section 1956 and 1957. “Applicable Law” means for any Person all existing and future laws, rules, regulations, to the extent applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction. “Applicable Benchmark Rate” means, with respect to any Loan, the definition of “Libor” or any comparable definition in the Underlying Instrument for each such Loan, including any successor or replacement for such definition implemented pursuant to such Underlying Instrument.

-6- USActive 58972051.458972051.5 “Applicable Margin” means (x) during the Revolving Period and (i) prior to the Eighth Amendment Closing Date, 2.70% per annum or (ii) on and after the Eighth Amendment Closing Date, 1.95% per annum and (y) during the Amortization Period, 3.202.45% per annum; provided that, at any time following notice from the Administrative Agent of and during the existence of an Event of Default or after the Facility Maturity Date, the Applicable Margin shall be increased by an additional 2.00% per annum. “Applicable Prime Rate” means, with respect to any Loan, the definition of “Prime Rate” or any comparable definition in the Underlying Instrument for each such Loan. “Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing (i) the approval by the Administrative Agent, in its sole and absolute discretion, of the acquisition of such Eligible Loan Asset by the Borrower, (ii) the determination of the Advance Rate in respect of such Eligible Loan Asset by the Administrative Agent, in its sole discretion, in accordance with the terms hereof and (iii) the Assigned Value for such Eligible Loan Asset if determined in accordance with clause (b)(ii) of the definition of Assigned Value. “Approval Request” has the meaning assigned to that term in Section 2.20(a). “Approved Valuation Firm” means any of Lincoln Partners Advisors LLC, Valuation Research Corporation, Kroll, Inc., Murray Devine & Company, Houlihan Lokey Financial Advisors, Inc. or any other nationally recognized accounting firm or valuation firm approved by the Borrower and the Administrative Agent; provided that, prior to the Closing Date, the Borrower and the Administrative Agent shall designate Lincoln Partners Advisors LLC and Valuation Research Corporation as initial Approved Valuation Firms; provided, further, that, after the Closing Date, the Administrative Agent may, upon 30 days’ prior written notice to the Borrower and the Servicer and with the consent of the Borrower (not to be unreasonably withheld), remove Lincoln Partners Advisors LLC and/or Valuation Research Corporation and designate one or more new Approved Valuation Firms from among the previously agreed upon Approved Valuation Firms; provided, further that, if no Event of Default has occurred and is continuing, the Borrower may designate one or more new Approved Valuation Firms from among the previously agreed upon Approved Valuation Firms with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed. “Assigned Documents” has the meaning assigned to that term in Section 2.12(b). “Assigned Value” means, with respect to each Eligible Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Eligible Loan Asset, the lowest of (a) 100%, (b)(i) if thewith respect to each Eligible Loan Asset was originated by the Transferor or an Affiliate of the Transferor within six monthssixty (60) days of its sale or contribution to the Borrower (or was originated by the Borrower), 100% provided thatthe Assigned Value shall be (i) if the origination price was greater than or equal to 97% or more of par, representing an original issue discount of 3% or less (“Permitted Origination Discount”),the par amount thereof and (ii) otherwise, the actual origination price as a percentage of par or (ii) if clause (i) does not apply,, (b) for any other Eligible Loan Asset, the Assigned

-7- USActive 58972051.458972051.5 Value shall be the lowest of (i) the Purchase Price of such Eligible Loan Asset, (ii) the fair market value assigned by the Approved Valuation Firm or, if no such value has been assigned withinon the prior three months, the value assigned by the Administrative Agent in its sole discretion in the Approval Notice (each as ofBorrower's books and records on the Addition Date), (ciii) the Assigned Value (Servicer) most recently notified to the Administrative Agent and Collateral Agent by the Servicer as of such date of determination,value (expressed as a percentage of the principal balance of such Eligible Loan Asset) assigned by the Administrative Agent to reflect observed trading levels for such Eligible Loan Asset, (iv) the value assigned by the Servicer for any other purpose or assigned by any valuation firm engaged by the Servicer or the Borrower for purposes of valuing the assets of the Borrower or (dv) the higherpar amount of such Eligible Loan Asset and (Ic) the Assigned Value (Post Valuation Adjustment) determined following the relevanta Value Adjustment Event or Subsequent Event or (II) (if applicable) any, the Assigned Value (Ratio Recovery), in each case, subject toshall be the value resulting from the application of the following terms: (i) ifIf a Value Adjustment Event of the type described in clauses (iib), (iii(c), (ivd), (v)e) (but only to the extent failure to deliver the financial statements required to be delivered therein exceeds the quarterly or annual reporting deadlines set forth therein by more than thirty (30) days), (vif) (solely pursuantwith respect to a Material Modification pursuant todescribed in clauses (ia), (iiib)(i), (ivb)(iii), (c) or (vd) of the definition thereof) or (ixi) of the definition thereof with respect to such Eligible Loan AssetLoan occurs (provided that, in, the Assigned Value of such Loan will, automatically and without further action by the Administrative Agent, be zero (unless otherwise agreed by the Administrative Agent in its sole discretion); (ii) Upon the caseoccurrence of a Reapproved Loan Asset, such Value Adjustment Event occurs after the date on which such asset becomes a Reapproved Loan Asset), the Assigned Value of such Eligible Loan Asset(other than a Value Adjustment Event set forth in sub-clause (i) above or a Value Adjustment Event of the type described in clause (j) of the definition thereof) in respect of any Eligible Loan Asset, if both (A) the Total Leverage Ratio is less than 7.50:1.00 (based on the most recently reported financial information of the related Obligor) and (B) the Cash Interest Coverage Ratio is greater than 1.00:1.00 (based on the most recently reported financial information of the related Obligor): (A) The then-current Assigned Value thereof will, automatically and without further action by the Administrative Agent, be zero as of the date any Responsible Officer of the Borrower or the Servicer has knowledge of such Value Adjustment Event;90% (unless the Administrative Agent in its sole discretion determines a higher value), until a copy of a valuation report (based on the most recently reported financial information of the related Obligor) prepared by an Approved Valuation Firm on such Eligible Loan Asset shall have been delivered to the Administrative Agent; provided that such Assigned Value shall not be greater than the Assigned Value in effect immediately prior to the relevant

-8- USActive 58972051.458972051.5 Value Adjustment Event; provided, further, that if such valuation report is not received within thirty (30) calendar days of the occurrence of such Value Adjustment Event, the Assigned Value may then be amended by the Administrative Agent in its sole discretion any time (and from time to time) until the date on which such valuation report is delivered to the Administrative Agent. (ii) upon the occurrence of any Value Adjustment Event (or Subsequent Event as described below) in respect of any Eligible Loan Asset (provided that, in the case of a Reapproved Loan Asset, such Value Adjustment Event (or Subsequent Event) occurs after the date on which such asset becomes a Reapproved Loan Asset), the then-current Assigned Value thereof may be amended by the Administrative Agent on a single date designated by the Administrative Agent after the relevant occurrence (including, at the Administrative Agent’s sole discretion, by reference to a valuation obtained from an Approved Valuation Firm at the expense of the Borrower (unless the Administrative Agent determines in good faith and in consultation with the Borrower that such valuation is inaccurate in which case it can assign a value in its sole discretion and, in any event, the Administrative Agent may designate such valuation from the date of the relevant occurrence until the date such Approved Valuation Firm shall have provided its valuation)); provided, that the Borrower may dispute such amended Assigned Value by obtaining a valuation from another Approved Valuation Firm. If the valuation obtained by the Borrower is higher than the valuation obtained by the Administrative Agent, such higher valuation shall become the Assigned Value of such Loan (unless the Administrative Agent determines in good faith and in consultation with the Borrower that such valuation is inaccurate in which case it may assign a value in its sole discretion). (B) Upon the receipt of any valuation report in connectionwith this sub-clause (ii), the Assigned Value shall be the lowest of (x) the value assigned in accordance with clauses (a) and (b) of this definition set forth above, (y) the Purchase Price and (z) the value set forth in such valuation report (and, if the value set forth in such valuation report is a range, the value shall be deemed to be the mid-point of such range); provided that if the fair market value assigned on the Borrower’s books and records after the date of the occurrence of a Value Adjustment Event is lower than the lowest point of the range provided for in this clause (z), then the value shall be such fair market value; provided, further, that if the Borrower is able to obtain, at the Borrower’s sole expense, same-day bid side pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) (“Same Day Pricing”) with a minimum quote depth of three (3) for a period of ten (10) consecutive Business Days, and the Same Day Pricing is lower than the Assigned Value obtained pursuant to any of clauses (x), (y) and (z) above, then the value shall be such Same Day Pricing.

-9- USActive 58972051.458972051.5 (C) For so long as the Value Adjustment Event remains in existence, the Borrower shall deliver updated valuation reports no less frequently than on a quarterly basis; provided that if any updated valuation report is not received by the Administrative Agent within thirty (30) calendar days of the applicable quarter close, the Assigned Value may then be amended by the Administrative Agent in its sole discretion at any time (and from time to time) until the date on which such valuation report is delivered to the Administrative Agent, at which point the Assigned Value shall be determined in accordance with sub-clause (ii)(B)above. (iii) If the Administrative Agent elects to dispute the adjusted Assigned Value obtained pursuant to sub-clause (ii) above, then the Administrative Agent may at its own expense obtain a valuation from an alternative Approved Valuation Firm, upon which the Assigned Value shall be the lowest of (x) the value assigned in accordance with clauses (a) and (b) of this definition set forth above, (y) the Purchase Price and (z) the average of the values set forth in the most recent valuation report obtained by the Borrower pursuant to sub-clause (ii)(B) and the most recent valuation report obtained by the Administrative Agent (and, if the value set forth in either such valuation report is a range, then such value shall be deemed to be the mid-point of such range); provided that if the fair market value assigned on the Borrower’s books and records after the date of the occurrence of a Value Adjustment Event is lower than the lowest point of the range provided for in this clause (z), then the value shall be such fair market value. (iv) Upon making the determinations of an amendedoccurrence of a Value Adjustment Event (other than a Value Adjustment Event set forth in sub-clause (i) or sub-clause (ii) above) in respect of any Eligible Loan Asset, the then-current Assigned Value, thereof may be amended by the Administrative Agent shall give written notice of such determinations to the Borrower, and such Eligible Loan Asset shall upon such notice fromin its sole discretion at any time (and from time to time) following such occurrence; provided that if at any time thereafter, both the Total Leverage Ratio and the Cash Interest Coverage Ratio satisfy the thresholds set forth in sub-clause (ii) above, then the valuation and dispute mechanics set forth in sub-clause (ii) and sub-clause (iii) shallapply. (v) The Borrower may dispute an Assigned Value amended by the Administrative Agent become a “Reapproved Loan Asset” for purposes hereof, andpursuant to sub-clause (iv) above by obtaining a valuation from an Approved Valuation Firm. Upon the receipt of any valuation report in connection with this sub-clause (v), the amended Assigned Value determinedshall be the lowest of (x) the value assigned in accordance with clauses (a) and (b) of this clause (ii)definition set forth above, (y) the Purchase Price and (z) the value set forth in such valuation report (and, if the value set forth in such valuation report is a range, the value shall be deemed to be the “Assigned Value (Post Valuation Adjustment)” unless and untilmid-point of such range); provided that if the fair

-10- USActive 58972051.458972051.5 market value assigned on the Borrower’s books and records after the date of the occurrence of a further Value Adjustment Event or Subsequent Event occurs after the date on which such asset becomes a Reapproved Loan Asset. Theis lower than the lowest point of the range provided for in this clause (z), then the value shall be such fair market value; provided, further, that if the Borrower is able to obtain, at the Borrower’s sole expense, same-day bid side pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent may, in its sole discretion but no more than once in any thirty (30) day period, further amend) (“Same Day Pricing”) with a minimum quote depth of three (3) for a period of ten (10) consecutive Business Days, and the Same Day Pricing is lower than the Assigned Value in relation to a Reapproved Loan Asset on any subsequent date on whichobtained pursuant to any of clauses (x), (y) and (z) above, then the value shall be such Same Day Pricing. (vi) If the Administrative Agent determines in good faith in consultation with the Borrower that either (x) the Obligor has experienced a material change in management or business operations that would be expected to result in a material change of the creditworthiness of the Obligor since the immediately preceding Assigned Value (Post Valuation Adjustment) was determined or (y) there has been any other material change in the creditworthiness of the Obligor since the immediately preceding Assignedelects to dispute the adjusted Assigned Value obtained pursuant to sub-clause (v) above, then the Administrative Agent may at its own expense obtain a valuation from an alternative Approved Valuation Firm, upon which the Assigned Value shall be the lowest of (x) the value assigned in accordance with clauses (a) and (b) of this definition set forth above, (y) the Purchase Price and (z) the average of the values set forth in the most recent valuation report obtained by the Borrower pursuant to sub-clause (v) and the most recent valuation report obtained by the Administrative Agent (and, if the value set forth in either such valuation report is a range, then such value shall be deemed to be the mid-point of such range); provided that if the fair market value assigned on the Borrower’s books and records after the date of the occurrence of a Value (Post Valuation Adjustment) was determined (a “Subsequent Event”). Any such further amended Assigned Value Event is lower than the lowest point of the range provided for in this clause (z), then the value shall also be subject to the dispute procedures set forth above; andsuch fair market value. (vii) (iii) theThe Assigned Value of any Loan that no longer satisfies the Eligibility Criteria (after giving effect to the first proviso set forth in the lead-in paragraph to Schedule III) shall be zero;. provided that in the case of any Eligible Loan Asset whose Assigned Value was decreased due to the occurrence of a Value Adjustment Event described in clause (i) of the definition thereof, if the Interest Coverage Ratio, Total Leverage Ratio or EBITDA, as applicable, that gave rise to the decrease in the Assigned Value has improved to a level that would not have triggered a Value Adjustment Event, then

-11- USActive 58972051.458972051.5 The Borrower may request that the Assigned Value be re-evaluated by the Administrative Agent for any Eligible Loan Asset whose Assigned Value was decreased due to the occurrence of a Value Adjustment Event described in clause (a) of the definition thereof once the Cash Interest Coverage Ratio or Total Leverage Ratio, as applicable, that gave rise to the decrease in the Assigned Value has improved to a level that would not trigger a Value Adjustment Event; provided that such Assigned Value may not increase above 100% of the Purchase Price of such Loan. With respect to any Eligible Loan Asset whose Assigned Value was decreased to zero pursuant to sub-clause (i) above due to the occurrence of a Value Adjustment Event described in clause (e) of the definition thereof, upon delivery to the Administrative Agent of the relevant financial statements, the Assigned Value of such Eligible Loan Asset shall revert to the Assigned Value of such Eligible Loan Assetas in effect immediately prior to such decrease; provided, further, that if another Value Adjustment Event (with respect to such Assigned Value anEligible Loan Asset shall be found to have occurred upon delivery of such financial statements or Obligor Information, then Assigned Value shall be determined for such Eligible Loan Asset in accordance with this definition of “Assigned Value (RatioRecovery)”). The Administrative Agent shall notify the Servicer and the Collateral Agent of any change effected by the Administrative Agent of the Assigned Value of any Loan. “Assigned Value (Post Valuation Adjustment)” means in relation to any Eligible Loan Asset for a Value Adjustment Event has occurred (including, in the case of a Reapproved Loan Asset, where a further Value Adjustment Event occurs after the date on which such asset becomes a Reapproved Loan Asset), the amended value determined in accordance with clause (ii) of the proviso to the definition of “Assigned Value.” “Assigned Value (Ratio Recovery)” has the meaning set forth in the definition of “Assigned Value.” “Assigned Value (Servicer)” means, with respect to each Eligible Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Eligible Loan Asset, any value lower than par (other than to reflect Permitted Origination Discount) assigned by the Servicer to such Eligible Loan Asset for any purpose other than determination of the Borrowing Base. “Assignment and Acceptance” has the meaning assigned to that term in Section 12.04(a). “Availability” means, as of any date of determination, an amount equal to the positive differenceexcess, if any, of (a) the Borrowing Base over (b) the Advances Outstanding on such day; provided that at all times on and after the earlier to occur of the Commitment Termination Date or the Facility Maturity Date, the Availability shall be zero. “Available Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral Portfolio; provided that, for the

-12- USActive 58972051.458972051.5 avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account that do not represent proceeds of Permitted Investments. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of a Collection Period pursuant to this Agreement as of such date. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time. “Bankruptcy Event” means an event that shall be deemed to have occurred, with respect to a Person if: (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, provisional liquidator, examiner, assignee, sequestrator or the like for such Person or all or substantially all of its assets under any Bankruptcy Laws, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up, examinership or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (ii) such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or the shareholders of such Person shall pass a resolution to have such Person wound up on a voluntary basis

-13- USActive 58972051.458972051.5 or shall consent to the appointment of or taking possession by a receiver, liquidator, provisional liquidator, examiner, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under any Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors, partners or members shall vote to implement any of theforegoing. “Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, examinership, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally. “Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event. “Basel III” means, with respect to any Affected Party, any rule, regulation or guideline applicable to such Affected Party and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any Governmental Authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR. “Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and the Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.01(c); provided, further, that in the event that the rate resulting from the sum of any Benchmark plus, if applicable, the Benchmark Replacement Adjustment shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent in consultation with the Borrower on the applicable Benchmark Replacement Date:

-14- USActive 58972051.458972051.5 (1) the sum of: (a) Daily Simple SOFR and (b) the applicable Benchmark Replacement Adjustment; or (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Benchmark Replacement Adjustment. If at any time the Benchmark Replacement as determined pursuant to clause (1) or (2) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time. “Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Collection Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents); provided that, notwithstanding anything

-15- USActive 58972051.458972051.5 herein to the contrary, no “Benchmark Replacement Conforming Changes” shall result in any material effect on the timing or amount of payments or borrowings without the prior written consent of the Borrower. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referencedtherein. For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (solely with respect to a Benchmark Replacement): (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will ceaseto

-16- USActive 58972051.458972051.5 provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be either substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association or in form and substance satisfactory to the Administrative Agent and the Lenders. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets. “Borrower” has the meaning assigned to those terms in the preamble hereto. “Borrowing Base” means, as of any date of determination, an amount equal to the lowest of: (i) (a) (i) the sum of (a) the productsproduct of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value as of such date, plus (iib) the amount of Principal Collections on deposit in the Principal Collection Account as of such date, plus (iiic) the amount on deposit in the Unfunded Exposure Account as of such date minus (ivd) the Unfunded Exposure Equity Amount as of such date;

-17- USActive 58972051.458972051.5 (ii) (b) (ia) the Aggregate Adjusted Borrowing Value as of such date, minus (iib) the Minimum Equity Amount, plus (iiic) the amount of Principal Collections on deposit in the Principal Collection Account as of such date, plus (ivd) the amount on deposit in the Unfunded Exposure Account as of such date minus (ve) the Unfunded Exposure Equity Amount as of such date; or (iii) (c) the sum of (ia) the Facility Amount, plus (iib) the amount on deposit in the Unfunded Exposure Account as of such date minus (iiic) the aggregate Unfunded Exposure Amount as of such date. “Borrowing Base Certificate” means a certificate prepared by the Servicer, substantially in the form of Exhibit B hereto, setting forth the calculation of the Borrowing Base as of the date of delivery of such certificate (and giving pro forma effect to a relevant action where specified under this Agreement); provided that any information from the Loan Tape referenced in such certificate shall be based on the Loan Tape Cut-Off Date for the most recent Loan Tape delivered on or prior to the date of such certificate. “Borrowing Base Deficiency” means, as of any date of determination, an amount equal to the positive difference, if any, of (a) the Advances Outstanding on such date over (b) the Borrowing Base. “Breakage Fee” means, for Advances Outstanding which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs, if any, related to such repayment, based upon the assumption that the applicable Lender funded its loan commitment in the London or other applicable offshore interbank market (or, to the extent a different Benchmark applies, the market for such Benchmark) and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in good faith in the respective Lender’s commercially reasonable discretion and shall be conclusive absent manifest error. “Bridge Loan” means any loan that (a) is unsecured and incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one (1) year of the incurrence thereof with proceeds from additional borrowings or other refinancings. “Business Day” means a day of the year other than (a) a Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York or, with respect to any act required to be taken by the Collateral Agent, in the city in which the corporate trust office of the Collateral Agent is located are authorized or required by applicable law, regulation or executive order to close. “Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP,

-18- USActive 58972051.458972051.5 and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Cash Interest ExpenseCoverage Ratio” means, with respect to any ObligorLoan for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (exclusivemeaning of any Accreted “Interest that, according to the term ofCoverage Ratio” or any comparable definition in the Underlying Instrument, can never be convertedInstruments for such Loan, and in the case that “Interest Coverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) EBITDA for the applicable test period, to (b) cash interest that is due and payable prior to maturity (except upon default)) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for suchfor the applicable test period, as determinedcalculated by the Servicer in accordance with the Servicer Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related UnderlyingInstruments. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or (d) any change in any generally accepted accounting principles or regulatory accounting principles and affecting the application of any law, rule, regulation or treaty referred to in clause (a) or (b) above; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all law, requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Change of Control” means that (a) the Equityholder or the Servicer shall cease to be managed by FS/KKR Advisor, LLC or any Affiliate thereof, (b) the failure of the Equityholder to own, directly (or through one or more wholly-owned subsidiaries if approved by the Administrative Agent), 100% of the Equity Interest of the Borrower, or (c) the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, the Servicer, other than as permitted under Section 5.04(a); provided that a Permitted Equityholder Transaction shall not constitute a Change of Control under this clause (c). “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. “Closing Date” means November 22, 2019. “Code” means the Internal Revenue Code of 1986, as amended.

-19- USActive 58972051.458972051.5 “Collateral Agent” has the meaning assigned to that term in the preamble hereto. “Collateral Agent Expenses” means the expenses set forth in the Wells Fargo Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent under the Transaction Documents. “Collateral Agent Fees” means the fees set forth in the Wells Fargo Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time. Section 10.05. “Collateral Agent Termination Notice” has the meaning assigned to that term in “Collateral Custodian” means Wells Fargo, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement. “Collateral Custodian Expenses” means the expenses set forth in the Wells Fargo Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Custodian under the Transaction Documents. “Collateral Custodian Fees” means the fees set forth in the Wells Fargo Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time. “Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 11.05. “Collateral Database” has the meaning assigned to that term in Section 10.02(b)(iv). “Collateral Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of the Borrower, including all right, title and interest of the Borrower in the following (in each case excluding the Retained Interest and the Excluded Amounts): (a) the Loans and all monies due or to become due in payment under such Loans on and after the related Addition Date, including, but not limited to, all Available Collections; (b) the Portfolio Assets with respect to the Loans referred to in clause (a);

-20- USActive 58972051.458972051.5 (c) the Controlled Accounts and all amounts and assets on deposit thereofand all Permitted Investments purchased with funds on deposit in the Controlled Accounts; (d) the Assigned Documents; (e) the Sale and Contribution Agreement; and (f) (d) all income and Proceeds of the foregoing. “Collateral Quality Tests” means (a) the Weighted Average Spread Test and, (b) the Weighted Average Life Test and (c) the Diversity Test. “Collection Account” means, collectively, the Interest Collection Account and the Principal Collection Account. “Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full and all Yield and Fees and all other Obligations (other than unmatured contingent obligations for which no claim has been made) have been paid in full, and the Borrower shall have no further right to request any additional Advances. “Collection Period” means (i) as to the initial Payment Date, the periodbeginning on the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (ii) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Collection Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Collection Period, the Collection Date. “Collections” means (a) all cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections and other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any account. “Commitment” means, with respect to each Lender, (i) prior to the Revolving Period End Date, the dollar amount set forth opposite such Lender’s name on Annex B hereto (as such amount may be revised from time to time in accordance with this Agreement) or the amount set forth as such Lender’s “Commitment” on the Assignment and Acceptance or Schedule I to the Joinder Supplement relating to such Lender, as applicable and (ii) on or after the Revolving Period End Date, such Lender’s Pro Rata Share of the aggregate AdvancesOutstanding. “Commitment Termination Date” means the earliest to occur of (a) the Revolving Period End Date, (b) the date of written notice from the Administrative Agent terminating the Lender’s commitments hereunder followingafter the occurrence and during the continuance of an Event of Default, (c) the effective date of a Prepayment Election and (d) the effective date of written notice from the Borrower to the Administrative Agent electing voluntary termination of the Revolving Period.

-21- USActive 58972051.458972051.5 “Competitor” means any (a) fund who devotes a significant portion of its business resources on credit lending, (b) hedge fund investing principally in distressed investments or an Affiliate thereof or (c) activist hedge fund or an Affiliate thereof, including each of the entities set forth on Schedule VI (as such Schedule may be updated from time to time with written consent of the Administrative Agent, not to be unreasonably withheld, delayed or conditioned) and their respective Affiliates; provided that, in no event shall the term “Competitor” include any commercial bank, investment bank or insurance company (including any investment account or fund managed by such insurance company’s adviser). “Concentration Denominator” means, on any date of determination, the aggregate Outstanding BalanceAdjusted Borrowing Value (without giving effect to clause (ii) of the definition thereof) of all Eligible Loan Assets in the Collateral Portfolio on such date, plus amounts on deposit in the Principal Collection Account; provided that the Concentration Denominator, with respect to clause (h) set forth in the definition of “Concentration Limitations,” shall not include Second Lien Loans. “Concentration Limitations” means, with respect to the Eligible Loan Assets as of anydate of determinationfor purposes of determining the Excess Concentration Amount: (a) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by a single Obligor and its Affiliates, except that: (i) up to 7.5% of the Concentration Denominator may consist of Eligible Loan Assets issued by each of the three (3) largest Obligors and their Affiliates (provided that such Eligible Loan Assets are First Lien Loans or Unitranche Loans and do not belong to any Specified Industry); and (ii) up to 6.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by each of the next three (3) largest Obligors and their respective Affiliates; (b) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by Obligors that belong to any single Industry Classification, except that: (i) up to 20.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the largest Industry Classification; and (ii) up to 17.5% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the next largest Industry Classification; provided that, notwithstanding anything to the contrary in clauses (i) and (ii); (A) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to any single Specified Industry; and

-22- USActive 58972051.458972051.5 (B) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to Specified Industries in the aggregate; (c) [reserved]; (d) [reserved]; (e) not more than 20.015.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Second Lien Loans or FLLO Loans in the aggregate, except that up to 10.05.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Second Lien Loans; (f) [reserved]; (g) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Fixed Ratefixed rate Loans; (h) not more than 20.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Cov-Lite Loans; provided that such percentage limitation shall not include Second Lien Loans; (i) not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets with a Total Leverage Ratio of greater than 6.50:1.00 (each as of its applicable Addition Cut-Off Date); (j) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIK Loans (other than any PIK Loan that has a Minimum Cash Spread of at least 2.5% and such spread is payable at leastquarterly); (k) (j) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIKPIKing Loans that have a PIKing Current Cash Spread of less than 2.5% (or, if such PIKing Loan is issued by an Obligor with an EBITDA as of its applicable Addition Cut-Off Date of less than $100,000,000 for the most recent Relevant Test Period, of less than 4.0%); (l) (k) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by an Obligor that has an EBITDA of less than $20,000,000 (each as of its applicable Addition Cut-Off Date); (m) (l) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Unfunded Exposure Amounts related to Delayed Draw Loan Assets orand funded commitments or Unfunded Exposure Amounts related to Revolving Loans in the aggregate; (m) [reserved]; and

-23- USActive 58972051.458972051.5 (n) not more than 5% of the Concentration Denominator may consist of participation interests that are not Transferor Participation Interests. For purposes of each of the foregoing percentages, the numerator shall be the aggregate Outstanding Balance of all Eligible Loan Assets in the Collateral Portfolio that are included in the specific category for such Concentration Limitation as of the relevant date of determination and the denominator shall be the applicable Concentration Denominator. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement, constitution, memorandum and articles of association, or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled Accounts” means the Collection Account and the Unfunded Exposure Account. “Cov-Lite Loan” means a Loan that is not subject to any Maintenance Covenants; provided that a Loan shall not constitute a Cov-Lite Loan if the Underlying Instruments contain a cross-default provision to, or such Loan is senior to or pari passu with, another loan of the Obligor forming part of the same loan facility that requires the Obligor to comply with one or more Maintenance Covenants (including, for the avoidance of doubt, financial covenants in a revolving loan that are applicable only after the occurrence of specifiedevents). “Credit Party” means the Borrower, the Servicer, the Equityholder and the Transferor. “Credit Risk Loan” means a Loan that is not a Defaulted Loan but which has, in the Borrower’s or the Servicer’s reasonable judgment (exercised in accordance with theServicer Standard), a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Loan. “CRR” has the meaning assigned to that term in the definition of “Basel III.”

-24- USActive 58972051.458972051.5 “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion which shall be consistent with the then-prevailing market conventions and shall not be adverse to the interests of the Borrower. “Defaulted Loan” means any Loan as to which any one of the following events has occurred: (a) (i) an Obligor payment default occurs under such Loan that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments, or (ii) a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Loan have accelerated the repayment of the Loan (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments; (b) a Bankruptcy Event with respect to the related Obligor; (c) any payment default occurs under any other senior or pari passu obligation for borrowed money of the related Obligor that continues and has not been cured after giving effect to anygrace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related agreement (including in respect of the acceleration of the debt under the applicable agreement); (d) such Loan has (x) a public rating by S&P of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable; (e) a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Loan is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) a public rating by S&P of “CC” or below or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD,” and in each case such other debt obligation remains outstanding (provided that both the Loan and such other debt obligation are full recourse obligations of the applicable Obligor); (f) a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that an Acceleration Default has occurred under the Underlying Instruments and any applicable grace period has expired (but only until such

-25- USActive 58972051.458972051.5 Acceleration Default is cured or waived) in the manner provided in the Underlying Instruments; (g) the Servicer determines that all or a material portion of such Loan is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Servicer and the Servicer Standard; or (h) a Value Adjustment Event of the type described in clause (vif) (solely with respect to a Material Modification described in clause (ia), clause (b)(i), clause (b)(iii), clause (ivc) or clause (vd) of the definition thereof). “Defaulting Lender” means any Lender that: (i) has failed to fund any of its obligations to make Advances within two (2) Business Days following the applicable Advance Date, (ii) has notified the Administrative Agent or the Borrower that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit, (iii) has, for two (2) or more Business Days, failed, in good faith, to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (iv) has, or has a direct or indirect parent company that has, become subject to a Bankruptcy Event or (v) has become the subject of a Bail-In Action. Any determination that a Lender is a Defaulting Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its reasonablediscretion. “Delayed Draw Loan Asset” means a Loan that (a) is fully committed on the initial funding date of such Loan, (b) is required to be fully funded in one or more installments or advances on draw dates (whether or not scheduled), (c) does not permit (as of the date of determination) the re-borrowing of any amounts previously repaid by the Obligor and (d) has not been (or is no longer required to be) fully funded. A Loan that is a funded portion of an obligation for which a future advance or funding obligation is retained by the assignor will not be a Delayed Draw Loan Asset if the Borrower as the owner of such Loan is not obligated to make any such future advances or fundings. “Determination Date” means with respect to each Payment Date, in connection with a Quarterly Payment Date, the last Business Day of each calendar quarter (i.e. December, March, June and September). “DIP Loan” means any Loan (a) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (b) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (c) the terms of which have been approved by a court of competent jurisdiction. “Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent in the form of Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(g) or a disbursement request from the Principal Collection Account in accordance with Section 2.19. “Discretionary Sale” has the meaning set forth in Section 2.07(b).

-26- USActive 58972051.458972051.5 “Disqualified Institution” means (a) any Person set forth on Schedule VI hereto, as such schedule may be amended from time to time with the consent of the Administrative Agent in its sole discretion, and (b) any Affiliates of such Persons that are identified in writing by the Borrower from time to time. “Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule I hereto, as such Schedule I may be updated by mutual agreement of the Borrower and the Administrative Agent to reflect any revisions to criteria published by Moody’sin the Global Industry Classification Standard. “Diversity Test” means a test that will be satisfied on any date of determination after the Ramp-Up Period if the Diversity Score is greater than or equal to 15. “Dollars” means, and the conventional “$” signifies, the lawful currency of the United States of America. “EBITDA” means, with respect to any period and any Loan, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Underlying Instrument for each such Loan (together with all add-backs and exclusions as designated in such Underlying Instrument), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instrument, an amount, for the principal Obligor on such Loan and any of its parents or Subsidiaries that are obligated pursuant to the Underlying Instrument for such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes and depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), in each case as determined by the Servicer consistent with its standard practices for adjusting EBITDA as reported by borrowers (in consultation with the Administrative Agent). “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the EuropeanUnion, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Spread” means, as of any date of determination, with respect to any (i) floating rate Eligible Loan Asset the current per annum rate at which it pays interest minus the Benchmark applicable during the Collection Period in which such date of determination occurs

-27- USActive 58972051.458972051.5 and (ii) fixed rate Eligible Loan Asset, the interest rate for such Eligible Loan Asset minus the Benchmark applicable during the Collection Period in which such date of determination occurs; provided, that, in each case, (a) with respect to any unfunded commitment of any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the commitment fee payable with respect to such unfunded commitment and (b) with respect to the funded portion of any commitment under any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the current per annum rate at which it pays interest minus the Benchmark applicable during the Collection Period in which such date of determination occurs. “Eighth Amendment Closing Date” means March 27, 2025. “Eligibility Criteria” has the meaning assigned to such term in Schedule III. “Eligible Loan Asset” means each Loan (A) with respect to which an Approval Notice has been executed by the Administrative Agent and (B) that satisfies each of the Eligibility Criteria set forth in Schedule III (unlessother than (A) any Eligibility Criteria only required to be satisfied at the Addition Cut-Off Date and (B) any Eligibility Criteria waived by the Administrative Agent in its sole discretion agrees to waive any such Eligibility Criteria with respect to such Loan). “Eligible Obligor” means, on any date of determination, any Obligor that: (a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization; (b) is a legal operating entity or holding company; (c) is not a GovernmentalAuthority; (d) is not an Investment Affiliate of the Borrower or the Servicer (excluding any Person that constitutes an investment held by the Servicer in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Servicer); and (e) is organized and incorporated in, or has its principal place of business in, the United States or any State thereof. “Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally binding requirements (including, without limitation, principles of common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health (including employee health and safety), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to, Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect. “Equity Cure Notice” has the meaning assigned to such term in Section 2.06(c).

-28- USActive 58972051.458972051.5 “Equityholder” means FS KKR, as the owner of 100% of the membership interests in the Borrower (or, following a Permitted Equityholder Transaction, the surviving entity of such Permitted Equityholder Transaction). “Equity Interest” means, with respect to any Person, all of the shares of capital stock of (or share or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or share or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or share or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “Equity Security” means (a) any equity security or any other security that is not eligible for purchase by the Borrower as an Eligible Loan Asset and (b) any security purchased as part of a “unit” with an Eligible Loan Asset and that itself is not eligible for purchase by the Borrower as an Eligible Loan Asset. “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the relevant Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or that otherwise is aggregated under Section 414(o) of the Code with, that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above. “ERISA Event” means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Borrower or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan or written notification that

-29- USActive 58972051.458972051.5 a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Borrower or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in liability to the Borrower or any of its ERISAAffiliates. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” has the meaning assigned to that term in Section 7.01. “Excepted Persons” has the meaning assigned to that term in Section 12.12(a). “Excess Concentration Amount” means, as of any date of determination, with respect to all Loansany Eligible Loan Asset included in the Collateral Portfolio, the amount by which the sumAdjusted Borrowing Value (without giving effect to clause (ii) of the Outstanding Balancedefinition thereof) of such LoansEligible Loan Asset exceeds any applicable Concentration Limitations, to be calculated without duplication, after giving effect to any sales, purchases or substitutions of Loans as of such date; provided that with respect to any Eligible Loan Asset or portion thereof, if more than one Concentration Limitation would be exceeded, the Concentration Limitation that would result in the highest Excess Concentration Amount shall be used to determine the Excess Concentration Amount. “Excess Interest Collections” means, at any time of determination, the excess of (1) amounts then on deposit in the Controlled Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 2.04(a) and (b) on the next Payment Date or the Facility Maturity Date, as applicable, in each case, as determined by the Borrower in good faith and in a commercially reasonable manner. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Collateral, or (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any

-30- USActive 58972051.458972051.5 escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under an Underlying Instrument, (iii) any amount received in the Collection Account with respect to any Loan that is sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale and (iv) any interest accruing on a Loan prior to the related Addition Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Loan; provided that amounts deposited into the Collection Account in error shall be deemed to be Excluded Amounts. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Obligation pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligation (other than pursuant to an assignment request by the Borrower under Section 2.11) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.10(g) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Exercise Notice” has the meaning assigned to that term in Section 7.02(j). “Exercise Notice Purchase Price” has the meaning assigned to that term in Section 7.02(j). “Exiting States” has the meaning assigned to that term in the definition of “Euro.” “Facility Amount” means the aggregate Commitments as then in effect, which on the Closing Date shall be $300,000,000, after giving effect to any decrease pursuant to Section 2.17 or any increase pursuant to Section 2.21; provided that at all times (a) when an Event of Default exists and is continuing and (b) during the Amortization Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time. “Facility Maturity Date” means the earliest to occur of (i) the Stated Maturity Date, (ii) the date of the declaration or automatic occurrence of the Facility Maturity DateBusiness Day designated by the Borrower to the Lender pursuant to Section 7.01,2.17(b) to terminate this Agreement, (ii) the Stated Maturity Date or (iii) the date of a voluntary termination of the facility (in whole) by the Borroweron which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 2.17 and (iv) the Collection Date7.01.

-31- USActive 58972051.458972051.5 “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor versionversions of Sections 1471 through 1474 of the Code that isare substantively comparable and not materially more onerous to comply with), as of the date of this Agreement, and any current or future regulations or official interpretations thereof, any agreementsagreement entered into pursuant to Section 1471(b)(1) of the Code (or any U.S.amended or non-U.S. fiscal or regulatory law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an intergovernmental agreement entered into in connection with the implementation of such sections of the Code or analogous provisions of non-U.S. lawsuccessor version described above). “Federal Reserve Bank of New York's Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successorsource. “Fees” means (a) the Unused Fee, (b) the fees payable to the Administrative Agent pursuant to the terms of the Administrative Agent Fee Letter and (c) the fees payable to each Lender pursuant to the terms of any Lender Fee Letter. “Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC. “Financial Covenant Test” means a test that will be satisfied on any date of determination if the Equityholder maintains a Net Asset Value of at least $1,000,000,000. “First Lien Loan” means any Loan (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral, subject to any Permitted Working Capital Liens and any expressly permitted Liens under the Underlying Instrument for such Loan or such comparable definition if “permitted liens” is not defined therein and carveouts for traditional bank revolving asset based loan facilities, in each case that are customary for similar loans, (b) that provides that the payment obligation of the Obligor on such Loan is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to any other Indebtedness of such Obligor (excluding Permitted Working Capital Liens), (c) for which Liens on the Underlying Collateral securing any other outstanding Indebtedness of the Obligor (excluding Permitted Working Capital Liens and expressly permitted Liens described in clause (a) above but including Liens securing Second Lien Loans) are expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, (d) that the Servicer determines in accordance with the Servicer Standard that the value of the Underlying Collateral (or the enterprise value and ability to generate cash flow) securing the Loan on or about the time of origination equals or exceeds the Outstanding Balance of the Loan plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Underlying Collateral, (e) for which the Senior Net Leverage Ratio as of the Addition Date is less than 4.50:1.00, and (f) that is not a Second Lien Loan, Unitranche Loan or FLLO Loan; provided that any Loan that would otherwise be a FLLO Loan for which the Senior Leverage Ratio as of the Cut-OffAddition Date is less than 4.50:1.00, but for which the ratio of (x) “first out” Indebtednessor super senior committed amount of the Obligor to (y) EBITDA of the Obligor is less than 1.25:1.00 as of the Addition Date, shall be deemed to be a First Lien Loan for all purposeshereunder.

-32- USActive 58972051.458972051.5 “Fifth Amendment Closing Date” means June 30, 2023. “Fitch” means Fitch Ratings, Inc. or any successor thereto. “Fixed Rate Loan” means a Loan other than a Floating Rate Loan. “FLLO Loan” means any Loan that satisfies all of the requirements set forth in the definition of “First Lien Loan” (without regard to clause (ef) of the definition thereof) or “Unitranche Loan” except that, at any time prior to and/or after an event of default under the Underlying Instrument,Instruments provide that in certain circumstances such Loan willmay be paid after one or more tranches of “first out” or other First Lien Loans issued by the Obligor have been paid in fulland Unitranche Loans, as applicable, in accordance with a specified waterfall or other priority of payments as specified in the Underlying Instrument, an agreement among lenders or other applicable agreement; provided that the ratio of the outstanding principal balance of the “first out” position to the EBITDA of the Obligor is less than or equal to 2:00:1.00 as of the Addition Date; provided, further, that any Loan that otherwise satisfies the requirements of this definition other than the immediately preceding proviso shall constitute a Second Lien Loan for purposes of the Advance Rate but not for purposes of the Concentration Limitations. “Floating Rate Loan” means a Loan under which the interest rate payable by the Obligor thereof is based on the Applicable Prime Rate or Applicable Benchmark Rate, plus some specified interest percentage in addition thereto, and which provides that such interest rate will reset immediately upon any change in the related Applicable Prime Rate or Applicable Benchmark Rate. “Floor” means, for any transaction under this Agreement, the benchmark rate floor (which shall be zero) provided for in this Agreement with respect to any Benchmark as determined for such transaction. “Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, the Borrower with respect to employees outside the United States. “FS KKR” means FS KKR Capital Corp., a Maryland corporation. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States. “Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person. “Governmental Plan” has the meaning assigned to that term in Section 4.01(x).

-33- USActive 58972051.458972051.5 “Grant” or “Granted” means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Collateral Portfolio, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including (solely after the occurrence and during the continuance of an Event of Default), the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral Portfolio, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto. “Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 17 U.S.T. 401, 46 I.L.M. 649 (entered into force April 1, 2017). “Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one-month instruments, “Aa2” and “P-1” for three-month instruments, “Aa2” and “P-1” for six-month instruments and “Aaa” and “P-1” for instruments with a term in excess of six-months, (b) with respect to rating assigned by S&P, “A-1+” for short-term instruments and “AAA” for long-term instruments, and (c) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments. “Increased Amount Date” has the meaning assigned to that term in Section 2.21(a). “Increased Costs” means any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.09. “Increasing Lender” has the meaning assigned to that term in Section 2.21(a). “Indebtedness” means (i) with respect to any Obligor under any Loan, the meaning of “Indebtedness” or any comparable definition in the Underlying Instrument for each such Loan, and in any case that “Indebtedness” or such comparable definition is not defined in such Underlying Instrument, without duplication, (a) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (d) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (f) all guarantees by such entity of indebtedness of others, (g) all Capital Lease Obligations of such entity, (h) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of

-34- USActive 58972051.458972051.5 credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances, but in each case expressly excluding (but, in the case of clauses (A) through (G), only in the case of the underlying Portfolio Assets), (A) letters of credit, to the extent undrawn or otherwise cash collateralized, bankers’ acceptances and surety bonds, whether or not matured (unless such indebtedness constitutes drawn and unreimbursed amounts), (B) earn-outs and similar deferred purchase price, but only so long as such earn-outs and similar deferred purchase price remain contingent in nature or, if no longer contingent in nature, does not remain past due for more than ten (10) Business Days following the due date therefor, (C) working capital and similar purchase price adjustments in connection with acquisitions not prohibited hereunder, (D) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are otherwise permitted), (E) accruals for payroll and other non-interest bearing liabilities incurred in the ordinary course of business, (F) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and (G) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured; and (ii) for all other purposes, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) of this clause (ii); but in each case expressly excluding any obligation of such Person to fund any Loan constituting a Delayed Draw Loan Asset or Revolving Loan. “Indemnified Amounts” has the meaning assigned to that term in Section 8.01. “Indemnified Party” has the meaning assigned to that term in Section 8.01(a). “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes. “Indemnifying Party” has the meaning assigned to that term in Section 8.03. “Independent Director” means a natural person who, (A) has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of their respective Investment Affiliates (other than his or her service as an Independent Director of the Borrower or

-35- USActive 58972051.458972051.5 other Investment Affiliates that are structured to be “bankruptcy remote” and does not hold, either directly or indirectly, any Equity Interest in the Borrower or in any direct or indirect parent or Subsidiary thereof); (ii) a customer, creditor, service provider (including a provider of professional services) or supplier of the Borrower or any of its Investment Affiliates (other than his or her service as an Independent Director of the Borrower); (iii) any member of the family of a person described in (i) or (ii), or (iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) and (B) has (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least five (5) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of secured or securitized structured finance instruments, agreements orsecurities. “Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning. “Industry Classification” means any of the industry categories set forth in Schedule II hereto, including any modifications that may be made thereto or additional categories that may be subsequently established by reference to the Global Industry Classification Standard codes; provided that the Administrative Agent has provided its prior written consent to any such modification or additional category. “Insurance Policy” means, with respect to any Loan, an insurance policy covering liability and physical damage to, or loss of, the UnderlyingCollateral. “Insurance Proceeds” means any amounts received on or with respect to a Loan under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation, which is not required to be used to restore, improve or repair the related real estate nor required to be paid to the Obligor under the Underlying Instrument. “Interest” means, with respect to any period and any Loan, for the Obligor on such Loan and any of its parents or Subsidiaries that are obligated under the Underlying Instrument for such Loan (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable definition in the Underlying Instrument for each such Loan and in any case that “Interest” or such comparable definition is not defined in such Underlying Instrument, all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period). “Interest Collection Account” means the securities account in the name of the Borrower (subject to the lien of the Collateral Agent, for the benefit of the Secured Parties) and titled “Interest Collection Account”, into which Interest Collections shall be segregated. “Interest Collections” means, (i) with respect to any Loan, all payments and collections attributable to interest on such Loan, including, without limitation, all scheduled

-36- USActive 58972051.458972051.5 payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Loan and (ii) amendment fees, late fees, waiver fees, prepayment fees or other fees received in respect of Loans.date of determination, without duplication, the sum of: “Interest Coverage Ratio” means, with respect to any Loan for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the related Underlying Instrument, or (b) in the case of any Loan with respect to which the related Underlying Instrument does not include a definition of “Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Servicer in good faith (a) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by the Borrower during the related Collection Period on the Loans, including the accrued interest received in connection with a sale thereof during the related Collection Period; (b) all principal and interest payments received by the Borrower during the related Collection Period on Permitted Investments purchased with Interest Collections; (c) all upfront fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, amendment and waiver fees, late payment fees, ticking fees and all other fees received by the Borrower during the related Collection Period, except for those fees in connection with the reduction of the Outstanding Balance of the related Loan, as determined by the Servicer in accordance with the Servicer Standard; and (d) commitment fees and other similar fees received by the Borrower during such Collection Period in respect of Delayed Draw Loan Assets and Revolving Loans; provided that any amounts received in respect of any Defaulted Loan will constitute Principal Collections (and not Interest Collections) until the aggregate of all collections in respect of such Defaulted Loan since it became a Defaulted Loan equals the Outstanding Balance of such Loan Asset at the time it became a Defaulted Loan. “Investment Affiliate” means, when used with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” means, when used with respect to any specified Person, the power to vote more than 20% of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “I/O Notional Loan” means the interest-only loan made available under this Agreement as described in Section 2.01(c), which is comprised of a notional amount equal to the I/O Notional Loan Amount. For the avoidance of doubt, no holder of any of the I/O Notional Loan shall be deemed to be a “Lender” for the purposes of any voting rights as specified herein.

“I/O Notional Loan Amount” means with respect to any Lender, the amount set forth as such opposite such Lender’s name on Annex A hereto or that may be assigned to it pursuant to Section 12.04, as such amount may be reduced pursuant to Section 2.17. “I/O Notional Loan Lender Percentage” means, with respect to any Lender, the amount of any percentage set forth as such opposite such Lender’s name on Annex A hereto or that may be assigned to it pursuant to Section 12.04, in each case as set forth more specifically on a schedule that shall be maintained by the Administrative Agent, updated by the Administrative Agent from time to time, and available upon Borrower’s request. “I/O Rate” has the meaning set forth in the Administrative Agent Fee Letter. “IRS” means the United States Internal Revenue Service. “Joinder Supplement” means an agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit L to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date. “Lender” has the meaning specified in the preamble, including Morgan Stanley Bank, N.A., each other financial institution identified on Annex B hereto, each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower and any Lender, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 12.04. “Lender Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the Servicer and the applicable Lender in connection with the transactions contemplated by this Agreement, as amended, modified, waived, supplemented, restated or replaced from time to time. “Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation and any financing lease having substantially the same economic effect as any of the foregoing); provided that in the case of investments that are loans or other debt obligations, restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such investment shall not be deemed to be a “Lien”. “Lien Release Dividend” has the meaning assigned to that term in Section 2.07(g). “Lien Release Dividend Date” means the date specified by the Borrower, which date may be any Business Day; provided that written notice is given in accordance with Section 2.07(g). -37- USActive 58972051.458972051.5

-38- USActive 58972051.458972051.5 “Liquidation Expenses” means, with respect to any Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any subservicer) in accordance with the Servicer’s customary procedures in connection with the work-out or restructuring of or amendments, waivers or consents to any Loan for the purpose of preserving the value of such Loan and with the repossession, refurbishing and disposition of any related assets securing such Loan upon or after the expiration or earlier termination of such Loan, and other out-of-pocket costs related to the liquidation of any such assets, including the attempted collection of any amount owing pursuant to such Loan following any default thereon, as documented by the Servicer upon the request of the Administrative Agent, in writing providing a breakdown of the Liquidation Expenses for such Loan, along with any supporting documentation therefor; provided that to the extent Liquidation Expenses relate to both a Loan and any Retained Interest, such Liquidation Expenses shall be allocated pro rata between such Loan and such Retained Interest(s). “Loan” means any commercial loan that the Borrower funds or acquires fromany third party seller or Transferor, which loan includes, without limitation, (i) the Required Loan Documents and Loan File, and (ii) all right, title and interest of such third party seller or Transferor in and to the loan and any Underlying Collateral, but excluding, in each case, the Retained Interest and Excluded Amounts.(a) any commercial loan acquired by the Borrower, but excluding, as applicable, the Retained Interest and Excluded Amounts and (b) any Transferor Participation Interests; provided, however, that to the extent the Borrower acquires more than one position of a commercial loan on separate dates, each such position shall be treated as a separate Loan for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such positions as a single Loan; provided, further, that to the extent the Borrower’s undrawn commitments under any Delayed Draw Loan Asset or Revolving Loan, as applicable, has been increased after the acquisition of such Delayed Draw Loan Asset or Revolving Loan, as applicable, by the Borrower (whether through an assignment or an amendment of the Underlying Instrument), such increased commitment shall be treated as a separate Delayed Draw Loan Asset or Revolving Loan, as applicable, for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such increased commitment as part of the original Delayed Draw Loan Asset or Revolving Loan, as applicable. “Loan Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan, of all applicable Required Loan Documents to be included within the respective Loan File. “Loan File” means, with respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals (to the extent required by the Servicer Standard) and copies of any other Records relating to such Loan and Portfolio Assets pertaining thereto. “Loan Register” has the meaning assigned to that term in Section 5.03(j).

-39- USActive 58972051.458972051.5 “Loan Tape” means the loan tape to be delivered in connection with each Servicer Quarterly Report, Servicer Monthly Report, Servicer Advance Date Report and on each applicable Addition Date, which loan tape shall include (but not be limited to) the aggregate Outstanding Balance of all Loans and, with respect to each Loan, the following information specified below as of the Loan Tape Cut-Off Date, which shall also be provided to the Collateral Custodian in electronic format reasonably acceptable to the CollateralCustodian: (a) Loan Number; (b) (a) name of the related Obligor; (c) (b) if the Loan Tape is being delivered on a Quarterly Reporting Date, calculation of the Senior Net Leverage Ratio for the most recent Relevant Test Period concluded at least 7 days, but no more than 90 days, prior to the Addition Date and for the most recent Relevant Test Period concluded on or prior to the immediately preceding Determination Date; (d) (c) if the Loan Tape is being delivered on a Quarterly Reporting Date, calculation of the Cash Interest Coverage Ratio for the most recent Relevant Test Period concluded at least 7 days, but no more than 90 days, prior to the Addition Date and for the most recent Relevant Test Period concluded on or prior to the immediately preceding Determination Date; (e) (d) if the Loan Tape is being delivered on a Quarterly Reporting Date, calculation of the Total Leverage Ratio for the most recent Relevant Test Period concluded on or prior to the immediately preceding DeterminationDate; (f) (e) scheduled maturity date; (g) (f) date and amount of next Scheduled Payment; (h) (g) loan rate of interest (and reference rate, if applicable); (h) Floating Rate Loan interest floor (if applicable); (i) PIK Percentage;floating rate Loan interest floor (if applicable); (j) PIK-able (ability to PIK toggle at any time whether or not actually PIK-ing); (k) PIK-ing (Borrower has elected to PIK any portion ofinterest) (l) Minimum Cash Spread (minimum contractual cash pay over benchmark) (m) Current Cash Spread (bps) (n) (j) Outstanding Balance;

-40- USActive 58972051.458972051.5 (o) (k) anyUnfunded Exposure Amount (if applicable); (l) face value; (p) Par Amount; (q) Tranche size; (r) (m) Assigned Value; (s) (n) Purchase Price; (t) (o) Moody’s Obligor rating (if available);Moody’s Facility Rating and Corporate Rating of such Loan; (u) (p) S&P Obligor rating (if available);S&P's Facility Rating and Corporate Rating of such Loan; (v) (q) Loan type (First Lien Loan, Unitranche Loan, FLLO Loan or Second Lien Loan, as defined herein); (w) (r) the applicable Industry Classification; (x) (s) whether to the Servicer’s knowledge any Value Adjustment Event has occurred in relation to such Loan since the prior Servicer Monthly Report (and if so of what type); (y) (t) whether to the Servicer’s knowledge any Material Modification has occurred in relation to such Loan since the prior Servicer Monthly Report (and if so of what type); (u) [reserved]; (v) [reserved]; (z) Libor (London Inter-Bank Offered Rate) floor or Term SOFR floor (if applicable); (aa) the name of the sponsor of such Loan; (bb) (w) the applicable Addition Cut-Off Date and Addition Date; (cc) (x) whether the Loan is a Fixed Rate Loanfixed rate loan or a Floating Rate Loanfloating rate loan; (dd) (y) whether such Loan is a Cov-Lite Loan;

-41- USActive 58972051.458972051.5 (ee) (z) whether such loan is a term loan, a Revolving Loan or a Delayed Draw Loan Asset; (aa) [reserved]; (ff) whether such Loan is a Transferor Participation Interest; (gg) (bb) payment frequency; (hh) (cc) Obligor’s domicile; (ii) (dd) if the Obligor is failing to comply with one or more required financial covenants as of the most recent Relevant Test Period, an indication of such breach; (jj) (ee) if the Loan Tape is being delivered on a Quarterly Reporting Date, total first lien senior secured Indebtedness and total Indebtedness as of the end of the Relevant Test Period immediately preceding the Addition Date, the end of the most recent Relevant Test Period and the prior Relevant Test Period (only if such periods occur after the Addition Date) for such Loan; (kk) (ff) if the Loan Tape is being delivered on a Quarterly Reporting Date, cash on balance sheet as of the end of the Relevant Test Period immediately preceding the Addition Date, the end of the most recent Relevant Test Period and the prior Relevant Test Period (only if such periods occur after the Addition Date) for suchLoan; (ll) (gg) if the Loan Tape is being delivered on a Quarterly Reporting Date, trailing twelve month EBITDA for the most recent Relevant Test Period concluded on or prior to the immediately preceding Determination Date; (mm) (hh) if the Loan Tape is being delivered on a Quarterly Reporting Date, the “as of” date, with respect to the financials used for such Obligor; (nn) (ii) the status of the Collateral Portfolio with respect to the Concentration Limitations; and (oo) (jj) the Loan Tape Cut-Off Date. “Loan Tape Cut-Off Date” means, in relation to any date on which the Loan Tape is delivered hereunder, (i) in connection with a Servicer Quarterly Report, the relevant Determination Date, (ii) in connection with a Servicer Monthly Report, the last Business Day of the calendar month preceding the date on which the Servicer Monthly Report is delivered or (iii) otherwise, a date specified in the Loan Tape not more than three (3) Business Days preceding such date of delivery; provided that in relation to any Loan Tape updated to give pro forma effect to an Addition, the Loan Tape Cut-Off Date for information relating to the Loan for which an Addition is being effected shall be deemed to be the Addition Date.

-42- USActive 58972051.458972051.5 “LTV” means, with respect to any Eligible Loan Asset as of its origination date, the meaning of “LTV” or any comparable definition in the Underlying Instruments for such Eligible Loan Asset. In case that “LTV” or such comparable definition is not defined in such Underlying Instruments, a ratio of (i) the total indebtedness of the related Obligor that ranks senior to or pari passu with such Eligible Loan Asset divided by (ii) the enterprise value of the related Obligor, in each case as determined by the Servicer in accordance with the Servicer Standard. “Maintenance Covenant” means, as of any date of determination, a covenant by the Obligor of a Loan to comply with one or more financial ratios or tests (or specification that an acceleration event or event of default shall occur absent compliance with such financial ratio or test)covenants during each reporting period applicable to such Loan, whether or not any action by, or event relating to, the Obligor occurs after such date of determination; provided that such a covenant (or specification) that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related Loan shall be a MaintenanceCovenant. “Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board. “Master Participation Agreement” means collectively or individually, as the context requires, (i) that certain master participation agreement, dated the date of this Agreement, by and between the Cooper River LLC, a Delaware limited liability company, as the seller, and the Equityholder, as the purchaser, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and (ii) that certain master participation agreement, dated the date of this Agreement, by and between the Equityholder, as the seller, and the Borrower, as the purchaser, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof. “Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Equityholder, the Servicer or the Borrower, excluding, for the avoidance of doubt, any change resulting solely from any change in value or performance of all or any part of the Collateral Portfolio, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Account Bank, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of the Borrower, the Transferor and the Servicer to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s lien on the Collateral Portfolio; provided that, for the avoidance of doubt, “Material Adverse Effect” does not include the occurrence of a Value Adjustment Event, Material Modification or change in Assigned Value in relation to any one or more Eligible LoanAssets. “Material Modification” means any amendment or waiver of, or modification or supplement with respect to, an Underlying Instrument governing an Eligible Loan Asset

-43- USActive 58972051.458972051.5 executed or effected on or after the Addition Cut-Off Date for such Eligible Loan Asset (or, in the case of clause (ivc) below, a change to any other indebtednessIndebtedness of the Obligor, as applicable) that has not received the prior written consent of the Administrative Agent and which: (a) (i) (i) reduces, delays or forgives any or all of the principal amount due (including any amortization payment) under such Eligible Loan Asset;(ii) or (ii) extends or delays the stated maturity date ofor any scheduled amortization payment date for such Eligible Loan Asset (other than, including a Maturity Amendment (x) effected during the Revolving Period or (y) effected during the Amortization Period with the consent of the Required Lenders, in each case pursuant to the Servicing Agreement); provided that such amendment, waiver, modification or supplement shall not be a Material Modification if (x) solely with respect to clause (ii) hereof, immediately after giving effect thereto the stated maturity date of such Collateral Asset is not more than one (1) year after the stated maturity date of such Loan as of the Addition Date and such amendment, waiver, modification or supplement is not made for credit-related reasons and (y) the Servicer shall have certified to the Administrative Agent in writing (including by email) that it reasonably believes that such extension or delay was not undertaken for the purpose of avoiding, delaying, or waiving the occurrence or continuance of, a payment default with respect to such Loan; (b) (iii) (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan Asset (other than any deferral or capitalization already allowed by the terms of the Underlying Instruments of any Eligible Loan Asset that is a PIK Loan as of the Addition Cut-Off Date) or (iii) reduces the amount of interest due (other than as a result of the application of any pricing grid or any change in reference rate or index (including the imposition of a replacement successor index for the definition of “Libor (London Inter-Bank Offered Rate)”, “Term SOFR” or any comparable definition) pursuant to the Underlying Instruments for such Loan; provided that no such reduction shall constitute a Material Modification if the Servicer certifies in writing (including by email) that such reduction results from an increase in the credit quality of the related Obligor, as determined by the Servicer in accordance with the ServicerStandard; (c) (iv) (ai) in the case of a First Lien Loan or Unitranche Loan, contractually or structurally subordinates such Eligible Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the Granting of Liens (other than “permitted liens” or any comparable definitions or provisions in the Underlying Instruments related to “permitted liens” for such Eligible Loan Asset, and other than as permitted under the definition of “First Lien Loan”, or “Unitranche Loan”, “FLLO Loan” or “Second Lien Loan”, as applicable to such Eligible Loan Asset)) on any of the Underlying Collateral securing such Eligible Loan Asset,Loan, (ii) in the case of a Second Lien Loan or FLLO Loan, (x) contractually or structurally subordinates such Eligible Loan Asset to any obligation (other than any loan which existed on the Addition Cut-Off Date for such Eligible Loan Asset which is senior to such Eligible Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the

-44- USActive 58972051.458972051.5 granting of Liens (other than "permitted liens" or any comparable definitions or provisions in the Underlying Instruments related to "permitted liens" for such Eligible Loan Asset, and other than as permitted under the definition of "FLLO Loan" or "Second Lien Loan", as applicable to such Eligible Loan Asset) on any of the Underlying Collateral securing such Loan or (by) increases the commitment amount of any loan senior to or pari passu with such Eligible Loan Asset other than any increase permitted by the related Underlying Instruments as of the related Addition Cut-Off Date for suchor by any applicable intercreditor agreement as in effect on the related Addition Cut-Off Date and provided to the Administrative Agent or (iii) in the case of any Eligible Loan Asset or (c), the Obligor thereof incurs any additional Indebtedness which was not in place as of the Addition Cut-Off Date which is senior to or pari passu with such Eligible Loan Asset (except as permitted (including an expressly permitted “basket” or “headroom” permission subject to lender consent) under (x) the applicable Underlying Instruments existing on the Addition Cut-Off Date for such Eligible Loan Asset,) and (y) under the definition of “First Lien Loan”, “Unitranche Loan”, “FLLO Loan” or “Second Lien Loan”, as applicable to such Eligible Loan Asset); (d) (v) substitutes, alters or releases the Underlying Collateral securing such Eligible Loan Asset and any such substitution, alteration or release, as determined in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan Asset; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the loan facility (including the Eligible Loan Asset) with the net proceeds of such Underlying Collateral; or (e) (vi) amends, waives, forbears, supplements or otherwise modifies (i) the meaning of the following terms"Senior Leverage Ratio," "Cash Interest Coverage Ratio," "Total Leverage Ratio," "EBITDA," "Permitted Liens" or any respective comparable definitions in the Underlying InstrumentInstruments for such Eligible Loan Asset in a manner which,(to the extent such financial covenants or definitions are included in the Underlying Instruments), (ii) any term or provision of such Underlying Instruments referenced in or utilized in the reasonable discretioncalculation of the Administrative Agent, is materially adverse to the Administrative Agent or any Lender: (1) “senior leverage ratio,” “total leverage ratio,” “cash interest coverage ratio,” “"Senior Leverage Ratio," "Cash Interest Coverage Ratio," "Total Leverage Ratio," "EBITDA,” “" "LTV” or “permitted liens,” (2)", "Permitted Liens" or any respective comparable terms or (3) any component definitions of the terms in (1) or (2) or provisions incorporating such terms; or (vii) amends, waives, forbears, supplements or otherwise modifies the meaning offor such Eligible Loan Asset, or (iii) any term or provision directlyreferenced in or indirectly utilized in the calculation of any financial covenant or modifies any of the required maintenance levels of any financial covenant in the Underlying Instrument for such Eligible Loan Asset, in the case of either clause (i), (ii) or (iii) above, in a manner whichthat, in the reasonable discretion of the Administrative Agent, is materially adverse to the Administrative Agent or, any Lender or the value of such Eligible Loan Asset.

-45- USActive 58972051.458972051.5 “Materials of Environmental Concern” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law. “Maturity Amendment” means, any amendment to the Underlying Instruments of any Loan which delays or extends the maturity date or any principal payment date for such Loan. “Maximum Portfolio Advance Rate” means, as of any date of determination, the advance rate corresponding to the Diversity Score of the Eligible Loan Assets included in the Collateral Portfolio as of such date, as set forth below: Diversity Score (x) Maximum Portfolio Advance Rate x < 5.0 0% 5.0 ≤ x < 7.5 30% 7.5 ≤ x < 10.0 35% 10.0 ≤ x < 12.5 50% x ≥ 12.5 65% ; provided that, solely for purposes of determining the Maximum Portfolio Advance Rate, the cash proceeds of any Eligible Loan Assets sold, prepaid or otherwise disposed of shall be deemed to be in the same Industry Classification as such Eligible Loan Asset and an obligation of the Obligor on such Eligible Loan Asset for purposes of determining the Diversity Score until such time as such cash proceeds are reinvested to purchase additional Eligible Loan Assets or paid pursuant to the terms of Section 2.04. “Measurement Date” means each of the following dates: (a) the Closing Date; (b) each Reporting Date that is not a Quarterly Reporting Date; (c) each Determination Date; (d) each Payment Date; (e) the date as of which an Advance or reduction of the Advances Outstanding is requested; and (f) each Addition Date. “Minimum Cash Spread” means, with respect to any PIK Loan (i) which is a floating rate Loan, the minimum contractual required per annum applicable margin (excluding the benchmark or index rate applicable to such floating-rate Loan) at which it must pay interest in cash as set forth in the related Underlying Instruments, and (ii) which is a fixed rate Loan, the minimum contractual required per annum rate at which it must pay interest in cash as set forth in the related Underlying Instruments minus the applicable current Benchmark. By way of illustration, if a floating rate Loan bears interest at Term SOFR plus an applicable margin of 6.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest under the Underlying Instrument up to 2.50% of the applicable margin component of such interest for any interest period (plus any required step-up to such applicable margin), then the Minimum Cash Spread with respect to such Loan shall be 3.50% per annum. By way of further illustration, if a fixed rate Loan that is a PIK Loan bears interest at an applicable fixed rate of 9.00% per annum, the applicable current Benchmark is 3.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest under the Underlying Instrument up to

2.50% of such interest for any interest period, then the Minimum Cash Spread with respect to such Loan shall be 3.50% per annum. “Minimum Equity Amount” means an amount equal to 15% of the Facility Amount. “Minimum Utilization” means (a) prior to the end of the Revolving Period, 70% of the Facility Amount, and (b) at all other times, 0%. “Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest). “Morgan Stanley” means Morgan Stanley Bank, N.A., and its successors and assigns. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person contributed or had any obligation to contribute, or with respect to which such Person or ERISA Affiliate has any liability (whether actual or contingent). “Net Asset Value” means, as of any date of determination, computed in accordance with GAAP, (a) the market value of investments and other assets of the Equityholder (on a consolidated basis together with its Subsidiaries), minus (b) the aggregate sum of all liabilities (including accrued expenses) of the Equityholder (on a consolidated basis together with its Subsidiaries). “Net Purchased Loan Balance” means, as of any date of determination, an amount equal to the aggregate initial Outstanding Balance of all Transferred Assets (as defined in the Sale and Contribution Agreement) sold and/or contributed to the Borrower by the Equityholder under the Sale and Contribution Agreement or the Master Participation Agreement, as applicable, prior to such date. “New Advance” has the meaning assigned to that term in Section 2.21(a). “New Commitments” has the meaning assigned to that term in Section 2.21(a). “Non-Approval Event” means an event that will be deemed to have occurred if the Administrative Agent rejects three or more consecutive requests , during any six-month period (measured on a rolling basis), the quotient of (i) the number of Loan Assets that are First Lien Loans submitted by the Borrower to the Administrative Agent for inclusion as Eligible Loan Assets of assets that otherwise satisfy the criteriawhich the Administrative Agent has rejected (provided at least ten such Loan Assets that are First Lien Loans were submitted for review) divided by (ii) the total number Loan Assets that are First Lien Loans submitted by the Borrower to the Administrative Agent for inclusion ofas Eligible Loan Assets set forth on Schedule III (other than with respect to clause (a) thereof), is 35% or greater. “Non-Consenting Lender” has the meaning assigned to that term in Section 2.22(d). -46- USActive 58972051.458972051.5

-47- USActive 58972051.458972051.5 “Noteless Loan” means a Loan with respect to which the Underlying Instruments (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require any holder of the indebtedness created under such Loan to affirmatively request a promissory note from the relatedObligor. “Notice and Request for Consent to Lien Release Dividend” has the meaning assigned to that term in Section 2.07(g)(i). “Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent and each Lender in the form of Exhibit D, which shall specify: (i) the proposed aggregate amount of such Advance; (ii) the proposed date of such Advance, (iii) the amount of cash that will be funded by the Transferor into the Unfunded Exposure Account in connection with any Delayed Draw Loan Asset or Revolving Loan funded by such Advance, if applicable, (iv) whether such Advance should be remitted to the Principal Collection Account or the Unfunded Exposure Account and (v) a representation that all conditions precedent for an Advance described in Article III hereof have shall have been satisfied as of such date or no later than the proposed date of such Advance. “Notice of Exclusive Control” means a Notice of Exclusive Control or other similar notice as defined and described in the applicable Securities Account Control Agreement, required to be delivered by the Collateral Agent to the Securities Intermediary to terminate access by the Borrower to the applicable Controlled Account and to give the Collateral Agent exclusive control (pursuant to Sections 8-106 and 9-106 of the UCC) in the applicable Controlled Account. “Notice of Reduction” means a notice of (a) any reduction of the Advances Outstanding pursuant to Section 2.17(a), in the form of Exhibit E or (b) any termination of this Agreement or reduction in part of the Facility Amount pursuant to Section 2.17(b), in the form of Exhibit F. “Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for Yield and principal of the Advances Outstanding, all liability for Yield due to the Lenders from time to time in respect of the I/O Notional Loan, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Account Bank under this Agreement and/or any other Transaction Document, the Administrative Agent Fee Letter, any Lender Fee Letter, any Prepayment Premium and costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian, including attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

-48- USActive 58972051.458972051.5 “Obligor” means, collectively, each Person obligated to make payments under an Underlying Instrument, including any guarantor thereof. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Asset Control. “Officer’s Certificate” means a certificate signed by a director, a manager, the president, the secretary, an assistant secretary, the chief financial officer, authorized signatory or any vice president, as an authorized officer, of any Person. “Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.11). “Outstanding Balance” means, with respect to any Loan on any date of determination, the outstanding principal balance of such Loan, in each case excluding (i) PIK Interest and other accrued and unpaid interest and (ii) unfunded commitments for purposes of calculating the "Outstanding Balance" of any Delayed Draw Loan Asset or Revolving Loan. “Participant Register” has the meaning assigned to that term in Section 12.04. “Patriot Act” means the Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. “Payment” has the meaning assigned to such term in Section 12.23(a). “Payment Date” means the 15th day of each of January, April, July and October or, if such day is not a Business Day, the next succeeding Business Day, commencing in January 2020; provided that the final Payment Date shall occur on the Collection Date. “Payment Notice” has the meaning assigned to such term in Section 12.23(b).

-49- USActive 58972051.458972051.5 “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor). “Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (whether actual or contingent). “Permitted Equityholder Transaction” means any merger, consolidation or other combination or fundamental change transaction, the result of which effectively combines the ownership and/or assets of FS KKR with one or more other business development companies, and/or and any publicly announced other transaction or series of transactions, the result of which is that the Borrower is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (i) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (ii) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate; provided that such merger, consolidation or other combination or fundamental change transaction (x) results in FS KKR being the surviving entity or substantially all of the assets of FS KKR being assumed or acquired by the surviving entity after giving effect to such transaction (the “Surviving Obligor”), and (y) as a matter of law or pursuant to the express terms of the agreement or certificate effectuating such merger, consolidation or other combination or transaction, to the extent applicable, the obligations of FS KKR under this Agreement and each of the other Facility Documents to which FS KKR is a party are assumed by the Surviving Obligor (it being the understanding that, as applicable in connection with any merger, consolidation, combination or other transaction effectuated in reliance on Section 5.04(a), the obligations of such Surviving Obligor under this Agreement and each of the other Facility Documents to which such Surviving Obligor is a party shall be deemed automatically assumed hereunder by such Surviving Obligor pursuant to Section 12.04(g)), and the parties hereto agree for the benefit of the Servicer that such merger or fundamental change transaction shall be permitted under the Sale and Contribution Agreement and the Servicing Agreement, and shall not constitute a “change in control or management of the Servicer” for purposes of Section 13 of the Servicing Agreement. “Permitted Investments” means, as of any date of determination: (a) direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; (b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or the Administrative Agent or

-50- USActive 58972051.458972051.5 any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment are rated at least “A-1” by S&P and “P-1” by Moody’s; (c) commercial paper that (i) is payable in Dollars and (ii) is rated at least “A-1” by S&P and “P-1” by Moody's; or (d) units of money market funds rated in the Highest Required Investment Category by any nationally recognized statistical rating organization, including S&P and Moody’s. No Permitted Investment shall have an "f," "r," "p," "pi," "q," "sf" or "t" subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition). The Collateral Agent and Collateral Custodian shall have no obligation to determine or oversee compliance with the foregoing. “Permitted Liens” means, (a) with respect to the interest of the Borrower in the Loans included in the Collateral Portfolio, Liens in favor of the Collateral Agent created pursuant to this Agreement; and (b) with respect to the interest of the Borrower in the rest of the Collateral Portfolio (including any Underlying Collateral): (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) purchase money security interests in certain items of equipment, (iii) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (iv) other customary Liens permitted with respect thereto consistent with the Servicer Standard, (v) Liens in favor of the Collateral Agent created pursuant to this Agreement, (vi) with respect to Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of the related Obligor, and (vii) with respect to any Underlying Collateral, Liens permitted by the applicable Underlying Instrument. “Permitted Origination Discount” has the meaning assigned to that term in the definition of “Assigned Value.” “Permitted RIC Distribution” means distributions to the Equityholder (from the Collection Account or otherwise) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any

-51- USActive 58972051.458972051.5 taxable year of the Equityholder (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a RIC under the Code, (B) after the occurrence and during the continuance of an Event of Default, all such distributions shall be prohibited, and (C) amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Collections and/or Principal Collections and only so long as (x) the Borrowing Base Test is satisfied immediately prior to and immediately after giving effect to such Permitted RIC Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion) and (y) the Borrower gives at least two (2) Business Days’ prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Custodian. “Permitted Working Capital Lien” means, with respect to any Loan, a Lien on the applicable Underlying Collateral (a) that is first priority under Applicable Law on (i) specified accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit and investment accounts or (ii) substantially all assets, and (b) that (i) is set forth on the related Approval Notice, (ii) is otherwise expressly permitted under the applicable Underlying Instruments existing on the Addition Cut Off Date for such Eligible Loan Asset or (iii) is otherwise approved by the Administrative Agent in writing in its solediscretion. “Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity. “PIK Interest” means interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as interest as it accrues. “PIK Loan” means a Loan which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan for some period of time prior to such Loan requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it isreceived. “PIKing Current Cash Spread” means, as of any date of determination, with respect to any PIKing Loan (i) which is a floating rate Loan, the current per annum applicable margin (excluding the benchmark or index rate applicable to such floating-rate Loan) at which interest is currently being paid in cash as set forth in the related Underlying Instruments and (ii)

-52- USActive 58972051.458972051.5 which is a fixed rate Loan, the current per annum rate at which interest is currently being paid in cash as set forth in the related Underlying Instruments minus the applicable current Benchmark. “PIKing Loan” means any PIK Loan in respect of which interest is being deferred or capitalized thereon as of any date of determination. “Pledge” means the pledge of any Eligible Loan Asset or other Portfolio Asset pursuant to Article II. “Portfolio ICR Test” means a test that will be satisfied if the Portfolio Interest Coverage Ratio is at least 2.00:1.00. “Portfolio Interest Coverage Ratio” means, with respect to a Determination Date preceding a Payment Date, the ratio of (a) the amounts on deposit in the Interest Collection Account minus the amounts owing on such Payment Date under clause (i) and clause (ii) of Section 2.04(a) divided by (b) the amounts owing on such Payment Date under clause (iv) of Section 2.04(a). “Portfolio Assets” means all Loans owned by the Borrower, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to: (a) any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loans; (b) all rights with respect to the Loans to which any third party seller is entitled as lender under the applicable Underlying Instrument; (c) the Controlled Accounts, together with all cash and investments held in, deposited in, or credited to each of the foregoing other than amounts earned on investments therein; (d) any Underlying Collateral securing a Loan and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Addition Date and all liquidation proceeds; (e) all Required Loan Documents, the Loan Files related to any Loan, any Records, and the documents, agreements, and instruments included in the Loan Files or Records; (f) all Insurance Policies and Insurance Proceeds with respect to anyLoan; (g) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

-53- USActive 58972051.458972051.5 Letter. (h) all records (including computer records) with respect to the foregoing;and (i) all collections, income, payments, proceeds and other benefits of each of the foregoing. “Prepayment Election” has the meaning assigned to that term in Section 2.17(b). “Prepayment Premium” has the meaning assigned to that term in the Lender Fee “Principal Collection Account” means the securities account in the name of the Borrower (subject to the lien of the Collateral Agent, for the benefit of the Secured Parties) and titled “Principal Collection Account”, into which Principal Collections shall be segregated. “Principal Collections” means (i) any amounts deposited by the Borrower in accordance with Section 2.06(a)(i) or Section 2.07, (ii) with respect to any Loandate of determination, all amounts received which areby the Borrower during the related Collection Period that do not constitute Interest Collections, including, without limitation, all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, attributable to the principal of such Loan and (iii) all earnings on investments in any Principal Collection Account and any other amounts that have been designated as Principal Collections pursuant to the terms of this Agreement. “Principal Place of Business” means the jurisdiction (x) in which the largest portion of the relevant Obligor’s operations are located or (y) from which the largest portion of the relevant Obligor’s revenue is derived, in each case directly or through its subsidiaries, and as determined by the Servicer in good faith in accordance with the Servicer Standard. “Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (as determined under clause (i) of the definition of “Commitment”), by the aggregate Commitments of all the Lenders (as determined under clause (i) of the definition of “Commitment”). “Proceeds” means, with respect to any asset in the Collateral Portfolio, all property that is receivable or received when such asset is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such asset. “Purchase Price” means, with respect to any Loan, an amount (expressed as a percentage) equal to (i) the purchasegreater of (a) zero and (b) (i) with respect to each Eligible Loan Asset originated by the Borrower or by the Transferor an Affiliate of the Transferor within sixty (60) days of its sale or contribution to the Borrower, (x) if the origination price was greater than or equal to 97% of par, the par amount thereof and (y) otherwise, the origination price, (ii) for any other Loan Asset, the actual price paid by the Borrower for such Loan (expressed exclusive of accrued interest and original issue discount) dividedAsset; provided that if the actual price paid by (ii) the principal balance ofBorrower for such Loan outstanding asAsset exceeds

-54- USActive 58972051.458972051.5 100% of par, the date of such purchase (expressed exclusive of accrued interest and original issue discount)Purchase Price shall be deemed to be 100%. “Quarterly Reporting Date” has the meaning set forth in the definition of “Reporting Date.” “Rating Agency” means each of Moody’s and S&P. “Reapproved Loan Asset” has the meaning assigned to that term in the definition of “Assigned Value.” “Recipient” means the Administrative Agent or any Lender, as applicable. “Recipient Lender” has the meaning assigned to such term in Section 12.23(a). “Records” means all material books and records that the Borrower or the Servicer have generated and maintained with respect to the Collateral Portfolio and the related Obligors. “Recourse Assets” has the meaning assigned to that term in Section 12.09(c). “Recoveries” means, as of the time any Underlying Collateral with respect to any Loan is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicer Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any Liquidation Expenses and any other amounts received that are required under such Loan, as applicable, to be refunded to the related Obligor. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes. “Register” has the meaning assigned to that term in Section 2.13. “Registered” means a debt obligation that is in registered form for U.S. federal income tax purposes within the meaning of Section 881(c)(2)(B)(i) of the Code and theTreasury regulations promulgated thereunder (including Treasury Regulations Section5f.103-1(c)). “Release Date” has the meaning assigned to that term in Section 2.07(d). “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

-55- USActive 58972051.458972051.5 “Relevant Test Period” means, with respect to any Loan, the relevant test period for the reporting and calculation of the applicable financial covenants included in the Underlying Instrument for each such Loan, including financial covenants comparable to Total Leverage Ratio, Senior Net Leverage Ratio or Cash Interest Coverage Ratio, as applicable, for such Loan in the applicable Underlying Instrument or, if no such period is provided for therein, for Obligors delivering monthly financial statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the Underlying Instrument, if an Obligor is a newly-formed entity or such Loan has been newly issued or amended and restated as to which 12 consecutive calendar months have not yet elapsed (such date of formation, new issue or amendment and restatement a “Start Date”), “Relevant Test Period” shall initially include the period from the Start Date to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the Start Date, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor. “Reporting Date” means (i) with respect to a month in which a Payment Date occurs, the 12th day of such calendar month (each date pursuant to clause (i), a “Quarterly Reporting Date”) and (ii) with respect to any other calendar month, the 12th day of such calendar month, commencing in January 2020; provided that, in each case, if such day is not a Business Day then the Reporting Date shall occur on the following Business Day. “Required Lenders” means (a) Morgan Stanley (to the extent it is a Lender hereunder) and its successors and (b) the other Lenders, if any, representing, together with Morgan Stanley, an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect. “Required Loan Documents” means, for each Loan, the following documents or instruments, all as specified on the related Loan Checklist: (a) (i) unless the promissory note is not issued in the name of the Borrower or the relevant Loan is a Noteless Loan, the original executed promissory note or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), (ii) if the promissory note is not issued in the name of the Borrower or the relevant Loan is a Noteless Loan, an executed copy of each assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan from any prior third party owner thereof to the Borrower and from the Borrower in blank and (iii) a copy of any purchase or acquisition agreement of the Borrower in relation to such Loan (if not included in (ii)); (b) to the extent applicable for the related Loan, copies of the executed (i) guaranty, (ii) Underlying Instrument and (iii) security agreement or other agreement that secures the obligations represented by such Loan, in each case as set forth on the Loan Checklist; and

-56- USActive 58972051.458972051.5 (c) with respect to any Loan originated by the Transferor and with respect to which the Transferor acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor, as debtor, and the Transferor, as secured party, and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case, as set forth in the Loan Checklist. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (iv) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loans or of cash or other proceeds relating thereto which have been substituted or transferred in connection with a Lien Release Dividend by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments. “Retained Interest” means, with respect to any Loan, (a) all obligations of the Borrower to make advances thereon after the related Addition Date, (b) all of the obligations of the Borrower, if any, of or owing to the agent(s) under the documentation evidencing such Loan and (c) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan that relate to such portion(s) of the indebtedness that is owned by another lender. “Review Criteria” has the meaning assigned to that term in Section 11.02(b)(i). “Revolving Loan” means a loan that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that any such Loan

-57- USActive 58972051.458972051.5 will no longer be a Revolving Loan once all commitments by the Borrower to make advances to the related Obligor expire or are terminated or reduced to zero. “Revolving Period” means the period commencing on the Closing Date and ending on the earlier to occur of (a) the Revolving Period End Date, (b) the Commitment Termination Date and (c) the Facility Maturity Date. “Revolving Period End Date” means FebruaryNovember 22, 20252026. “S&P” means Standard & Poor’s Ratings Group, a Standard & Poor’s Financial Services LLC business (or its successors in interest). “Sale and Contribution Agreement” means that certain sale and contribution agreement, dated the date of this Agreement, by and between the Equityholder, as the seller, and the Borrower, as the purchaser, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof. “Same Day Pricing” has the meaning assigned to that term in the definition of “Assigned Value”. “Sanctions” means any sanctions administered or enforced by the United States government (including OFAC and the U.S. Department of State), the European Union, His Majesty’s Treasury (United Kingdom), the United Nations Security Council or any other relevant sanctions authority. “Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instrument. “Second Lien Loan” means any Loan that (a) is secured by a valid and perfected Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for such Loan, subject only to the prior Lien provided to secure the obligations under a “first lien” loan pursuant to typical commercial terms as determined by the Servicer, any Permitted Working Capital Lien and any other expressly permitted Liens under the Underlying Instrument for such Loan, including any “permitted liens” as defined in such Underlying Instrument (or comparable definition if “permitted liens” is not defined therein), (b) except for the express lien priority provisions and any associated subordination provisions under the documentation of the “first lien” lenders or the documentation with respect to any Permitted Working Capital Lien, is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) the Servicer determines in accordance with the Servicer Standard that the value of the Underlying Collateral (or the enterprise value and ability to generate cash flow) securing the Loan on or about the time of origination equals or exceeds the Outstanding Balance of the Loan plus the aggregate outstanding balances of all other Indebtedness of equal or greater seniority secured by the same Underlying Collateral (including, without limitation, the outstanding principal balance of the “first lien” loan). “Secured Obligations” has the meaning assigned to that term in Section 2.12.

-58- USActive 58972051.458972051.5 “Secured Party” means each of the Administrative Agent, each Lender (together with its successors and permitted assigns), each Affected Party, each Indemnified Party, the Collateral Custodian, the Collateral Agent and the Account Bank. “Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and Wells Fargo as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time. “Securities Intermediary” means a Person acting in the capacity of a “securities intermediary” as defined in Article 8 of the UCC and an “intermediary” as defined in the Hague Securities Convention. “Senior Net Leverage Ratio” means, with respect to any Loan for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness (including, without limitation, such Loan) in the Underlying Instrument for each such Loan, and in any case that “Senior Net Leverage Ratio” or such comparable definition is not defined in such Underlying Instrument, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness for borrowed money of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (b) EBITDA of such Obligor with respect to the applicable Relevant Test Period, in each case as calculated by the Servicer in good faith using information from and calculations consistent with relevant compliance statements and financial reporting packages provided by the relevant Obligor. “Servicer” means at any time the Person then authorized, pursuant to Section 6.01, to service, administer, and collect on the Loans and exercise rights and remedies in respect of the same. 6.08(e). events: “Servicer Advance Date Report” has the meaning assigned to that term in Section “Servicer Certificate” has the meaning assigned to that term in Section 6.08(f). “Servicer Default” means the occurrence of any one or more of the following (a) any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by any Transaction Documents, which continues unremedied for a period of three (3) Business Days; (b) any failure by the Servicer to deliver any required Servicer Quarterly Report on or before the date such report is required to be made or given under the terms of this Agreement, which continues unremedied for a period of three (3) Business Days

-59- USActive 58972051.458972051.5 after the earlier to occur of: (1) the Servicer receives written notice of such failure from the Administrative Agent, or (2) a Responsible Officer of the Servicer has knowledge of such failure; (c) except in connection with a Permitted Equityholder Transaction, any assignment of the rights or obligations as “Servicer” hereunder to any Person without the prior written consent of the Administrative Agent, which consent may be withheld by the Administrative Agent in its sole and absolute discretion; (d) any representation, warranty or certification made by the Servicer (in each case, solely in its capacity as Servicer) in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in a material respect when made (or, if qualified as to materiality or Material Adverse Effect, in all respects) and such incorrectness is not fully remedied within thirty (30) days following the date on which the Borrower or the Servicer first obtain knowledge or receive written notice of such failure requiring the same to be remedied, as applicable; provided that the delivery of a certificate or other report which identifies and corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report orcertificate; (e) except as otherwise provided in this definition of “Servicer Default,” any failure on the part of the Servicer (in each case, solely in its capacity as Servicer) to duly (x)observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including any delegation of the Servicer’s duties that is not permitted by Section 6.01 of this Agreement) or (ii) comply with the Servicer Standard regarding the servicing of the Collateral Portfolio, and, in each case, the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier of (i) the Servicer obtaining knowledge thereof and (ii) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer; (f) an Event of Default occurs; (g) the occurrence of a Bankruptcy Event with respect to theServicer; (h) (i) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $5,000,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in the acceleration of such recourse debt, whether or not waived; (i) the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $5,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution; (j) a Change of Control occurs;

-60- USActive 58972051.458972051.5 (k) the Equityholder ceases to be a “business development company” within the meaning of the 1940 Act; (l) a “cause” event (as defined in Section 11(a) of the Servicing Agreement) occurs; (m) the failure of the Servicer to satisfy the Financial Covenant Test;or (n) either FS KKR is terminated as, removed from being, or otherwise ceases to be the Servicer (including by reason of any failure to renew the term of the Servicing Agreement), or FS/KKR Advisor, LLC or any Affiliate thereof ceases to be the investment advisor to the Servicer in each case, for a period of 30 consecutive days; provided, however, that a Permitted Equityholder Transaction that results in an entity other than FS KKR acting as Servicer hereunder shall not constitute a Servicer Default. “Servicer Fees” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Collection Period, which fee shall be equal to the product of (i) 0.25%, (y) the aggregate outstanding principal balance of the Loans included in the Collateral Portfolio and (iii) the actual number of days in such Collection Period divided by 360; provided that the Servicer may waive the payment of the Servicer Fee in its solediscretion. “Servicer Monthly Report” has the meaning assigned to that term in Section 6.08(d). 6.08(c). “Servicer Quarterly Report” has the meaning assigned to that term in Section “Servicer Standard” means, with respect to any Loans included in the Collateral Portfolio, to service and administer such Loans on behalf of the Secured Parties in accordance in all material respects with Applicable Law, and in all respects with the terms of this Agreement, the Underlying Instruments, all customary and usual servicing practices for loans like the Loans and, to the extent consistent with the foregoing, (a) with reasonable care, using a degree of skill and diligence not less than that with which the Servicer services and administers loans for its own account or for the account of its Investment Affiliates having similar lending objectives and restrictions, and (b) to the extent not inconsistent with clause (a), in a manner consistent with the customary and usual servicing practices, standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of such assets in the Collateral Portfolio; in each case where the foregoing requirements shall not be affected by (i) any relationship that the Servicer or any Investment Affiliate of the Servicer may have with any Obligor or any Investment Affiliate of any Obligor, (ii) the Servicer’s obligations to incur servicing and administrative expenses with respect to a Loan, (iii) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, (iv) the ownership by the Servicer or any Investment Affiliate thereof of any Loans, (v) the ownership, servicing or management for others by the Servicer of any other loans or property by the Servicer, or (vi) any relationship that the Servicer or any Investment Affiliate of the Servicer may have with any holder of other loans of the Obligor with respect to such Loans.

-61- USActive 58972051.458972051.5 “Servicing Agreement” means the Servicing Agreement, dated as of the date hereof, by and between the Servicer and the Borrower. “Similar Law” has the meaning assigned to that term in Section 4.01(x). “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website. “SOFR Advance” means an Advance that bears interest at a rate based on Term SOFR. “Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature or fall due in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature or fall due; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital. “Specified Industries” means (i) the “Oil, Gas & Consumable Fuels” Industry Classification, (ii) the “Broadline Retail” and “Specialty Retail” Industry Classifications in the aggregate and (iii) the “Publishing” sub-industry of the “Media” Industry Classification. “Specified Transaction” has the meaning assigned to that term in Section 6.1(b). “Surviving Obligor” has the meaning assigned to that term in the definition of “Permitted Equityholder Transaction.” “Start Date” has the meaning assigned to that term in the definition of “Relevant Test Period.” Columbia. “State” means one of the fifty states of the United States or the District of “Stated Maturity Date” means November 22, 20262028. “Structured Finance Obligation” means any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets, including collateralized debt obligations and single asset repackages.

-62- USActive 58972051.458972051.5 Value.” “Subsequent Event” has the meaning set forth in the definition of “Assigned “Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person; provided, that “Subsidiary” shall not include any Person that constitutes an investment held by the Borrower in the ordinary course of business and that is not consolidated on the financial statements of the Borrower under GAAP, or any a Person whose Equity Interests were acquired by the Borrower or the Transferor, as the case may be, in a workout or restructuring of a Loan. “Substitute Eligible Loan Asset” means each Eligible Loan Asset Granted by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(c)(ii). “Substitution” has the meaning set forth in Section 2.07(a). “Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation. “Tax Blocker Subsidiary” means any wholly-owned subsidiary of the Borrower from time to time designated in writing by the Borrower as a “Tax Blocker Subsidiary”; provided that no Tax Blocker Subsidiary shall hold any assets other than in connection with the receipt of equity securities with respect to a Loan or Portfolio Asset. “Tax Expense Cap” means, for any Payment Date, a per annum amount equal to $50,000. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means, with respect to any Advance for any day during a Collection Period, the Term SOFR Reference Rate for a tenor of one (1) month on such day, as such rate is published by the Term SOFR Administrator at 6:00 a.m. on the Term SOFR Determination Date for such Collection Period; provided, however, that if as of 5:00 p.m. on the Term SOFR Determination Date the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate

-63- USActive 58972051.458972051.5 for such tenor was published by the Term SOFR Administrator; provided, further, that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor for purposes of this Agreement. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Determination Date” means, with respect to each Collection Period, the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Collection Period. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Total Leverage Ratio” means, with respect to any Loan for any Relevant Test Period, the meaning of “Total Leverage Ratio” or any comparable definition in the Underlying Instrument for each such Loan, and in any case that “Total Leverage Ratio” or such comparable definition is not defined in such Underlying Instrument, the ratio of (a) Indebtedness for borrowed money minus Unrestricted Cash to (b) EBITDA, in each case for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion with respect to the applicable Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with relevant compliance statements and financial reporting packages provided by the relevant Obligor. “Transaction” has the meaning assigned to that term in Section 3.02. “Transaction Documents” means this Agreement, any Assignment and Acceptance, any Joinder Supplement, the Sale and Contribution Agreement, the Master Participation Agreement, the Servicing Agreement, the Securities Account Control Agreement, the Wells Fargo Fee Letter, each Lender Fee Letter, the Administrative Agent Fee Letter and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents. “Transferor” means FS KKR (or, following a Permitted Equityholder Transaction, the surviving entity of such Permitted Equityholder Transaction). “Transferor Participation Interest” means a participation interest in a loan that satisfies each of the following criteria: (a) such participation would constitute a Loan were it acquired directly, (b) the seller of such participation is a lender on the underlying loan (except as set forth in the applicable Master Participation Agreement), (c) the aggregate participation in the loan granted by such participation seller to all participants (including the Borrower) does not exceed the principal amount or commitment with respect to which such participation seller is a lender under such loan, (d) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling participation seller holds in the loan or commitment that is the subject of the participation, (e) the entire purchase price for such

-64- USActive 58972051.458972051.5 participation is paid in full (without the benefit of financing from the participation seller) at the time of the participant’s acquisition, (f) the participation provides the participant with all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, (g) such participation is documented under a Loan Syndications and Trading Association or similar market agreement standard for loan participation transactions among institutional market participants, (h) such participation is not a sub-participation interest in any loan, (i) the participation seller is the Transferor pursuant to the Sale and Contribution Agreement or the Master Participation Agreement, as applicable, or an Affiliate pursuant to substantially similar provisions, and (j) such participation interest shall be elevated to a full assignment within sixty (60) calendar days; provided that participation interests transferred on the Closing Date shall be elevated to a full assignment within ninety (90) calendar days. “UCC” means the Uniform Commercial Code or any successor provision thereof as from time to time in effect in the State of New York; provided that if by reason of mandatory provisions of law, the attachment, perfection, the effect of perfection or non-perfection, priority of a security interest or remedy is governed by the personal property security laws of any jurisdiction other than New York, “UCC” shall mean those personal property security laws as in effect, from time to time, in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection, priority or remedy and for the definitions related to such provisions. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States governmentsecurities. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Underlying Collateral” means, with respect to a Loan, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, partnership, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets. “Underlying Instrument” means the loan agreement, credit agreement or other agreement pursuant to which a Loan has been issued or created and each other agreement that

-65- USActive 58972051.458972051.5 governs the terms of or secures the obligations represented by such Loan or of which the holders of such Loan are the beneficiaries. “Unfunded Exposure Account” means the securities account in the name of the Borrower (subject to the lien and control of the Collateral Agent, for the benefit of the Secured Parties) and titled “Unfunded Exposure Account”, into which Principal Collections shall be segregated; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account. “Unfunded Exposure Amount” means, as of any date of determination, with respect to a Delayed Draw Loan Asset or a Revolving Loan, as applicable, an amount equal to the aggregate amount of all unfunded commitments associated with such Loan as of such date. “Unfunded Exposure Amount Shortfall” has the meaning assigned to that term in Section 2.02(g). “Unfunded Exposure Equity Amount” means, as of any date of determination, with respect to a Delayed Draw Loan Asset or a Revolving Loan, as applicable, an amount equal to the sum of the products of (a) the Unfunded Exposure Amount thereof multiplied by (b) the difference of (x) 100% minus (y) the product of (A) Assigned Value with respect to such Loan multiplied by (B) the Advance Rate applicable to such Loan. “Unfunded Exposure Test” means a test that will be satisfied as of any date of determination during the Amortization Period if the amounts on deposit in the Unfunded Exposure Account as of such date equals or exceeds the aggregate Unfunded Exposure Amount as of such date; provided that the Unfunded Exposure Test shall be calculated on a pro forma basis to give effect to the acquisition or disposition of any Delayed Draw Loan Asset or Revolving Loan and concurrent funding of or withdrawal from the Unfunded Exposure Account, in each case, on the relevant date of determination. “United States” or “U.S.” means the United States of America. “Unitranche Loan” means any Loan (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for such Loan, subject to expressly permitted Liens, including any “permitted liens” as defined in the Underlying Instrument for such Loan or such comparable definition if “permitted liens” is not defined therein and (b) that provides that the payment obligation of the Obligor on such Loan is either senior to, or pari passu with, all other Indebtedness of such Obligor; provided that any Loan that would otherwise constitute a First Lien Loan but for clause (e) of the definition thereof shall constitute a Unitranche Loan; provided, further, that any Loan that would otherwise be a FLLO Loan for which the Senior Leverage Ratio as of the Cut-OffAddition Date is greater than or equal to 4.50:1.00, but for which the ratio of (x) “first out” Indebtednessor super senior committed amount of the Obligor to (y) EBITDA of the Obligor is less than 1.25:1.00 as of the Cut-OffAddition Date, shall be deemed to be a Unitranche Loan for all purposes hereunder.

-66- USActive 58972051.458972051.5 “Unmatured Event of Default” means any breach of a representation, warranty or other obligation under the Transaction Documents that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default. “Unmatured Servicer Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Default. “Unrestricted Cash” means (i) with respect to any Loan, the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instrument for each such Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instrument, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or Granted in accordance with such Underlying Instrument), in each case as determined by the Servicer consistent with the Servicer Standard and subject to the Servicer’s standard practices for adjusting Unrestricted Cash as reported by borrowers and (ii) with respect to the definition of “Financial Covenant Test”, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than “all assets” or similar blanket liens). “Unused Facility Amount” means, at any time, (a) the Facility Amount at such time minus the greater of (a) the Advances Outstanding and (b) the Minimum Utilization. “Unused Fee” means a fee (payable in Dollars) payable in an amountarrears for each Collection Period, equal to the product of (a) the Unused Facility Amount multiplied bysum of the products for each day during such Collection Period of (a) one divided by three hundred and sixty (360), (b) the applicable Unused Fee Rate and (c) the positive difference, if any, of the Facility Amount less the greater of (i) the Advances Outstanding on such date and (ii) the Minimum Utilization. “Unused Fee Rate” means (x) prior to the Eighth Amendment Closing Date, 0.50% per annum, (y) on and after the Eighth Amendment Closing Date and prior to the Amortization Period, 0.50% per annum0.65% per annum and (yz) during the Amortization Period, zero. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning specified in Section 2.10(g)(i). “Value Adjustment Event” means, with respect to any Loan, the occurrence of any one or more of the following events after the related Addition Cut-Off Date: (a) (i) (i) the Cash Interest Coverage Ratio for any Relevant Test Period with respect to such Loan is (a) less than 1.10:1.001.50:1.00 or has decreased by more than 20% from the Cash Interest Coverage Ratio with respect to such Loan as calculated on

-67- USActive 58972051.458972051.5 the applicable Addition Cut-Off Date or (bii) either (1) the Total Leverage Ratio with respect to such Loan on any date reported under the Underlying Instrument minus the Total Leverage Ratio calculated on the Addition Cut-Off Date equals or exceeds 1.00:1.00 or (2) both (A) the Total Leverage Ratio with respect to such Loan on any date reported under the Underlying Instrument minus the Total Leverage Ratio calculated on the Addition Cut-Off Date equals or exceeds 0.60:1.00 and (B) the Total Leverage Ratio with respect to such Loan on any date reported under the Underlying Instrument has increased by more than 20% from the same Total Leverage Ratio as calculated on the applicable Addition Cut-Off Date; (b) (ii) an Obligor payment default with respect to principal, interest and/or recurring fees occurs under such Loan occurs (that continues and has not been cured after giving effect to any grace and/or cure period applicable thereto), but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments; (c) (iii) any payment default occurs (after giving effect to any applicable grace and/or cure period applicable theretothereunder but in no event more than five (5) Business Days) under any other senior or pari passu obligation for borrowed money of the related Obligor; (d) (iv) a Bankruptcy Event with respect to the related Obligor (after giving effect to any applicable grace and/or cure period applicabletheretothereunder); (e) (v) the related Obligor fails to deliver to the Borrower or the Servicer any periodic financial statements required by the Underlying Instruments of such Loan to be delivered to lenders thereunder (after giving effect to any grace and/or cure period applicable thereto); provided that the Servicer may waive such requirements so long as reporting occurs no less frequently than quarterly and no later than seventy-five (75) days after the end of each quarter and one hundred and fifty (150) days after the end of each fiscal year; (f) (vi) the occurrence of a Material Modification with respect to such Loan occursAsset that has not been approved by the Administrative Agent in its sole discretion; (g) (vii) an event of default (after giving effect to any grace and/or cure period applicable thereto) occurs in relation to any financial covenant by the related Obligor in respect of the applicable Underlying Instrument; (h) (viii) the relevant Obligor, as determined by the Servicer in accordance with the Servicer Standard, commences formal restructuring or workout negotiations with its creditors, agrees to or completes a debt-for-equity swap or formally engages a restructuring advisor; or (i) (ix) the Servicer determines that all or a material portion of such Loan is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Servicer and the Servicer Standard;

-68- USActive 58972051.458972051.5 (j) such Loan is currently or elects to become a PIKing Loan (other than if the PIKing Current Cash Spread is at least 4.0%); or (k) any additional event in respect of an Eligible Loan Asset, as specified by the Administrative Agent in its sole discretion in the applicable Approval Notice, the absence of which would cause the Administrative Agent to reject such Eligible Loan Asset. “Warranty Breach Event” means, as to any Loan, the discovery that, as of the related Addition Cut-Off Date, such Loan did not satisfy the definition of “Eligible Loan Asset” or there otherwise existed a breach of any material representation or warranty relating to such Loan. “Warranty Breach Loan Asset” means any Loan with respect to which a Warranty Breach Event has occurred. “Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Loan Assets included in the Aggregate Adjusted Borrowing Value, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each such Eligible Loan Asset (excluding, in the case of any Delayed Draw Loan Asset or a Revolving Loan, the unfunded portion of the commitment thereunder) by (ii) such Eligible Loan Asset’s contribution to the Aggregate Adjusted Borrowing Value and dividing (b) such sum by the Aggregate Adjusted Borrowing Value. “Weighted Average Life” means, as of any date of determination, the number obtained by (a) for each Eligible Loan Asset (other than a Defaulted Loan), multiplying the amount of each scheduled distribution of principal to be paid after such determination date by the number of years (rounded to the nearest hundredth) from such determination date until such scheduled distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a) above; and (c) dividing the sum calculated pursuant to clause (b) above by the sum of all scheduled distributions of principal due on all the Eligible Loan Assets (other than Defaulted Loans) as of such determination date. “Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Loan Assets as of such date is less than or equal to 6.5 years. “Weighted Average Spread” means, as of any date of determination, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Balance of each floating rate Eligible Loan Asset (excluding, in the case of any Delayed Draw Loan Asset or Revolving Loan, as applicable, the unfunded portion of the commitment thereunder) (other than a Defaulted Loan) included in the Collateral as of such date by its Effective Spread, (b) summing the amounts determined pursuant to clause (a), and (c) dividing the sum determined pursuant to clause (b) above by the aggregate Outstanding Balance of all floating rate Eligible Loan Assets (excluding the unfunded portions of all Delayed Draw Loan Assets and Revolving Loans, as applicable) (other than a Defaulted Loan) included in the Collateral Portfolio as of such date.

-69- USActive 58972051.458972051.5 “Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread is greater than or equal to 4.004.0%. “Wells Fargo” has the meaning assigned to that term in the preamble hereto. “Wells Fargo Fee Letter” means the Wells Fargo Corporate Trust Fee Letter, dated as of the date hereof, between the Collateral Agent, the Collateral Custodian, the Account Bank, the Borrower and the Administrative Agent, as such letter may be amended, modified, supplemented, restated or replaced from time to time. “Withholding Agent” means the Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Yield” means the sum of the following, payable on each Payment Date: (a) with respect to Advances: (i) with respect to any previously ended Collection Period, the sum for each day in such Collection Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders): YR x L D where: YR = the Yield Rate applicable to such Advance on such day during such Collection Period; L = the Advances Outstanding on such day; and D = 360 or, to the extent that the Yield Rate is the Benchmark Replacement, the number of days in the accounting year applicable to such Benchmark Replacement; plus

-70- USActive 58972051.458972051.5 (ii) with respect to any previously ended Collection Period, the sum for each day in such Collection Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders): AM x L D where: or AM = L = D = the Applicable Margin applicable on such day; the greater of (a) the Minimum Utilization minus the Advances Outstanding on such day, and (b) zero; and 360 or, to the extent that the Yield Rate is the Benchmark Replacement, the number of days in the accounting year applicable to such Benchmark Replacement; (b) with respect to the I/O Notional Loan, with respect to any previously ended Collection Period, the sum for each day in such Collection Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders): YR x L D where: YR = the Yield Rate applicable to such Advance on such day during such Collection Period; L = the I/O Notional Loan Amount on the I/O Notional Loan on such day; and D = 360 or, to the extent that the Yield Rate is the Benchmark Replacement, the number of days in the accounting year applicable to such Benchmark Replacement; provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by any Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

-71- USActive 58972051.458972051.5 “Yield Rate” means, (i) for any Advance, as of any date of determination during any Collection Period applicable to such Advance, an interest rate per annum equal to the Benchmark for such date plus the Applicable Margin and (ii) with respect to the I/O Notional Loan, the I/O Rate. “Zero-Coupon Obligation” means any loan that, at the time of purchase, does not by its terms provide for the payment of cash interest. Section 1.02 Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP; provided that, unless otherwise expressly stated in this Agreement, if at any time any change in GAAP (including the adoption of the International Financial Reporting Standards) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specificallydefined herein, are used herein as defined in such Article 9. Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Section 1.04 Interpretation. In each Transaction Document, unless a contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by the Transaction Documents; (c) reference to any gender includes each other gender; (d) reference to day or days without further qualification means calendardays; (e) reference to any time means New York, New York time (unless expressly specified otherwise); (f) any reference to “close of business” means 5:00 p.m., New York, New York time;

-72- USActive 58972051.458972051.5 (g) reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (h) the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise; (i) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; (j) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; (k) reference to any delivery or transfer to the Collateral Agent with respect to the Collateral Portfolio means delivery or transfer to the Collateral Agent on behalf of the Secured Parties; (l) if any date for compliance with the terms or conditions of anyTransaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day; and (m) all calculations required to be made hereunder with respect to the Loan and the Borrowing Base shall be made on a trade date basis. Section 1.05 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other

-73- USActive 58972051.458972051.5 Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ARTICLE II. THE FACILITY Section 2.01 Advances; I/O Notional Loan. (a) Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Revolving Period, the Borrower may requestthat the Lenders make Advances secured by the Collateral, in an aggregate amount up to the Availability as of such date, to the Borrower for any purpose not prohibited under Section 5.02(h); provided that, no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Commitment Termination Date or the Facility Maturity Date. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default has occurred and is continuing or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) a Borrowing Base Deficiency exists or would result therefrom. Notwithstanding anything to the contrary herein, no Lender shall be obligated to provide the Borrower with aggregate funds in connection with an Advance that would exceed the lesser of (x) such Lender’s unused Commitment then in effect and (y) the aggregate unused Commitments then in effect. (b) Promissory Note. Upon the request of any Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note of the Borrower (in form and substance satisfactory to the Administrative Agent in its sole discretion) evidencing (i) the Advances of such Lender with appropriate insertions as to the date and principal amount or (ii) the I/O Notional Loan of such Lender, with appropriate insertions as to the date and interest amount, not to exceed the I/O Notional Loan Amount allocable to such Lender. For the avoidance of doubt, any note delivered in connection with an I/O Notional Loan shall be a zero principal balance note. (c) I/O Notional Loans. For the purposes of calculating the accrued interest under the I/O Notional Loan, the Borrower and Lenders hereby agree that on the Closing Date, a loan with a principal amount equal to the I/O Notional Loan Amount shall be deemed to have been advanced to the Borrower by the applicable Lenders under the I/O Notional Loan, and any increase or any decrease, if any, of the I/O Notional Loan Amount of the I/O Notional Loans shall be allocated ratably to those Lenders who are the holders of the I/O Notional Loan, solely to the extent that the aggregate Commitments are increased or decreased. No amounts will actually be advanced by any Lender to the Borrower in respect of the I/O Notional Loan and no amount shall be owed by the Borrower to any Lender with respect to such I/O Notional Loan (other than

-74- USActive 58972051.458972051.5 in respect of Yield at the I/O Rate). The amount of interest payable to a Lender in respect of the I/O Notional Loan shall be calculated with respect to such Lender’s I/O Notional Loan Lender Percentage. Section 2.02 Procedure for Advances. (a) During the Revolving Period, the Lenders will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof. (b) For each Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent and each Lender, with a copy to the Collateral Administrator, the Collateral Agent and the Collateral Custodian, no later than 2:00 p.m. at least one (1) Business Day before the Business Day on which the Advances are to be made; provided that, if such Notice of Borrowing is delivered later than the applicable time set forth above, such Notice of Borrowing shall be deemed to have been received on the following Business Day. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and an updated Loan Asset Schedule, and shall specify: (i) the proposed aggregate amount of such Advance; provided that the amount of such Advance must be at least equal to $1,000,000 (or such smaller amount as the Administrative Agent may consent to in its sole discretion); (ii) the proposed date of such Advance; (iii) a representation that all conditions precedent for an Advance described in Article III hereof shall have been satisfied as of such date or no later than the proposed date of such Advance; (iv) the amount of cash that will be funded by the Transferor into the Unfunded Exposure Account in connection with any Delayed Draw Loan Asset or Revolving Loan, as applicable, funded by such Advance, if applicable;and (v) whether such Advance should be remitted to the Principal Collection SubaccountAccount or the Unfunded Exposure Account. (c) On the date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with the Notice of Borrowing, either make available to the Borrower, in same day funds, (x) an amount equal to such Lender's Pro Rata Share of such Advance, for deposit by the Collateral Agent into the Principal Collection SubaccountAccount or (y) an amount equal to such Lender's Pro Rata Share of such Advance, for deposit by the Collateral Agent into the Unfunded Exposure Account, as applicable. For the avoidance of doubt, each Advance and related increase in the Advances Outstanding shall be allocated ratably to each Lender in accordance with their respective Lender’s Pro Rata Share as in effect before such increase. Any Lender which fails to remit its Pro Rata Share in connection

-75- USActive 58972051.458972051.5 with any Advance in accordance with this Section 2.02 shall constitute a Defaulting Lender, and the Borrower shall have all rights available to the Borrower pursuant to Section 2.22. (d) Each Advance shall bear interest at the applicable Yield Rate. (e) Subject to Section 2.04 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Revolving Period. (f) The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder. (g) If, on the last day of the Revolving Period, the amount on deposit in the Unfunded Exposure Account is less than the aggregateAggregate Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the “Unfunded Exposure Amount Shortfall”). Following receipt of a Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available), each Lender shall fund its Pro Rata Share of such Unfunded Exposure Amount Shortfall in accordance with Section 2.01, notwithstanding anything to the contrary herein (including, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.02) other than an Event of Default related to a Bankruptcy Event with respect to theBorrower. Section 2.03 Yield and Unused Fees. (a) The Borrower shall pay Yield in accordance with Section 2.04 pro rata to the Administrative Agent. Each Lender shall calculate the Yield for such Lender’s portion of all Advances and the I/O Notional Loan (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Collection Period and shall advise the Servicer and the Collateral Agent thereof on the third Business Day prior to such Payment Date. The Borrower shall pay all such accrued and unpaid interest on such Payment Date. (b) The Borrower shall pay the Unused Fee in accordance with Section 2.04 pro rata to the Administrative Agent. The Administrative Agent shall determine the Unused Fee accrued with respect to each Lender’s unutilized Commitment to be paid by the Borrower on each Payment Date for the related Collection Period and shall advise the Servicer and the Collateral Agent thereof on the third Business Day prior to such PaymentDate. Section 2.04 Remittance Procedures. The Servicer shall and, if the Servicer fails to do so, the Administrative Agent may, instruct the Collateral Agent to apply funds on deposit in the Controlled Accounts as described in this Section 2.04; provided that, at any time after delivery of any Notice of Exclusive Control following an Event of Default, the Administrative Agent shall instruct the Collateral Agent to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.

-76- USActive 58972051.458972051.5 (a) Interest Payments Absent an Event of Default. On each Payment Date prior to the Facility Maturity Date, so long as no Event of Default has occurred and is continuing, the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Collection Account, in accordance with the Servicer Quarterly Report, to the following Persons in the following amounts, calculated as of the Determination Date immediately preceding any Payment Date, and priority: (i) to the payment of Taxes, registration and filing fees then due and owing by the Borrower or the Equityholder that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap; (ii) to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (ii) shall not exceed the Administrative Expense Cap; (iii) to the Servicer, in payment in full of all accrued and unpaid Servicer Fees reimbursable or owing under the terms of the Servicing Agreement; (iv) pro rata, to each Lender, all Yield, the Unused Fee, any Breakage Fees and any accrued and unpaid Prepayment Premium; (v) pro rata, to each Lender and the Administrative Agent, all accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents; (vi) to pay the Advances Outstanding (1) to the extent necessary to eliminate any outstanding Borrowing Base Deficiency or cause the Portfolio ICR Test to be satisfied, as applicable, on a pro forma basis after giving effect to all payments through this clause (vi) or (2) if the Portfolio ICR Test is not satisfied, until the Portfolio ICRTest would be satisfied on a pro forma basis after giving effect to all payments through this clause (vi); (vii) during the Amortization Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount; (viii) (vii) to make any Permitted RIC Distributions (subject to the limitations on the use of Interest Proceeds and Principal Proceeds set forth herein); (ix) (viii) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitations contained therein; (x) (ix) to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents;

-77- USActive 58972051.458972051.5 (xi) (x) to the Approved Valuation Firm, all accrued and unpaid fees and expenses; and (xii) (xi) any remaining amounts, (A) calculated as of the Payment Date, if an Unmatured Event of Default has occurred and is continuing or would result after giving effect to sub-clause (xi)(B)(1), to the Collection Account as Interest Collections and (B) if an Unmatured Event of Default is not continuing, to the Borrower for payment as directed by the Borrower, including (1) as a distribution to the Equityholder as the holder of the Equity Interest in the Borrower or (2) for deposit in the Collection Account as Interest Collections or Principal Collections. (b) Principal Payments Absent an Event of Default. On each Payment Date, so long as no Event of Default has occurred and is continuing, and in any case prior to the Facility Maturity Date, the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Principal Collections held by the Account Bank in the Collection Account, in accordance with the Servicer Quarterly Report, to the following Persons in the following amounts, calculated as of the Determination Date immediately preceding any Payment Date, and priority: (i) to pay amounts due under Sections 2.04(a)(i) through (vvii), to the extent not paid thereunder; (ii) (A) during the Revolving Period, to pay amounts due under Section 2.04(a)(vi) but only to the extent not paid in full thereunder and to the extent necessary to eliminate any outstanding Borrowing Base Deficiency, on a pro forma basis after giving effect to all payments through this clause (ii), or (B) during the Amortization Period, (1) to the Unfunded Exposure Account in an amount necessary to cause the Unfunded Exposure Test to be satisfied and then (2) to repay the Advances Outstanding until paid in full; (ii) (iii) during the Revolving Period, at the sole discretion of the Servicer, to reinvest in Eligible Loan Assets pursuant to Section 2.19 (and for the avoidance of doubt, the Servicer may designate an amount for reinvestment under this clause (iiiii) that is lower than the funds available, such that the balance shall be distributed under the remaining clauses below); (iii) (iv) during the Amortization Period, (A) first, to repay the Advances Outstanding in an amount equal to the product of (x) the amount of principal proceeds then availableany remaining Principal Collections held by the Account Bank in the Collection Account and (y) the weighted averageWeighted Average Advance Rate, and (B) second, to repay the Advances Outstanding by an amount equal to the Additional Lender Amount, and (C) third, the remainder, in the Servicer’s sole discretion, to the Borrower; (v) to pay amounts due to the Borrower under Section 2.04(a)(vii) to the extent not paid thereunder;

-78- USActive 58972051.458972051.5 (iv) to make any Permitted RIC Distributions (subject to the limitations on the use of Interest Proceeds and Principal Proceeds set forth herein); (v) (vi) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (i) above; (vi) (vii) to pay amounts due to the Servicer under Section 2.04(a)(ixx) to the extent not paid thereunder; (vii) (viii) to pay amounts due to the Approved Valuation Firm under Section 2.04(a)(xxi) to the extent not paid thereunder; and (viii) (ix) any remaining amounts, (A) calculated as of the Payment Date, if an Unmatured Event of Default has occurred and is continuing or would result after giving effect to sub-clause (ix)(B)(1), to the Collection Account as Principal Collections and (B) if an Unmatured Event of Default is not continuing to the Borrower for payment as directed by the Borrower, including (1) as a distribution to the Equityholder as the holder of the Equity Interest in the Borrower or (2) for deposit in the Collection Account as Interest Collections or Principal Collections. (c) Payment Date Transfers Upon the Occurrence of an Event of Default. On each Payment Date or as requested by the Administrative Agent on any Business Day, if an Event of Default has occurred and is continuing, or in any case after the Facility Maturity Date, the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Account Bank in the Collection Account, in accordancewith the Servicer Quarterly Report, to the following Persons in the following amounts, calculated as of the Determination Date immediately preceding anyPayment Date, and priority: (i) to the payment of Taxes, registration and filing fees then due and owing by the Borrower or the Equityholder that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap; (ii) to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (ii) shall not exceed the Administrative Expense Cap; (iii) to the Servicer, in payment in full of all accrued and unpaid Servicer Fees; but only to the extent the Servicer is not an Affiliate of the Borrower, the Transferor or the Servicer; (iv) pro rata, to each Lender, all Yield, the Unused Fee, any Breakage Fees and any Prepayment Premium that are accrued and unpaid as of the last day of the related Collection Period; (v) pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses),

-79- USActive 58972051.458972051.5 Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents; (vi) to pay the Advances Outstanding until paid in full; (vii) to make any Permitted RIC Distributions (subject to the limitations on the use of Interest Proceeds and Principal Proceeds set forth herein); (viii) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitation contained therein; (ix) to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents; (x) to pay to any Approved Valuation Firm all accrued and unpaid fees and expenses; and (xi) (x) to the Borrower, any remaining amounts, for payment as directed by the Borrower, including (A) as a distribution to the Equityholder as the holder of the Equity Interest in the Borrower or (B) for deposit in the Collection Account as Interest Collections or Principal Collections. (d) Insufficiency of Funds. For the avoidance of doubt, the parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents, subject to the limited recourse provisions of Section 12.09. The parties further agree that the rights of the holders of any Equity Interest in the Borrower to distributions by the Borrower and in and to the Collateral Portfolio, including any payment from Proceeds of the Collateral Portfolio, are fully subordinated and junior to the Obligations of the Borrower to the Secured Parties. In the event the Borrower is subject to a Bankruptcy Event, any claim that the holders of any Equity Interest in the Borrower may have with respect to the such distributions shall, notwithstanding anything to the contrary herein and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the Obligations of the Borrower to the Secured Parties. The foregoing sentence and the provisions of Section 2.04 shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower and the Equityholder hereby agree that the Equityholder may only receive distributions from the Borrower from amounts available to the Borrower pursuant to Sections 2.04(a)(xxii), 2.04(b)(viii) and, 2.04(c)(ixxi) and 5.02(m). (e) [Reserved]. (f) Repayment of Obligations. Notwithstanding anything to the contrary contained herein, the Borrower shall repay the Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, all Administrative Expenses and all other Obligations (other than unmatured contingent indemnification obligations) in full on the Facility Maturity Date.

-80- USActive 58972051.458972051.5 (g) Unfunded Exposure Account; Delayed Draw Loan Assets; Revolving Loans. On or before (x) the Addition Date of any Delayed Draw Loan Asset or Revolving Loan, the Borrower shall deposit into the Unfunded Exposure Account an amount equal to the Unfunded Exposure Equity Amount of such Delayed Draw Loan Asset or Revolving Loan and (z) the date that is two (2) Business Days prior to the Revolving period End Date, the Borrower shall deposit into the Unfunded Exposure Account an amount equal to the Unfunded Exposure Amount of such Delayed Draw Loan Asset or Revolving Loan, in each case by making a Disbursement Request from the Principal Collection Account in accordance with Section 2.19 and/or a Notice of Borrowing for an Advance in accordance with Section 2.02. Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Delayed Draw Loan Asset or Revolving Loan; provided that, during the Amortization Period, all such draw requests shall be funded only from amounts on deposit in the Unfunded Exposure Account or from capital contributions made by the Transferor to the Borrower. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Collateral Agent (with a copy to the Administrative Agent) in the form of a Disbursement Request, and the Collateral Agent shall instruct the Account Bank to fund such draw request in accordance with the Disbursement Request. In the event that any Delayed Draw Loan Asset or Revolving Loan is sold by the Borrower or the Unfunded Exposure Amount is irrevocably reduced, the Servicer (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) may cause amounts on deposit in the Unfunded Exposure Account in an amount equal to the reduction of such Unfunded Exposure Amount to be deposited into the Principal Collection Account as Principal Collections. Section 2.05 Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Servicer, the Borrower or the Administrative Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by email), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04. The Servicer and the Borrower shall promptly transmit to the Administrative Agent by e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04. The Administrative Agent shall promptly transmit to the Servicer and the Borrower by e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent, pursuant to Section 2.04. If either the Administrative Agent or Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer and the Collateral Agent or the Administrative Agent, as applicable, in writing and in reasonable detail to identify the specific disagreement. In the event the Collateral Agent or the Account Bank receives instructions from the Servicer or the Borrower after the occurrence of an Event of Default which conflict with any instructions received from the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.

-81- USActive 58972051.458972051.5 Section 2.06 Borrowing Base Deficiency Payments; Equity Cure. (a) In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall eliminate such Borrowing Base Deficiency in its entirety within three (3) Business Days of the Borrower obtaining knowledge or receiving written notice from the Administrative Agent of such Borrowing Base Deficiency (or such later date as agreed to by the Administrative Agent in its sole discretion) (or, in the case of subclause (v) below, within the time period set forth in Section 2.06(c)) by effecting one or more (or any combination thereof) of the following actions: (i) depositing cash in Dollars into the Principal Collection Account, (ii) repaying Advances Outstanding (together with any Breakage Fees in respect of the amount so repaid), (iii) to the extent such sales, in conjunction with other actions, would eliminate such Borrowing Base Deficiency, sell Loans in accordance with Section 2.07, (iv) effecting an Addition of Eligible Loan Assets (subject to the requirements set forth in Section 3.02) and/or (v) delivery of an Equity Cure Notice (subject to the requirements set forth in Section 2.06(c)). For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency using any combination of clauses (i), (ii), (iii), (iv) and (v) above. (b) No later than 2:00 p.m. on the Business Day prior to any proposed repayment of Advances Outstanding or Pledge of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian), notice of such repayment or Pledge and a duly completed Borrowing Base Certificate, updated to the date such repayment or Pledge will be made and giving pro forma effect to such repayment or Pledge, and (ii) to the Administrative Agent, if applicable, a Loan Tape updated to give pro forma effect to any relevant Addition. Any notice pertaining to any repayment or any Pledge pursuant to this Section 2.06 shall be irrevocable. (c) The Borrower may cure a Borrowing Base Deficiency pursuant to Section 2.06(a)(ivv) by delivering a notice to the Administrative Agent within three (3) Business Days afterof the Borrower obtaining knowledge or receiving written notice from the Administrative Agent of such Borrowing Base Deficiency (such notice, an “Equity Cure Notice”), subject to the following requirements: (i) Such Equity Cure Notice sets forth evidence reasonably satisfactory to the Administrative Agent that (A) the Equityholder has rights pursuant to its Constituent Documents to call capital or otherwise has unrestricted access to capital in an aggregate amount sufficient to cure such Borrowing Base Deficiency; (B) the Equityholder has made a capital call or otherwise has sufficient cash on hand in an aggregate amount sufficient to cure such Borrowing Base Deficiency and (C) the Equityholder intends to contribute such funds to the Borrower; and (ii) The amount necessary to cure such Borrowing Base Deficiency is contributed from the Equityholder to the Borrower in immediately available funds, and such amount shall be applied by the Borrower to eliminate such Borrowing Base

-82- USActive 58972051.458972051.5 Deficiency, in each case, within twelve (12) Business Days of the date such Equity Cure Notice is delivered to the Administrative Agent. Section 2.07 Discretionary Sales, and Substitutions and Lien ReleaseDividends. (a) Substitutions. Subject to Section 2.07(d), during the Revolving Period the Borrower may sell any Loan to any Person, including Affiliates of the Transferor, and replace such Loan by effecting an Addition of another Eligible Loan Asset (each such sale and Addition, a “Substitution”) so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Substitution, no Unmatured Event of Default or Event of Default shall have occurred, (ii) each substitute Loan acquired by the Borrower in connection with a Substitution shall be an Eligible Loan Asset, (iii) 100% of the proceeds from the sale of the Loan(s) to be replaced in connection with such Substitution are either applied by the Borrower to acquire the substitute Loan(s) or deposited in the Collection Account, (iv) all conditions precedent set forth in Section 3.02 have been satisfied with respect to each Loan to be acquired by the Borrower in connection with such Substitution, and (v) immediately after giving effect to such Substitution, no Borrowing Base Deficiency exists; provided that, notwithstanding anything to the contrary set forth in Section 3.02, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Substitution, the Borrower may effect a Substitution so long as, immediately after giving effect to such Substitution and any other action taken pursuant to Section 2.06 substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or cured. (b) Discretionary Sales. Subject to Section 2.07(d), theThe Borrower mayshall be permitted to sell any LoanLoans to any PersonPersons, including Affiliates of the Transferor subject, from time to Section 2.07(f) below, (eachtime prior to the declaration or automatic occurrence of the Facility Maturity Date (such sale, a “Discretionary Sale”) so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Unmatured Event of Default or Event of Default shall have occurred, (ii) except as set forth in Section 2.07(d)(ii) or unless the Administrative Agent shall have provided prior written consent, the sale price of any such Loan sold pursuant to a Discretionary Sale shall be equal to or greater than its Adjusted Borrowing Value, (iii) 100% of; provided that (i) the proceeds from theof such sale of the Loan(s) in connection with such Discretionary Sale areshall be deposited ininto the Collection Account, (iv) immediately to be disbursed in accordance with Section 2.04 hereof, (ii) any sale to an Affiliate of the Transferor meets the requirements set forth in Section 2.07(e) below, (iii) after giving effect to any such Discretionary Salesale, no Borrowing Base Deficiency exists and (v) after giving effect to any such sale, the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improvedshall exist; provided that, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Discretionary Sale, the Borrower may (x) with the written consent of the Administrative Agent, effect a Discretionary Sale so long as, immediately after giving effect to such Discretionary Sale and any other action taken pursuant to Section 2.06 substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or (y) without the consent of the Administrative Agent, effect a Discretionary Sale so long as, immediately after giving effect to such Discretionary Sale and any other action taken pursuant to Section 2.06 substantially contemporaneous therewith, such Borrowing Base Deficiency will be cured. Notwithstanding the foregoing, the Borrower shall be permitted to sell ineligible Portfolio Assets

-83- USActive 58972051.458972051.5 (including any Equity Security or Margin Stock) and any portion of a Loan in excess of the applicable Concentration Limitations, subject to Section 2.07(f), in each case, (iv) no event has occurred, or would result from such sale, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such sale, which constitutes an Unmatured Event of Default (other than any Unmatured Event of Default that will be cured in accordance with clause (Aiii) for fair market value (as determined by the Servicerabove), and (B) so long as,v) after giving effect to any such sale, the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved and (C) in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such sale, immediately after giving effect to such sale and any other action taken pursuant to Section 2.06 substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or cured. (c) Repurchase or Substitution of Warranty Breach Loan Assets. No later than ten (10) Business Days following the earlier of knowledge by the Borrower of a Loan becoming a Warranty Breach Loan Asset or receipt by the Borrower from the Administrative Agent or the Servicer of written notice thereof, unless the Administrative Agent has provided its written consent (in its sole and absolute discretion) to waive the requirements set forth in this Section 2.07(c), the Borrower shall either: (i) make a deposit to the Collection Account (for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to the sum of (x) (i) the then-applicable Advance Rate of such Loan, multiplied by (ii) the Outstanding Balance, plus (y) any expenses or fees with respect to such Loan and costs and damages incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan of any Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower); provided that (A) the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements and (B) the deposit of such funds into the Collection Account may result from the sale of such Warranty Breach Loan Asset pursuant to Section 2.07(b); or (ii) with the prior written consent of the Administrative Agent, in its sole discretion, substitute for such Warranty Breach Loan Asset a Substitute Eligible Loan Asset. Upon confirmation of the deposit of the amounts set forth in Section 2.07(c)(i) into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Breach Loan Asset pursuant to Section 2.07(c)(ii) (the date of such confirmation or delivery, the “Release Date”), such Warranty Breach Loan Asset and related Portfolio Assets shall be removed from the Collateral and, as applicable, the Substitute Eligible Loan Asset and related Portfolio Assets shall be included in the Collateral. On the Release Date of each Warranty Breach Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Breach Loan Asset and any related Portfolio Asset and all future monies due or to become due with respect thereto.

-84- USActive 58972051.458972051.5 (d) Conditions to Sales and Substitutions. Any sales or substitutions effected pursuant to Section 2.07(a) or Section 2.07(b) shall be subject to the satisfaction (or waiver by the Administrative Agent) of the following conditions: (i) the conditions to the relevant Transaction set forth in Section 3.02; (ii) the Borrower shall deliver a list of all Loans to be sold or substituted to the Administrative Agent and the Collateral Agent, together with a Loan Tape updated to give pro forma effect to the relevant Discretionary Sale or Substitution; (iii) the Borrower shall not utilize selection procedures which are intended to be adverse to the interests of the Administrative Agent or the Lenders in the selection of the Loans to be sold or substituted; (iv) the Borrower shall notify the Administrative Agent and the Account Bank of any amount to be deposited into the Collection Account in connection with any Discretionary Sale or Substitution; (v) the Borrower shall be deemed to have certified to the Administrative Agent that the representations and warranties contained in Section 4.01 and 4.02 hereof shall be correct in all respects as if made on such date following any Discretionary Sale or Substitution, except to the extent any such representation or warranty relates to an earlier date; and (vi) any repayment of Advances Outstanding in connection with any Discretionary Sale or Substitution shall comply with the requirements set forth in Section 2.17(b). (e) Distribution of Certain Assets. Notwithstanding anything to the contrary herein: (i) the Borrower shall be permitted to distribute to the Equityholder (i) any Equity Security and (ii) any Loan that has an Adjusted Borrowing Value of zero if, after giving effect to such transfer, no Event of Default, Unmatured Event of Default or Borrowing Base Deficiency has occurred and is continuing; and (ii) the Borrower shall be permitted to sell any Defaulted Loan, Margin Stock or Equity Security to Persons other than Affiliates of the Transferor pursuant to Section 2.07(b) at any time; provided that, during the continuance of an Event of Default, the prior written consent of the Administrative Agent shall be required for any such sale. (f) Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Transferor (or an Affiliate thereof) shall not reacquire from the Borrower and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and neither the Transferor nor any Affiliates thereof will have a right or ability to purchase, the Loans of the Borrower other than (i) where the relevant transfer occurs in a transaction on arm’s length terms and at a price for each such Loan at least equal to the greater of

-85- USActive 58972051.458972051.5 the Assigned Value or fair market value of such Loan, as determined by an Approved Valuation Firm, (ii) where the Borrower has provided notice to the Administrative Agent setting forth the price at which such Loan is proposed to be sold and (iii) after giving pro forma effect to such transaction, (A) the aggregate Outstanding Balance of Loans sold or released to the Transferor or any Affiliate thereof pursuant to Section 2.07(a), Section 2.07(b) or Section 2.07(g) shall not in aggregate exceed 20% of the Net Purchased Loan Balance, and (B) the aggregate Outstanding Balance of Defaulted Loans sold or released to the Transferor or any Affiliate thereof pursuant to Section 2.07(a), Section 2.07(b) or Section 2.07(g) shall not in aggregate exceed 10% of the Net Purchased Loan Balance, and (iv) unless otherwise consented to by the Administrative Agent, after giving effect to such sale, either (x) no Borrowing Base Deficiency shall exist or (y) if a Borrowing Base Deficiency already exists, such Borrowing Base Deficiency will not be higher as a result of such sale. (g) Lien Release Dividend. Notwithstanding anything to the contrary herein; provided no Event of Default has occurred and is continuing and no Unmatured Event of Default exists and is continuing, on a Lien Release Dividend Date, the Borrower may dividend any Loan, or portions thereof, to the Equityholder (each, a “Lien Release Dividend”), subject to the following terms and conditions, as certified by the Borrower to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian): (i) The Borrower and the Equityholder shall have given the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, at least five (5) Business Days prior written notice requesting that the Administrative Agent consent to the effectuation of a Lien Release Dividend, in the form of Exhibit O (a “Notice and Request for Consent to Lien Release Dividend”), and the Administrative Agent shall have delivered to the Borrower prior written consent, which consent shall be given in the reasonable discretion of the Administrative Agent; provided that, if the Administrative Agent shall not have responded to the Notice and Request for Consent to Lien Release Dividend by 11:00 a.m. on the day that is one Business Day prior to the proposed Lien Release Dividend Date, the Administrative Agent shall be deemed not to have given its consent; (ii) On any Lien Release Dividend Date, no more than four Lien Release Dividends shall have been made during the 12-month period immediately preceding the proposed Lien Release Dividend Date; (iii) After giving effect to the Lien Release Dividend on the Lien Release Dividend Date, (A) no Borrowing Base Deficiency, Event of Default or Unmatured Event of Default shall exist, (B) the representations and warranties contained in Section 4.01, Section 4.02 and Section 4.03 shall be correct in all respects as if made on such date, except to the extent relating to an earlier date, (C) the eligibility of any Loan remaining as part of the Collateral Portfolio after the Lien Release Dividend will be redetermined as of the Lien Release Dividend Date, (D) no claim shall have been asserted or proceeding commenced challenging the enforceability or validity of any of the Required Loan Documents and (E) there shall have been no material adverse change as to the Servicer or the Borrower;

-86- USActive 58972051.458972051.5 (iv) Such Lien Release Dividend must be in compliance with Applicable Law and may not (A) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Lien Release Dividend, not Solvent; (v) On or prior to the Lien Release Dividend Date, the Borrower shall have (A) delivered to the Administrative Agent, the Collateral Agent and the Collateral Custodian, a list specifying all Loans or portions thereof to be transferred pursuant to such Lien Release Dividend and the Administrative Agent shall have approved the same in its sole discretion and (B) obtained all corporate or similar authorizations, consentsand approvals required to effectuate the Lien Release Dividend; (vi) A portion of a Loan may be transferred pursuant to a Lien Release Dividend; provided that (A) such transfer does not have an adverse effect on the portion of such Loan remaining as a part of the Collateral Portfolio, any other aspect of the Collateral Portfolio, the Lenders, the Administrative Agent or any other Secured Party and (B) a new promissory note (other than with respect to a Noteless Loan) for the portion of the Loan remaining as a part of the Collateral Portfolio has been executed, and the original thereof has been endorsed to the Collateral Agent and delivered to the Collateral Custodian; (vii) Each Loan, or portion thereof, as applicable, shall be transferred at a value equal to the Outstanding Balance thereof, exclusive of any accrued and unpaid interest or PIK Interest thereon; (viii) The Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent; (ix) The Borrower shall have paid in full an aggregate amount equal to the sum of all amounts due and owing to the Administrative Agent, the Lenders, the Collateral Agent or the Collateral Custodian, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date (including, without limitation, Breakage Fees) with respect to the Loans to be transferred pursuant to such Lien Release Dividend and incurred in connection with the transfer of such Loans pursuant to such Lien Release Dividend; and (x) Subject to Section 12.07, the Borrower hereby agrees to pay the reasonable legal fees and expenses of the Administrative Agent, the Collateral Agent and the Collateral Custodian in connection with any Lien Release Dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Loan in connection with such Lien Release Dividend) (g) [Reserved]. (h) Limitations on Sales and Substitutions. The Outstanding Balance of all Loans sold pursuant to Section 2.07 during any twelve (12) calendar months shall not exceed

-87- USActive 58972051.458972051.5 25% of the highest aggregate Outstanding Balance of the Collateral Portfolio of any month during such 12 month period (or such lesser number of months as shall have elapsed as of such date); provided that, subject to the limitations set forth in Section 2.07(f), any Warranty Breach Loan Asset, any Loan that as of any date of determination does not satisfy the definition of “Eligible Loan Asset” or any Loan sold to any collateralized loan obligation (or, in the case of clause (z) below, any credit facility) undertaken by the Servicer or an Affiliate thereof (directly or indirectly) for a substantially concurrent transfer to a special purpose vehicle shall be excluded from the numerator in the foregoing threshold so long as such Loan is sold on arm's-length terms for fair market value (x) (1) for which the closing date was within the two months prior to the proposed date of sale and (2) for which Morgan Stanley Senior Funding, Inc. or an Affiliate thereof acts as an underwriter or placement agent, (y) consented to in writing by the Administrative Agent or (z) with respect to any sale of Loans to such collateralized loan obligation or credit facility, such sale is being performed by the Servicer for the purpose of "rebalancing" (and for the avoidance of doubt any Loans that have been sold for the purposes of rebalancing will not comprise a material portion of the ramping of any collateralized loan obligation or credit facility), shall be excluded from the foregoing threshold so long as such Loan is sold on arm's-length terms for fair market value. Section 2.08 Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. on the day when due in Dollars in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. Each Advance and I/O Notional Loan shall accrue interest at the applicable Yield Rate for each day during each applicable Collection Period. All computations of interest and all computations with respect to the Yield and the Yield Rate shall be computed on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed. Each Advance shall accrue interest at the Yield Rate for each day beginning on, and including, the Advance Date with respect to such Advance and ending on, but excluding, the date such Advance is repaid in full. Yield on the I/O Notional Loan due on each Payment Date shall be equal to the applicable interest due thereon with respect to each such Payment Date, which I/O Notional Loan shall accrue interest at the Yield Rate for each day during the Collection Period. (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall instead be due on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be. To the extent that Available Collections are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.04(a)(v) and Section 2.04(b)(i), such unpaid amounts shall remain due and owing and shall be payable on the next succeeding Payment Date until repaid in full. (c) If any Advance requested by the Borrower pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lenders, the Administrative Agent or an

-88- USActive 58972051.458972051.5 Investment Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lenders, the Administrative Agent or an Investment Affiliate thereof), including any loss (including cost of funds and reasonable out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error. (d) For the avoidance of doubt, the Borrower shall not be obligated to pay or repay any amounts in respect of the I/O Notional Loan other than interest in accordance with Section 2.01 and Section 2.04, as applicable. Section 2.09 Increased Costs; Capital Adequacy; Compensation for Losses. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, assessment, fee, tax, insurance charge, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any the Administrative Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”); provided that a participant shall be subject to the proviso to Section 12.04(d); (ii) impose on any Affected Party or the London or other applicable offshore interbank market (or, to the extent a different Benchmark applies, the market for such Benchmark) any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances or participation therein or the obligation or right of any Lender to make Advances hereunder; (iii) change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; (iv) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (v) change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges; and the result of any of the foregoing shall be to increase the cost to or impose a cost upon such Affected Party of funding or making or maintaining any Advance or of maintaining its obligation

-89- USActive 58972051.458972051.5 to make any such Advance or otherwise performing its obligations under the Transaction Documents or to increase the cost to such Affected Party or to reduce the amount of any sum received or receivable by such Affected Party, whether of principal, interest or otherwise or to require any payment calculated by reference to the amount of interest or loans received or held by such Affected Party and such Affected Party is generally charging such amounts to similarly situated borrowers, then the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered. (b) If any Affected Party determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Party’s capital or on the capital of Affected Party’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Party to a level below that which such Affected Party or Affected Party’s holding company could have achieved but for such Change in Law and such Affected Party is generally charging such amounts to similarly situated borrowers, then from time to time the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or Affected Party’s holding company for any such reduction suffered. (c) A certificate of an Affected Party providing an explanation of the applicable Change in Law, certifying that such Affected Party is generally charging such amounts to similarly situated borrowers and setting forth the amount or amounts necessary to compensate such Affected Party or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.10 shall be delivered to the Borrower and shall be conclusive absent manifest error. In determining any amount provided for in this Section 2.09, the Affected Party may use any reasonable averaging and attribution methods. The Borrower shall pay such Affected Party the amount shown as due on any such certificate on the Payment Date following receipt thereof. (d) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of any Affected Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Affected Party pursuant to this Section 2.09 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Affected Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof. (e) In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment ofdeposits or other funds acquired by such Affected Party to make any purchase or loan or maintain any purchase or loan) as a result of any Advance not being made in accordance with a request therefor under Section 2.02, then, on the Payment Date following written notice from such Affected Party to the Borrower, the Borrower shall pay to such Affected Party, the amount of

-90- USActive 58972051.458972051.5 such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Borrower. (f) Compensation for Losses. In the event of (i) the payment of any principal of any SOFR Advance other than on the last day of the Collection Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Advance other than on the last day of the Collection Period applicable thereto (including as a result of an Event of Default), or (c) the failure to borrow, convert, continue or prepay any SOFR Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.09(f) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. Section 2.10 Taxes. (a) Defined Terms. For purposes of this Section 2.10, the term “Applicable Law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.10) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or

-91- USActive 58972051.458972051.5 by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to maintain a Participant Register, (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.10, the Borrower shall deliver to the Administrative Agent appropriate evidence of such payment. (g) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation or other information reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(g)(i), (ii) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (i) If any Lender is not a U.S. Person, such Lender shall deliver to the Borrower, to the extent legally entitled to do so, with a copy to the Administrative Agent, on or prior to the date such Lender becomes a party to the Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: a. in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest

-92- USActive 58972051.458972051.5 under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; b. executed copies of IRS Form W-8ECI; c. in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit P-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or d. to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-2 or Exhibit P-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-4 on behalf of each such direct and indirect partner; (ii) If a Lender is a U.S. Person, such Lender shall deliver to the Borrower, with a copy to the Administrative Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), two (or such other number as may from time to time by prescribed by Applicable Law) duly completed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholdingtax. (iii) If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations

-93- USActive 58972051.458972051.5 under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (iv) Each Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form or information prescribed by Applicable Law as a basis for claiming exemptions from or a reduction in withholding Taxes, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. Each Lender shall also provide such information as is required to enable the Borrower to comply with its tax reporting obligations. Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.10(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of additional amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any otherPerson. (i) Survival. Each party’s obligations under this Section 2.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

-94- USActive 58972051.458972051.5 Section 2.11 Mitigation Obligations. If any Lender requests compensation under Section 2.09, or requires the Borrower to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10 then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or Section 2.10, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Section 2.12 Grant of a Security Interest; Collateral Assignment ofAgreements. (a) To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (collectively, the "Secured Obligations"), the Borrower hereby (i) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties and (ii) Grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral Portfolio, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral Portfolio shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge, mortgage or Grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (x) the Borrower shall remain liable under the Collateral Portfolio to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (y) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral Portfolio shall not release the Borrower from any of its duties or obligations under the Collateral Portfolio and (z) none of the Administrative Agent, the Collateral Agent, any Lender (nor its successors and assigns) nor any Secured Party shall have any obligations or liability under the Collateral Portfolio by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender (nor its successors and assigns) nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The foregoing Grant shall, for the purpose of determining the property subject to the Lien of this Agreement, be deemed to include any securities and any investments constituting Collateral Granted to the Collateral Agent by or on behalf of the Borrower, whether or not such securities or investments satisfy the criteria set forth in the definitions of "Eligible Loan Asset" or “Permitted Investments,” as the case may be. (b) As security for the Secured Obligations, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower's right and title to and interest in, to and under (but not any obligations under) the Sale and Contribution

-95- USActive 58972051.458972051.5 Agreement (and any UCC financing statements filed under or in connection therewith), the Underlying Instruments related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any ExcludedAmounts or Retained Interest (the "“Assigned Documents"”). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under the Sale and Contribution Agreement. The Borrower confirms that until the Collection Date the Collateral Agent (at the direction of the Administrative Agent) on behalf of the Secured Parties shall have the sole right after the occurrence and during the continuance of an Event of Default to enforce the Borrower's rights and remedies under the Sale and Contribution Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties. The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date. Section 2.13 Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of the Borrower, at its address referred to in Section 12.02, a copy of each Assignment and Acceptance and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (including principal amounts and stated interest on the Advances or stated interest on the I/O Notional Loan, as applicable) (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower the Administrative Agent and each Lender shall treat each Person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time during business hours and from time to time upon reasonable prior notice. No Advance or I/O Notional Loan hereunder shall be assigned or sold, in whole or in part without registering such assignment or sale on the Register. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of any Advance and the I/O Notional Loan. Section 2.14 [Reserved]. Section 2.15 Release of Loans. (a) The Borrower may obtain the release of (i) any Loan (and the related Portfolio Assets pertaining thereto) sold or substituted in accordance with the applicable provisions of Section 2.07 and any Portfolio Assets pertaining to such Loan and (ii) any Loan in the Collateral Portfolio that expires by its terms where all amounts owed in respect thereof have been paid in full by the related Obligor and/or the related administrative agent, as applicable, and deposited in the Collection Account. The Collateral Agent, for the benefit of the Secured Parties, shall at the sole expense of the Borrower and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit J) (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien

-96- USActive 58972051.458972051.5 created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the Required Loan Documents to the Borrower. (b) Upon the occurrence of the Collection Date, the respective remaining interests in the Portfolio Assets of each Lender, the Collateral Agent and the Administrative Agent shall be automatically released to the Borrower, for no consideration but at the sole expense of the Borrower, free and clear of any Lien resulting solely from an act by any Lender, the Collateral Agent or the Administrative Agent but without any other representation or warranty, express or implied, by or recourse against any Lender, the Collateral Agent or the Administrative Agent, and the Collateral Agent or the Administrative Agent shall promptly provide evidence of any such release as the Borrower may request, at the sole expense of the Borrower. (c) The security interest on any Loans released pursuant to this Section 2.15 or pursuant to Section 2.07(g) shall be automatically released upon the consummation of the transfer or distribution of such Loan, without any further action from the Collateral Agent or the Administrative Agent; provided, however, the Collateral Agent and the Administrative Agent shall, upon the reasonable request of the Servicer or the Borrower, deliver any documentation or take any actions necessary or desirable to evidence the release of such security interest. Section 2.16 Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loans shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loanshereunder. Section 2.17 Prepayment; Repayment; Reduction of Commitments. (a) Except as expressly permitted or required herein, including, any repayment necessary to cure a Borrowing Base Deficiency, Advances may only be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent, the Collateral Agent and the Lenders no later than at least one Business Day, or in the case of any prepayment in whole, at least three (3) Business Days, prior to such prepayment. Upon any prepayment (x) in part, the Borrower shall also pay all accrued and unpaid costs and expenses of the Administrative Agent and the Lenders required to be paid pursuant to Section 12.07 related to such prepayment and (y) in whole, the Borrower shall also pay in full all accrued and unpaid Yield, Increased Costs and all accrued and unpaid costs and expenses of the Administrative Agent and the Lenders required to be paid pursuant to Section 12.07 related to such prepayment; and (z) if such prepayment occurs other than on a Payment Date, the Borrower shall pay any applicable Breakage Fees. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.17(a) to the payment of Breakage Fees and to the pro rata reduction of the Advances Outstanding. Any notice relating to any repayment pursuant to this Section 2.17(a) shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such events fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any Breakage Fees or, subject to Section 12.07, other reasonable and documented

-97- USActive 58972051.458972051.5 out-of-pocket costs incurred by the Administrative Agent or any Lender in connection with such revocation). (b) The Borrower may, at its option, upon three (3) Business Days’ prior delivery of a Notice of Reduction (which notice shall include a Borrowing Base Certificate giving pro forma effect to the action in (i) or (ii)) to the Administrative Agent, the Collateral Agent and the Lenders, either (i) cause the Collection Date to occur upon payment in full of all Advances Outstanding, all accrued and unpaid Yield and Fees, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, payment of the Prepayment Premium pro rata to each Lender and payment of all other Obligations (other than unmatured contingent indemnification obligations) (a “Prepayment Election”) or (ii) reduce the Facility Amount by any portion of such Facility Amount that exceeds the sum of all Advances Outstanding, subject to payment by the Borrower of all accrued and unpaid Yield and Unused Fees (pro rata with respect to the portion of the Facility Amount so reduced), any Breakage Fees, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders relating to such partial reduction and the Prepayment Premium pro rata to each Lender. Any termination of this Agreement shall be subject to Section 12.05. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.17(b). The I/O Notional Loan Amount shall be reduced by the same amount of any reduction of Commitments under this Section 2.17(b). (c) Notwithstanding anything to the contrary herein, no Prepayment Premium shall be due and payable in connection with any prepayment or repayment in any of the following circumstances: (i) if a Non-Approval Event has occurred and is continuing at the time of such prepayment or repayment, (ii) on or after the one (1) year anniversary of the Eighth Amendment Closing Date or (iii) if such prepayment or repayment is pursuant to Section 2.17(a). Section 2.18 Collections and Allocations. (a) Collections. The Servicer shall transfer, or cause to be transferred all Available Collections received directly by it to the Collection Account by the close of business on the second Business Day after such Collections are received. Promptly following the transfer of Available Collections to the Collection Account, the Servicer shall segregate Principal Collections and Interest Collections and transfer the same to the Principal Collection Account and the Interest Collection Account, respectively. The Servicer shall report the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account, in each case on each Quarterly Reporting Date, in the Servicer Quarterly Report delivered pursuant to Section 6.08(c). (b) Initial Deposits. On and after the Addition Date with respect to any Loan, the Servicer will deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral Portfolio on such date. (c) Excluded Amounts. The Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amountsif the Servicer has, prior to such

-98- USActive 58972051.458972051.5 withdrawal, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts (a copy of which will be provided by the Servicer to the Collateral Agent) in form and substance satisfactory to the Administrative Agent in its reasonable discretion. (d) Investment of Funds. Prior to delivery of any Notice of Exclusive Control, the Servicer may, pursuant to written instruction (which may be in the form of standing instructions), direct the Collateral Agent to invest, or cause the investment of, funds on deposit in the Controlled Accounts in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall not be invested. A Permitted Investment acquired with funds deposited in any Controlled Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee and shall be credited to a Controlled Account; provided that compliance shall be the responsibility of the Borrower and the Servicer and not the Collateral Agent or Account Bank. All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall deposit in the Collection Account or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Administrative Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account, other than with respect to fraud or their own gross negligence or willful misconduct. The parties hereto acknowledge that Permitted Investments may include those investments in which the Collateral Agent or any of its Investment Affiliates provides services and receives reasonable compensation. (e) Rights of Withdrawal. Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in this Section 2.18, Section 2.04 or Section 2.19. Section 2.19 Reinvestment of Principal Collections. On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent, the Lenders and Administrative Agent, prior to the end of the Revolving Period, the Servicer may, to the extent of any Principal Collections on deposit in the Principal Collection Account: (a) withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be Pledged hereunder; provided that the following conditions are satisfied: (i) all applicable conditions precedent set forth in Section 3.02 have been satisfied; (ii) (x) no Event of Default or Unmatured Event of Default has occurred (other than an Unmatured Event of Default consisting of a Borrowing Base Deficiency,

-99- USActive 58972051.458972051.5 which is subject to clause (y)) and is continuing or exists or would result from such withdrawal and reinvestment, and (y) no Borrowing Base Deficiency exists or would result from such withdrawal and reinvestment; provided that if as a result of such withdrawal and reinvestment any Borrowing Base Deficiency would be decreased, such withdrawal and reinvestment will be permitted; (iii) the representations and warranties contained in Section 4.01, Section 4.02 and Section 4.03 hereof shall be correct in all respects as if made on such date, except to the extent relating to an earlier date; (iv) the Servicer provides same day (or earlier) written notice to the Administrative Agent and the Collateral Agent by email (to be received no later than 2:00 p.m. on such day) of the request to withdraw Principal Collections and the amount of such request; (v) the notice required in clause (iv) above shall be accompanied by a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer; or (b) withdraw such funds for the purpose of making payments in respect ofthe Advances Outstanding at such time in accordance with and subject to the terms of Section 2.17. Upon the satisfaction of the applicable conditions set forth in this Section 2.19(as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Collateral Agent will release funds from the Principal Collection Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collection Account on such day. Section 2.20 Loan Approval Procedure. (a) Approval Request. For each Loan that the Borrower wishes to effect an Addition (including any Addition in connection with a Substitution), the Borrower shall deliver a request for an Approval Notice to the Administrative Agent (an “Approval Request”). Each Approval Request shall set forth information in relation to the relevant Loan as of a date not more than five (5) Business Days prior to the date of the Approval Request (the “Addition Cut-Off Date”), and shall confirm that as of the Addition Cut-Off Date: (i) on the basis of the information set forth in the Approval Notice, the Loan meets the Eligibility Criteria (or such Approval Request shall describe any Eligibility Criteria not met in relation to which the Borrower is requesting awaiver); (ii) inclusion of such Loan as an Eligible Loan Asset either (a) will not cause the Eligible Loan Assets to exceed any Concentration Limitation or (b) may cause the Eligible Loan Assets to exceed one or more Concentration Limitations (which shall be described in the Approval Request) but the Servicer has identified the portion of any such Eligible Loan Asset that exceeds such Concentration Limitations (which shall be designated in the Approval Request) consistent with the confirmation in clause (iii); and

-100- USActive 58972051.458972051.5 (iii) based on a specific assumed acquisition price (if applicable), Advance Rate and Assigned Value with respect to the proposed Loan, and any expected equity contribution set forth in the Approval Request, either (I) no Borrowing Base Deficiency will result from the inclusion of such Loan in the Borrowing Base or (II) if a Borrowing Base Deficiency exists prior to such Addition, inclusion of such Loan in the Borrowing Base will cure or reduce such Borrowing Base Deficiency, including in each case from any related Advance and the application of the proceeds of such Advance to any necessary purchase or acquisition of Loan. (b) Loan Information. The Approval Request will include the items set forth in clause (b) of the definition of “Required Loan Documents” (to the extent available to the Servicer) and, with respect to any Obligor, (i) to the extent available to the Servicer, the audited financial statements for such Obligor for the three prior fiscal years (or such shorter period of time that the Obligor has been in existence), (ii) the Servicer’s internal credit memo with respect to the Obligor, including explanation of any EBITDA adjustments and detailed projections of free cash flow through maturity, and (iii) upon the reasonable request of the Administrative Agent, explanation of any EBITDA adjustments and projections of free cash flow through maturity, any lender presentations and confidential information memorandum received by the Servicer. Following receipt of an Approval Request, the Administrative Agent may reasonably request any additional specific appraisals, valuation reports, or credit evaluations or analyses in the Servicer’s possession in relation to such Loan (“Additional LoanInformation”). (c) Approval Notice. After it has received an Approval Request and any reasonably requested Additional Loan Information, the Administrative Agent shall either deliver an Approval Notice in relation to such Loan, or notify the Servicer in writing that no Approval Notice will be given in relation to such Loan. (d) Assigned Value Estimate. Upon reasonable request by the Servicer, the Administrative Agent shall from time to time provide to the Servicer its good faith, non-binding estimate of the expected Assigned Value of any potential Eligible LoanAsset. (e) Eligibility Criteria. An Approval Notice from the Administrative Agent in relation to any Loan will be deemed to be a waiver of the requirements in the definition of “Eligibility Criteria” if and only if the relevant deviation from such criteria has been identified in the Approval Request delivered to the Administrative Agent. Section 2.21 Incremental Facilities. (a) The Borrower may, by written notice to the Administrative Agent substantially in the form of Exhibit M hereto, and each Lender, elect to request, prior to the last day of the Revolving Period, an increase to the existing Commitments (any such increase, the “New Commitments”) by an amount with the consent of the Administrative Agent in its sole discretion and subject to any internal approvals, which would increase the Facility Amount up to $400,000,000. Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Commitments shall be effective and approved in writing by the Administrative Agent and (ii) the identity of each Lender or other Person (each, an

-101- USActive 58972051.458972051.5 “Increasing Lender”) to whom the Borrower proposes any portion of such New Commitments be allocated and the amounts of such allocations (if then known). Such New Commitments shall become effective as of such Increased Amount Date; provided that (A) no Unmatured Event of Default, Event of Default or Borrowing Base Deficiency shall exist on such Increased Amount Date before or after giving effect to such New Commitments; (B) the New Commitments shall be effected pursuant to an Assignment and Acceptance for each existing Lender (if applicable), or one or more Joinder Supplements for any new Lender executed and delivered by the Borrower, such new Lender and the Administrative Agent, and each of which shall be recorded in the Register and each new Lender shall be subject to the requirements set forth in Section 2.10(g); (C) the Borrower shall pay any applicable Breakage Fees in connection with the New Commitments and shall pay any other required fees in connection with the New Commitments; (D) the Borrower shall deliver or cause to be delivered any customary closing documents (substantially consistent with the documents set forth in Section 3.01) reasonably requested by Administrative Agent or an Increasing Lender in connection with any such transaction; and (E) the effectiveness of any allocation of New Commitments to a non-Lender shall be subject to the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed). (b) On any Increased Amount Date on which New Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Lenders shall assign to each of the Increasing Lenders, and each of the Increasing Lenders shall purchase from each of the existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Advances Outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances will be held by existing Lenders and Increasing Lenders ratably in accordance with their Commitments after giving effect to the addition of such New Commitments to the Commitments, (ii) each New Commitment shall be deemed, for all purposes, a Commitment and each Advance made thereunder (a “New Advance”) shall be deemed, for all purposes, an Advance and (iii) each new Lender shall become a Lender with respect to the Commitments and all matters relating thereto. (c) The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the New Commitments and the Increasing Lenders and (ii) in the case of each notice to any Lender, the respective interests in such Lender’s Advances, in each case subject to the assignments contemplated by this Section 2.21. (d) The terms and provisions of the New Advances shall be identical to the Advances. Each Assignment and Acceptance or each Joinder Supplement, as applicable, may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Transaction Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, and consented to by the Borrower (such consent not to be unreasonably withheld), to effect the provisions of this Section 2.21.

-102- USActive 58972051.458972051.5 Section 2.22 Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (i) Waivers and Amendments. The portion of the Advance funded by such Defaulting Lender shall not be included in determining whether Required Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder; provided that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. For any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Unused Fee for any

-103- USActive 58972051.458972051.5 period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender). (b) In the event that the Administrative Agent, and, so long as no Event of Default exists, the Borrower, determines (such determination not to be unreasonably withheld) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender will cease to be a Defaulting Lender and the provisions of clause (a) shall, from and after such determination, cease to be of further force or effect with respect to such Lender; provided that no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender. (c) Replacement of a Lender. (i) If any Lender becomes a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon not less than five (5) Business Days advance notice to the Administrative Agent and (if different) the related Lender, (x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not be unreasonably withheld, conditioned or delayed, (B) the assignee shall not be an Affiliate of any of the Borrower, the Servicer or the Transferor, (C) such assigning Lender shall have received payment of an amount equal to all outstanding Advances funded or maintained by such Lender, together with all accrued interest thereon and all accrued Fees, and (D) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable consent, waiver or amendment of the Transaction Documents or (y) terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the portion of the Advance held by such Lender as of such termination date, without the payment of any penalty, fee or premium. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to exist. (ii) Any Lender being replaced pursuant to Section 2.22(c)(i) above shall execute and deliver an Assignment and Acceptance with respect to such Lender’s applicable Commitment and outstanding portion of the Advance funded by such Lender. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding portion of the Advance and (B) all obligations of the Borrower owing to the assigning Lender relating to the Advance and Commitments so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and

-104- USActive 58972051.458972051.5 Acceptance, the assignee Lender shall become a Lender hereunder and under each of the Transaction Documents and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned portion of the Advance and Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender or DefaultingLender. (d) In the event that the Borrower or the Administrative Agent has requested any consent, waiver or amendment by any Lender or the Lenders to any matter pursuant to this Agreement, and such consent, waiver or amendment in question requires the agreement of all affected Lenders, the Lenders or the Required Lenders, then any Lender who does not agree to such consent, waiver or amendment within five (5) Business Days’ written notice to such Lender that such amendment has been agreed to by the Required Lenders shall be deemed a “Non-Consenting Lender”. For the avoidance of doubt, (x) Non-Consenting Lender shall not include any Lender that abstains from voting on any consent, waiver or amendment if the vote of such Lender would not be required in order for such consent, waiver or amendment to be approved pursuant to this Agreement, and (y) if the Administrative Agent is also a Lender, any failure of the Administrative Agent, acting in its capacity as Administrative Agent, to grant any consent, waiver or amendment shall not result in the Administrative Agent, acting in its capacity as a Lender, being deemed to be a Non-Consenting Lender. In the event that the Administrative Agent in its individual capacity is a Non-Consenting Lender and the Borrower has replaced the Administrative Agent in its capacity as a Non-Consenting Lender pursuant to this Section 2.22, then the Borrower shall have the right to remove and replace the Administrative Agent in accordance with Section 9.01(h). ARTICLE III. precedent that: CONDITIONS PRECEDENT Section 3.01 Conditions Precedent to Effectiveness. (a) This Agreement shall be effective upon satisfaction of the conditions (i) each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements, certificates and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;

-105- USActive 58972051.458972051.5 (ii) the Administrative Agent shall have received satisfactory evidence that the Borrower, the Transferor and the Servicer have obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby; (iii) in the judgment of the Administrative Agent, there has not been (x) any change in Applicable Law which adversely affects any Lender’s or the Administrative Agent’s ability to enter into the transactions contemplated by the Transaction Documents or (y) any Material Adverse Effect or material disruption in the financial, banking or commercial loan or capital markets generally; (iv) the Servicer and the Borrower shall each have delivered to the Administrative Agent a certificate as to whether such Person is Solvent in the form of Exhibit N; (v) the Borrower and the Servicer shall have delivered to the Administrative Agent a certification that no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing; (vi) the Administrative Agent shall have received the executed legal opinion or opinions of Dechert LLP, counsel to the Borrower, the Transferor and the Servicer, covering due authorization, execution and delivery of, and enforceability of, all Transaction Documents, grant and perfection of the security interests on the Collateral Portfolio, true sale and non-consolidation of the Borrower, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion; (vii) the Administrative Agent shall have received the executed legal opinion or opinions of Locke Lord LLP, counsel to the Collateral Agent, the Collateral Custodian and the Account Bank, covering enforceability of the Transaction Documents to which each such Person is a party; (viii) the Administrative Agent and the Lenders shall have received the fees (including fees, disbursements and other charges of counsel to the Administrative Agent) to be received on the Closing Date referred to herein or in any other Transaction Document; (ix) the Administrative Agent and the Lenders shall have received, sufficiently in advance of the Closing Date, (i) all documentation and other information required by the Administrative Agent or such Lender in its sole discretion and/or bank regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act, all in form and substance satisfactory to the Administrative Agent and the Lenders and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to theBorrower;

-106- USActive 58972051.458972051.5 (x) all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent; (xi) the Administrative Agent or the Collateral Agent shall have received UCC-1 financing statements (i) naming the Borrower as debtor and in proper form for filing in the filing office of the appropriate jurisdiction that, when filed, together with the Securities Account Control Agreement, are effective to perfect the Collateral Agent’s security interest in the Collateral Portfolio such that the Collateral Agent’s security interest in the Collateral Portfolio ranks senior (subject only to Permitted Liens) to that of any other creditors of the Borrower (whether now existing or hereafter acquired) and (ii) naming the Transferor as debtor, the Borrower as assignor and the Collateral Agent, on behalf of the Secured Parties, as secured party/total assignee and in proper form for filing in the filing office of the appropriate jurisdiction; (xii) the Administrative Agent shall have received a certificate of the Servicer and the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing any Transaction Document, which certificate shall be satisfactory in form and substance to the Administrative Agent and shall be executed by a Responsible Officer (or other authorized Person) of such Person; (xiii) the Administrative Agent shall have received true and complete copies of the organizational documents of the Servicer and the Borrower, certified as of the Closing Date as complete and correct copies thereof by the secretary or an assistant secretary (or other authorized Person) of such Person, which certification shall be in form and substance satisfactory to the Administrative Agent; (xiv) the Administrative Agent shall have received certificates dated as of a recent date from the secretary of state or other appropriate authority, evidencing the good standing of the Servicer and the Borrower (i) in the jurisdiction of its organization, formation or incorporation and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect; (xv) the Administrative Agent shall have received complete and correct copies of the resolutions of the Borrower, approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party, certified as of the Closing Date as complete and correct copies thereof by the secretary or an assistant secretary (or other authorized Person) of such Person, which certification shall be in form and substance satisfactory to the Administrative Agent; (xvi) the Administrative Agent shall have received the results of a recentsearch by a Person reasonably satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the

-107- USActive 58972051.458972051.5 Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be reasonably satisfactory to the Administrative Agent; and (xvii) the Borrower shall have paid in full all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letter, the Administrative Agent Fee Letter, the Wells Fargo Fee Letter and shall have reimbursed the Lenders, the Administrative Agent, the Collateral Custodian, the Account Bank and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the attorney fees and any other legal and document preparation costs incurred by the Lenders and the Administrative Agent. Section 3.02 Conditions Precedent to All Transactions. Each Advance under this Agreement, each Addition, each Substitution and each Discretionary Sale (each, a “Transaction”) shall be subject to the further conditions precedent that: (a) On and as of the date of such Transaction the following statements shall be true and correct, and the Borrower by entering into such Transaction shall be deemed to have certified that: (i) with respect to any Advance, the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent) no later than 2:00 p.m. on the date that is one (1) Business Day prior to the proposed Advance Date, a Servicer Advance DateReport; (ii) with respect to any Transaction other than an Advance or a Discretionary Sale, the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent) no later than one Business Day prior to such Transaction, a Borrowing Base Certificate and Loan Tape updated to give pro forma effect to the relevant Addition, or Substitution or Discretionary Sale; provided that if the Servicer delivers a Borrowing Base Certificate on the same Business Day as any Addition or Substitution, the Administrative Agent may in its sole discretion accept the Borrowing Base Certificate and approve such Addition or Substitution; (iii) with respect to any Transaction that is an Addition, (A) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), on or prior to the date of such Addition, an Approval Notice and the Loan Checklist, (B) in the case of any Loan acquired by the Borrower through direct origination by the Borrower or an Affiliate thereof, the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent) (1) within two (2) Business Days (or within five (5) Business Days in the case of clause (c) of the definition of Required Loan Documents) of the date on which funds are released to the related Obligor for settlement of the Loan (as notified by the Collateral Agent to the Administrative Agent), the Required Loan Documents and (2) prior to the release of such funds to the related Obligor as set forth in clause (1), a confirmation from the Servicer that the Required Loan Documents have been finalized and agreed among the relevant parties (which, if the

-108- USActive 58972051.458972051.5 Loans to be Pledged are closed in escrow, may take the form of a certificate (in the form of Exhibit G) from the closing attorneys of such Loans certifying the possession of the Required Loan Documents) and that the Borrower will provide copies of the fully executed Required Loan Documents to the Collateral Custodian (with a copy to the Administrative Agent) as set forth in clause (1); and (C) in the case of a Loan acquired by the Borrower from a third party, the Borrower shall cause to be delivered to the Collateral Custodian (with a copy to the Administrative Agent), within two (2) Business Days after the date of such Addition, (1) the Required Loan Documents, (2) an executed copy of each assignment and assumption agreement, transfer document or instrument relating to each Loan so Pledged evidencing the assignment of such Loan from any prior third party owner thereof directly to the Borrower, and (3) other than in the case of a Noteless Loan, an e-mailed copy of the duly executed original promissory notes of the Loans so Pledged (and, in the case of any Noteless Loan, a fully executed assignment agreement); (b) On and as of the date of such Transaction, after giving effect to such Transaction, the Borrower and the Servicer shall certify asfollows: (i) no Unmatured Event of Default (other than a Borrowing BaseDeficiency) or Event of Default exists or would result from such Transaction; (ii) (A) in the case of an Advance, no Borrowing Base Deficiency exists or would result from such Transaction and (B) in the case of a Transaction other than an Advance, either (I) no Borrowing Base Deficiency exists or would result from such Transaction or (II) if a Borrowing Base Deficiency exists the relevant Transaction will cure or reduce such Borrowing Base Deficiency; (iii) other than Permitted Liens, no Liens exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Pledged on the date of such Transaction; (iv) the representations and warranties contained in Section 4.01, Section 4.02 and Section 4.03 and the representations and warranties of the Servicer contained in the Servicing Agreement are true and correct in all respects (other than any representation and warranty that is made as of a specific date), and no material breach of any covenant contained in Section 5.01, Section 5.02, Section 5.03 and Section 5.04 would result from the Transaction or the application of proceeds therefrom; (v) no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Default or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Default; (vi) since the later of the Closing Date or the date of the last financial statements (or the last day of the period covered by such financial statements) delivered pursuant to Section 6.08(g), there has been no material adverse change in the ability of the Transferor to perform its obligations under any Transaction DocumentMaterial Adverse Effect;

-109- USActive 58972051.458972051.5 (vii) in the case of an Advance, all terms and conditions of the Sale and Contribution Agreement and the Master Participation Agreement, as applicable, required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder as a result of such Transaction (and the Portfolio Asset related thereto), including, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Collateral Portfolio, including such Eligible Loan Assets and the Portfolio Asset and the proceeds thereof shall have been made, taken or performed or will be so on the related Addition Date; and (viii) in the case of an Advance, the Loan to be acquired with the proceeds of any Advance is an Eligible Loan Asset as of the AdditionDate. (c) Each Eligible Loan Asset identified on the updated Loan Tape for inclusion in the Collateral Portfolio on the applicable Addition Date has been approved by the Administrative Agent in an Approval Notice. (d) No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Pledge of Eligible Loan Assets in accordance with the provisions hereof. (e) With respect to an Advance, the proposed Advance Date shall take place during the Revolving Period. (f) All filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in any Eligible Loan Assets to be Pledged in connection with such Transaction and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed. (g) The Borrower shall have paid in full all fees then required to be paid pursuant to the Transaction Documents, including all fees required hereunder and under the applicable Lender Fee Letters, the Administrative Agent Fee Letter and the Wells Fargo Fee Letter. Section 3.03 Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an advance unless such waiver is in writing and executed by suchLender.

-110- USActive 58972051.458972051.5 ARTICLE IV. REPRESENTATIONS AND WARRANTIES Section 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of each Measurement Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below), and provided that any specific representations as to any Loans are made only as of the Loan Tape Cut-Off Date on or immediately preceding the relevant Measurement Date): (a) Organization, Good Standing and Due Qualification. The Borrower is (i) duly formed and/or incorporated, validly existing and in good standing under the laws of the State of Delaware (except as such jurisdiction is changed as permitted hereunder), (ii) qualified to do business and has the power and all licenses necessary to own its assets, to transact the business in which it is engaged and to enter into and perform its obligations pursuant to this Agreement, and (iii) in good standing under the laws of each jurisdiction where the transaction of such business, the ownership of the Loans and the Collateral Portfolio and the entering into and performance of its obligations pursuant to this Agreement requires such qualification except, in the cases of clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect. (b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the limited liability company power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to Grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens. (c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equityor at law). (d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which they are a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loans or the transfer of an ownership interest or security interest in such Loans, other than such as have been met or obtained and are in full force and effect except where the failure to do so would not reasonably be expected to have a Material AdverseEffect.

-111- USActive 58972051.458972051.5 (e) No Violation. The execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Pledge of the Collateral Portfolio will not (i) create any Lien on the Collateral Portfolio other than Permitted Liens, (ii) violate in any material respect any Applicable Law, (iii) violate the Constituent Documents of the Borrower or (iv) violate in any material respect any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower isbound. (f) No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party, (iii) with a claim amount, separately or in the aggregate with all other proceedings, in excess of$16,750, or (iv) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect. (g) Selection Procedures. In selecting the Loans to be Pledged pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lenders. (h) Bulk Sales. The Grant of the securityinterest in the Collateral Portfolio by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicablejurisdiction. (i) Pledge of Collateral Portfolio. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral Portfolio has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Pledge of such Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement. (j) Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents. (k) Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

-112- USActive 58972051.458972051.5 (l) No Injunctions. No injunction, writ, restraining order or other order ofany nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party. (m) Taxes. The Borrower is an entity disregarded as separate from its owner for U.S. federal income tax purposes. The Borrower has filed or caused to be filed on a timely basis all U.S. federal and other material Tax returns required to be filed by them, and have timely paid all U.S. federal and other material Taxes, except Permitted Liens. Other than a Permitted Lien, no Tax lien or similar adverse claim has been filed with respect to the income or property of the Borrower. (n) Location. The Borrower’s jurisdiction of formation (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office or principal place of business is located at the address set forth on Annex A to this Agreement (or at such other address as shall be designated by such party in a written notice to the other parties hereto). The location of the Borrower’s records regarding the Collateral Portfolio (other than those delivered to the Collateral Custodian)) is located at the address set forth on Annex A to this Agreement (or at such other address as shall be designated by such party in a written notice to the other parties hereto). (o) Tradenames. Except as permitted hereunder, the Borrower’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Borrower has not changed its name since its formation; does not have a tradename, fictitious name, assumed name or “doing business as” name other than as disclosed on Schedule V (as such schedule may be updated from time to by the Administrative Agent upon receipt of prior written notice delivered to the Administrative Agent pursuant to Section 5.02(o)). The Borrower’s only jurisdiction of formation is Delaware (or such other jurisdiction as permitted hereunder) and, except as permitted hereunder, the Borrower has not changed its jurisdiction offormation. (p) Solvency. The Borrower is not the subject of any Bankruptcy Proceeding or Bankruptcy Event. The Borrower is Solvent, and the transactions under this Agreement and any other Transaction Document to which the Borrower is a party does not and will not render the Borrower not Solvent. The Borrower is paying its debts as they become due (subject to any applicable grace period) and, after giving effect to the transactions contemplated hereby and based on the Advance Rate and Borrowing Base provisions herein, will have adequate capital to conduct its business. (q) No Subsidiaries. The Borrower has no Subsidiaries except Tax Blocker Subsidiaries not otherwise prohibited hereunder. (r) Value Given. The Borrower has given fair consideration and reasonably equivalent value to any applicable third party seller or Transferor (which may be in the form of an increase in the value of the Equity Interest of the Borrower held by an Equityholder) in exchange for the purchase of the Loans (or any number of them). No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the applicable third party seller or Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

-113- USActive 58972051.458972051.5 (s) Information Accurate. No written information, financial statements, statements or reports (other than projections, forward-looking information, general economic data, industry information or information relating to third parties), in each case furnished by or on behalf of the Borrower to any Secured Party contain any material misstatement of fact, or omit to state a material fact necessary to make the statements set forth therein (when taken as a whole and after giving effect to any updates thereto) not misleading (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Borrower, does not contain any material misstatement of such a fact to the knowledge of the Borrower in light of the circumstances under which such statements were made), in each case as of dates delivered or otherwise expressly referenced therein; provided that solely with respect to information furnished by the Borrower or on its behalf which was provided to the Borrower from an Obligor with respect to a Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Borrower; provided, further, that the Borrower makes no representation with respect to (i) any statements of opinion in any internal credit memo, (ii) any statements of fact in any internal credit memo that do not relate to the Loan or the Collateral Portfolio or (iii) any information furnished by an Obligor or any third party which is not an Affiliate of the Borrower, the Transferor or the Servicer. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan) provided by or on behalf of the Borrower were prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time so prepared. (t) Margin Rules. No portion of the proceeds of any Advance shall be usedin any manner, whether directly or indirectly, that causes such Advance or the application of such proceeds to violate Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. (u) No Adverse Agreements. The Borrower is not party to any agreement adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral Portfolio contemplated by the Grant. (v) Event of Default/Unmatured Event of Default. No event has occurred and is continuing which constitutes an Unmatured Event of Default or an Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such). (w) Servicer Standard. Each of the Loans was underwritten or acquired and is being serviced in conformance with the Servicer Standard and the standard underwriting, credit, collection, operating and reporting procedures and systems of the Servicer.

-114- USActive 58972051.458972051.5 (x) ERISA. (i) Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all benefits vested under each Pension Plan does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No ERISA Event has occurred or is reasonably expected to occur that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect. (ii) Each Foreign Plan is in compliance in all material respects with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as could not, in the aggregate, subject the Borrower to any material tax, penalty or other liability: (i) all contributions required to be made with respect to a Foreign Plan have been timely made; (ii) the Borrower has not incurred any obligations in connection with the termination of, or withdrawal from, any Foreign Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Plan allocable to such benefit liabilities. (iii) The Borrower (a) is not a Benefit Plan Investor and (b) is not a “governmental plan” within the meaning of Section 3(32) of ERISA (“Governmental Plan”), and neither the Borrower nor any transactions by or with the Borrower are subject to state statutes regulating investments of and fiduciary obligations with respect to Governmental Plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code (“SimilarLaw”). (y) [Reserved]. (z) Broker-Dealer. The Borrower is not required to register as a broker-dealer under the provisions of the Exchange Act. (aa) Instructions to Obligors. The Collection Account is the only account to which the related administrative agent (or, if applicable, the related Obligor) with respect to any Loan have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral Portfolio. The Borrower has not Granted any Person other than the Collateral Agent, on behalf of the Secured Parties, an interest in the Collection Account. (bb) Investment Company Act. The Borrower is not required to register as, and is not controlled by, an “investment company” under the provisions of the 1940Act. (cc) Compliance with Law. The Borrower has complied in all material respects with (i) all Applicable Law to which it may be subject and (ii) any order of any Governmental

-115- USActive 58972051.458972051.5 Authority or other board or tribunal to which it is subject. The Borrower has not received any notice that it is not in compliance in any material respect with any of the requirements of the foregoing. The Borrower has maintained in all material respects all records required to be maintained by any applicable Governmental Authority. (dd) Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio Pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt as required herein. (ee) Set-Off, etc. No Loan in the Collateral Portfolio has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof, and no Loan in the Collateral Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower, the Transferor or the Obligor with respect thereto, except, in each case, for any compromise, adjustment, extension, satisfaction, subordination, rescission, set-off or modification, if any, to any such Loan in the Collateral Portfolio occurring prior to the acquisition of such Loan by the Borrower and identified in the Approval Request, or as otherwise permitted pursuant to the Servicing Agreement and in accordance with the Servicer Standard. (ff) Full Payment. As of the applicable Addition Date of any Loan, the Borrower has no knowledge of any fact which would lead it to expect that such Loan will not be paid in full. (gg) Environmental. As of the applicable Addition Date for the Loan related to such Underlying Collateral, no Responsible Officer of the Borrower possesses actual knowledge of the non-compliance of the related Obligor’s operations in any material respect with any applicable Environmental Laws. As of the applicable Addition Date for the Loan related to such Underlying Collateral, the Borrower has not received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws in any material respect with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened. (hh) Anti-Terrorism; OFAC; Anti-Corruption. (i) None of the Borrower nor, to the knowledge of the Borrower, any of its Affiliates or any Obligor is a Person that is, or is owned or controlled by one or more Persons that is, (x) the subject of any Sanctions or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, the Donetsk People’s Republic, the Luhansk People’s Republic, Cuba, Iran, North Korea andSyria).

-116- USActive 58972051.458972051.5 (ii) None of the Borrower nor, to the knowledge of the Borrower, any of its Affiliates is a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority. (iii) No part of the proceeds of any Advance will be used by the Borrower or any of its Affiliates, or, the knowledge of the Borrower, permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), or lend, contribute or otherwise make available such proceeds to any Person, (x) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (y) to fund or facilitate any money laundering or terrorist financing activities, or (z) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any party to this Agreement). (iv) No Collateral or any portion thereof consists of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions. (v) The Borrower acknowledges by executing this Agreement that the Lenders (or the Administrative Agent on their behalf) have notified the Borrower that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Borrower or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Borrower (including the name and address of such Person) in accordance with the Patriot Act. (vi) The Borrower and its Subsidiaries have instituted and maintained or are subject to, and will continue to maintain or be subject to, policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained in this clause (hh). (ii) Confirmation from Transferor. The Borrower has not received in writing from the Transferor an indication that the Transferor will cause the Borrower to file a voluntary bankruptcy petition under the BankruptcyCode. (jj) [Reserved]. (kk) Security Interest. (i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral Portfolio in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

-117- USActive 58972051.458972051.5 (ii) the Collateral Portfolio is comprised of “instruments”, “security entitlements”, “general intangibles”, “tangible chattel paper”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the UCC), real property and/or such other category of collateral under the UCC as to which the Borrower has complied with its obligations under this Section 4.01(kk); (iii) with respect to any assets in the Collateral Portfolio that constitute “security entitlements”: a. all of such security entitlements have been credited to one of the Controlled Accounts and the Securities Intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the UCC; b. the Borrower has taken all steps necessary to cause the Securities Intermediary to identify in its records the Borrower as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and c. the Controlled Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The Securities Intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, after the delivery of a Notice of Exclusive Control by the Collateral Agent in accordance with the Securities Account Control Agreement (acting at the direction of the Administrative Agent) following an Event of Default, the Securities Intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments. (iv) all Controlled Accounts constitute “securities accounts” as defined in the UCC; (v) the Borrower owns and has good and marketable title to (or with respectto assets securing any Loans, a valid security interest in) the Collateral Portfolio free and clear of any Lien (other than Permitted Liens) of any Person; (vi) the Borrower has received all consents and approvals required by the terms of any Loan to the Granting of a security interest in the Loans hereunder to the Collateral Agent, on behalf of the Secured Parties;

-118- USActive 58972051.458972051.5 (vii) the Borrower has authorized the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under the UCC in order to perfect the security interest in the Collateral Portfolio and that portion of the Loans Granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement, in each case to the extent a security interest may be perfected by filing a UCC financing statement; provided that filings in respect of real property shall not be required; (viii) other than Permitted Liens or otherwise as expressly permitted by the terms of this Agreement and the security interest Granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, Granted a security interest in or otherwise conveyed any of the Collateral Portfolio. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral Portfolio other than any financing statement (A) relating to the security interests granted to the Borrower under the Sale and Contribution Agreement or the Master Participation Agreement, as applicable, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Borrower is not aware of the filing of any judgment or Tax lien filings (other than a Permitted Lien in respect of Taxes) against the Borrower; (ix) all original executed copies of each underlying promissory note issued to the Borrower or copies of each Loan Register including the Borrower, as applicable, that constitute or evidence each Loan have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian; (x) other than in the case of Noteless Loans, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loans solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgement of the Collateral Custodian set forth in Section 11.11 may serve as such acknowledgement; (xi) none of the underlying promissory notes issued to the Borrower, or Loan Registers that include the Borrower, as applicable, that constitute or evidence the Loans has any marks or notations indicating that the Borrower’s interest therein has been pledged, assigned or otherwise conveyed to any Person other than to the Borrower and to the Collateral Agent, on behalf of the Secured Parties; (xii) with respect to any Collateral Portfolio that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian and, if in registered form, has been specially Indorsed to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Borrower of such certificated security and

-119- USActive 58972051.458972051.5 has been credited to a Controlled Account, in each case to be held by the Securities Intermediary on behalf of the Collateral Agent for the benefit of the Secured Parties; and (xiii) with respect to any Collateral Portfolio that constitutes an “uncertificated security”, the Borrower has caused the issuer of such uncertificated security to register such security to the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security, or has caused such uncertificated security to be credited to a Controlled Account, in each case to be held by the Securities Intermediary on behalf of the Collateral Agent for the benefit of the Secured Parties. (ll) Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. Section 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio. The Borrower hereby represents and warrants, as of each Measurement Date, as of each applicable Addition Date (solely with respect to the relevant Loans for which such Addition Date is the relevant Addition Date) and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below): (a) Valid Transfer and Security Interest. This Agreement constitutes a Grant of a security interest in all of the Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, which upon the delivery of Collateral Portfolio that is required to be delivered to the Collateral Agent hereunder, the filing of the financing statements referred to in Section 3.01(a)(xiii), and the execution of the Securities Account Control Agreement, shall be a valid and first priority perfected security interest in the Loans forming a part of the Collateral Portfolio and in that portion of the Loans in which a security interest may be perfected by filing, subject only to Permitted Liens; provided that this Agreement will only create a security interest in those commercial tort claims, if any, and timber to be cut, if any, that are described in a notice delivered to the Collateral Agent as contemplated by Section 5.01(x). Neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in the Controlled Accounts, except for the interest of the Borrower in such property as a debtor for purposes of the UCC. (b) Eligibility of Collateral Portfolio. (i) The Loan Tape and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loans contained in the Collateral Portfolio as of the related Loan Tape Cut-Off Date, and the information contained therein with respect to the identity of such item of Collateral Portfolio is true and correct in all material respects and the amounts owing thereunder is true and correct in all respects (other than inadvertent de minimis miscalculations of accrued and unpaid interest) as of the related Loan Tape Cut-Off Date, (ii) based on the information in the Loan Tape delivered concurrently with such Borrowing Base Certificate or as most recently delivered prior to such calculation of Borrowing Base or Borrowing Base Deficiency, each Loan designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan included as an Eligible Loan Asset in any calculation of Borrowing Base or Borrowing Base Deficiency satisfied the

-120- USActive 58972051.458972051.5 Eligibility Criteria as of the relevant Loan Tape Cut-Off Date, and (iii) with respect to each item of Collateral Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in order for the Borrower to validly grant a security interest in each item of Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect. (c) No Fraud. Each Loan was originated without any fraud or misrepresentation by the Transferor or, to the best of the Borrower’s knowledge, on the part of the Obligor. Section 4.03 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made: (a) Organization and Good Standing. The Servicer has been duly formed and is validly existing and in good standing under the laws of the State of DelawareMaryland (except as such jurisdiction is changed as permitted hereunder), with all requisite corporate power and authority to own or lease its properties and to conduct it business as such business is presently conducted and to enter into and perform its obligations pursuant to thisAgreement. (b) Due Qualification. The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and/or the conduct of its business requires such qualification, licenses or approvals, except as could not reasonably result in a Material Adverse Effect. (c) Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer. (d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity). (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not in any material respects (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both)

-121- USActive 58972051.458972051.5 a default under, the Servicer’s certificate or declaration of incorporation or by-laws or any contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such contractual obligation of the Servicer, other than this Agreement, or (iii) cause the Servicer to violate any Applicable Law. (f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect. (g) All Consents Required. All material approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained, other than where the failure to do so would not reasonably be expected to have a Material Adverse Effect. (h) Information Accurate. No written information, financial statements, statements or reports (other than projections, forward-looking information, general economic data, industry information or information relating to third parties), in each case furnished by or on behalf of the Servicer to any Secured Party contain any material misstatement of fact, or omit to state a material fact necessary to make the statements set forth therein (when taken as a whole and after giving effect to any updates thereto) not misleading (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Servicer, does not contain any material misstatement of such a fact to the knowledge of the Servicer in light of the circumstances under which such statements were made), in each case as of dates delivered or otherwise expressly referenced therein; provided that solely with respect to information furnished by the Servicer or on its behalf which was provided to the Servicer from an Obligor with respect to a Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Servicer; provided, further, that the Servicer makes no representation with respect to (i) any statements of opinion in any internal credit memo, (ii) any statements of fact in any internal credit memo that do not relate to the Loan or the Collateral Portfolio or (iii) any information furnished by an Obligor or any third party which is not an Affiliate of the Borrower, the Transferor or the Servicer. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan) provided by or on behalf of the Servicer were prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time so prepared. (i) Servicer Standard. The Servicer has complied in all material respects with the Servicer Standard with regard to the servicing of the Loans. (j) Collections. The Servicer acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio transferred or Pledged

-122- USActive 58972051.458972051.5 hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days from receipt as required herein. (k) Solvency. The Servicer is not the subject of any Bankruptcy Proceeding or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer notSolvent. (l) [Reserved]. (m) No Event of Default or Unmatured Event of Default. No event has occurred and is continuing which constitutes an Event of Default or an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default that has previously been disclosed to the Administrative Agent as such in writing). (n) Margin Rules. No portion of the proceeds of any Advance shall be usedin any manner, whether directly or indirectly, that causes such Advance or the application of such proceeds to violate Regulation U or Regulation X of the Board of Governors of the Federal Reserve. (o) [Reserved]. (p) Anti-Terrorism; OFAC; Anti-Corruption. (i) None of the Servicer nor, to the knowledge of the Servicer, any of its Affiliates or any Obligor is a Person that is, or is owned or controlled by one or more Persons that is, (x) the subject of any Sanctions, or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, the Donetsk People’s Republic, the Luhansk People’s Republic, Cuba, Iran, North Korea andSyria). (ii) None of the Servicer nor, to the knowledge of the Servicer, any of its Affiliates a foreign shell bank. For purposes of the forgoing, "foreign shell bank" means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority. (iii) No part of the proceeds of any Advance will be used by the Servicer or any of its Affiliates, or, to the knowledge of the Servicer, permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), or lend, contribute or otherwise make available such proceeds to any Person, (x) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (y) to fund or facilitate any money laundering or terrorist financing activities, or (z) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any party to this Agreement). (iv) No Collateral or any portion thereof consists of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

-123- USActive 58972051.458972051.5 (v) The Servicer acknowledges by executing this Agreement that Lenders (or the Administrative Agent on their behalf) have notified the Servicer that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Servicer or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Servicer (including the name and address of such Person) in accordance with the Patriot Act. (vi) The Servicer and its Subsidiaries have instituted and maintained or are subject to, and will continue to maintain or be subject to, policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained in this clause (p). (q) Environmental. As of the applicable Addition Date for the Loan related to such Underlying Collateral, no Responsible Officer of the Servicer possesses actual knowledge of the non-compliance of the related Obligor’s operations in any material respects with any applicable Environmental Laws. The Servicer has not received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws in any material respect with regard to any of the Underlying Collateral, nor does the Servicer have knowledge or reason to believe that any such notice will be received or is being threatened. (r) No Injunctions. No injunction, writ, restraining order or other order ofany nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party. (s) Instructions to Obligors. The Collection Account is the only account to which the related administrative agent (or, if applicable, the related Obligor) with respect to any Loan has been instructed by the Servicer on the Borrower’s behalf to send Principal Collections and Interest Collections on the Collateral Portfolio. (t) [Reserved]. (u) Servicer Default. No event has occurred and is continuing which constitutes a Servicer Default (other than any Servicer Default which has previously been disclosed to the Administrative Agent as such). (v) Broker-Dealer. The Servicer is not a broker-dealer under the provisions of the Exchange Act. (w) Compliance with Applicable Law. The Servicer has complied in all respects with all Applicable Law to which it may be subject, except where the failure to do so would not reasonably be expected to have a Material AdverseEffect.

-124- USActive 58972051.458972051.5 Section 4.04 Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows: (a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement. (b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be. (c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its Constituent Documents or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound. (d) No Violation. The execution and delivery of this Agreement by the Collateral Agent or the Collateral Agent’s performance of the transactions contemplated hereby and fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law. (e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained. (f) Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity). Section 4.05 Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows: (a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

-125- USActive 58972051.458972051.5 (b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be. (c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its Constituent Documents or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound. (d) No Violation. The execution and delivery of this Agreement by the Collateral Custodian or the Collateral Custodian’s performance of the transactions contemplated hereby and fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law. (e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained. (f) Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity(whether considered in a suit at law or in equity). Section 4.06 Representations and Warranties of the Lender. Each Lender hereby individually represents and warrants, as to itself, that it is a “qualified purchaser” under the 1940 Act. ARTICLE V. GENERAL COVENANTS Section 5.01 Affirmative Covenants of the Borrower. From the Closing Date until the Collection Date: (a) Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its Constituent Documents and the laws of its jurisdiction of formation or incorporation, as applicable. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Portfolio Assets and the related assets in the Collateral Portfolio; (ii) the sale, transfer or other disposition of Loans, as and when permitted under the

-126- USActive 58972051.458972051.5 Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Underlying Instruments to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loans and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to companies under the laws of its jurisdiction of formation or incorporation, as applicable, that are incidental (including foreign currency spot contracts) to the foregoing and necessary, convenient or advisable to accomplish the foregoing. (b) Special Purpose Entity Requirements. The Borrower will at all times comply with the special purpose entity provisions in its Constituent Documents. (c) Preservation of Company Existence. The Borrower will maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation or incorporation and will promptly obtain and thereafter maintain qualifications to do business as a limited liability company in any other jurisdiction in which it does business and in which it is required to so qualify under Applicable Law. (d) Delivery and Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinion of Dechert LLP, as special counsel to the Borrower issued in connection with the Transaction Documents and relating to the issues of substantive consolidation. (e) Deposit of Collections. The Borrower shall promptly (but in no event later than two (2) Business Days after receipt and identification of such amounts as Proceeds of the relevant Loan) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of theirAffiliates. (f) Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent and the Lenders the purchase price for each Loan proposed to be acquired by the Borrower. (g) Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney to send (at the Administrative Agent’s discretion on the Collateral Agent’s behalf, solely after the occurrence and during the continuance of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf. (h) Obligor Defaults and Bankruptcy Events. The Borrower shall give, or shall cause the Servicer to give, notice to the Administrative Agent and the Lenders promptly after the occurrence of any default by an Obligor under any Loan or any Bankruptcy Event with respect to any Obligor under any Loan.

-127- USActive 58972051.458972051.5 (i) Officer’s Certificate. Within 180 days following the end of each fiscal year of the Borrower, the Borrower shall deliver an Officer’s Certificate, in form and substance acceptable to the Collateral Agent and the Administrative Agent, providing (i) a certification, based upon a review and summary of UCC lien search results, that there is no other interest in the Collateral Portfolio, other than Permitted Liens, perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches reasonably satisfactory to the Administrative Agent, that there is no other interest in the Collateral Portfolio based on any tax or judgment lien, other than Permitted Liens. (j) Required Loan Documents. The Borrower shall deliver to the Collateral Custodian a copy of the Required Loan Documents pertaining to each Loan to the extent required by in Section 3.02(a)(iii). (k) Taxes. The Borrower will timely file or cause to be filed its tax returns required to be filed by it and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as otherwise contemplated in Section 4.01(m)). (l) Notice of Events of Default and Value Adjustment Events. The Borrower will provide the Administrative Agent and each Lender (with a copy to the Collateral Agent) with prompt (but in no event more than three (3) Business Days) written notice of the occurrence of each Value Adjustment Event, Event of Default and each Unmatured Event of Default of which the Borrower has knowledge or have received notice. In addition, no later than three (3) Business Days following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will provide to the Administrative Agent and each Lender a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto. (m) [Reserved]. (n) [Reserved]. (o) Notice of Auditors’ Management Letters. Promptly after the receipt thereof, the Borrower shall notify the Administrative Agent and, upon request, each Lender of any auditors’ management letters received by the Borrower or by its accountants. (p) Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify the Administrative Agent and each Lender if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect in a material respect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lenders a written notice setting forth in reasonable detail the nature of such facts and circumstances. (q) Notice of Breaches of Representations and Warranties under the Sale and Contribution Agreement and the Master Participation Agreement. The Borrower confirms and agrees that the Borrower will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent, each Lender and the Collateral Agent a notice of any breach of any

-128- USActive 58972051.458972051.5 representation, warranty, agreement or covenant under the Sale and Contribution Agreement or the Master Participation Agreement, as applicable. (r) Notice of Proceedings. The Borrower shall notify the Administrative Agent and each Lender within five (5) Business Days (provided that the Borrower shall make good faith efforts to provide notice as promptly as practicable) after the Borrower receives notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, or the Borrower, the Servicer, the Equityholder or theTransferor. (s) Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner for U.S. federal income tax purposes, and none of the Borrower, the Equityholder, nor any other Person on their behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c). (t) Notice of ERISA Events. The Borrower shall promptly notify the Administrative Agent and each Lender in the event that (i) any ERISA Event that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect or (ii) the Borrower sponsors, maintains, contributes to or is required to contribute to, any Pension Plan or Multiemployer Plan. (u) Notice of Benefit Plan Investor Status. The Borrower shall promptly notify the Administrative Agent and each Lender in the event the Borrower becomes a Benefit Plan Investor or in the event the Borrower becomes subject to any SimilarLaw. (v) Notice of Accounting Changes. Within five (5) Business Days (provided that the Borrower shall make good faith efforts to provide notice as promptly as practicable) after the Borrower becoming aware of such changes, the Borrower will provide to the Administrative Agent and, upon request, each Lender notice of any material change in the accounting policies of the Borrower. (w) Protection of Security Interest. With respect to the Collateral Portfolio acquired by the Borrower, the Borrower will (i) (at the expense of the Borrower) take all action necessary to perfect and protect the Borrower’s ownership of such Collateral Portfolio free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (ii) (at the expense of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral Portfolio being Pledged hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral Portfolio (which may include an “all assets” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and authorizing the filing of continuation

-129- USActive 58972051.458972051.5 statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof), (iii) permit the Administrative Agent, any Lender or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters; provided that not more than one such inspection shall be permitted during any calendar year unless an Event of Default shall have occurred and be continuing, and (iv) take all additional actions that the Administrative Agent, any Lender or the Collateral Agent may reasonably request to perfect and protect the respective first priority perfected security interests (subject to Permitted Liens) of the parties to this Agreement in the Collateral Portfolio, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder. If the Borrower shall at any time hold or acquire a “commercial tort claim” (as defined in the UCC) for which the Borrower (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, the Borrower shall promptly provide notice to the Collateral Agent in writing containing a sufficient description thereof (within the meaning of Section 9-108 of the UCC). If the Borrower shall at any time hold or acquire any timber to be cut, the Borrower shall promptly provide notice to the Collateral Agent in writing containing a description of the land concerned (within the meaning of Section 9-203(b) of the UCC). Any commercial tort claim or timber to be cut so described in such notice to the Collateral Agent will constitute an asset in the Collateral Portfolio and the description thereof will be deemed to be incorporated into the reference to commercial tort claims or to goods in the definition of “Collateral Portfolio” and in the granting clause under Section 2.12. If the Borrower shall at any time hold or acquire any letter-of-credit rights, other than letter-of-credit rights that are supporting obligations (as defined in Section 9-102(a)(78) of the UCC), the Borrower shall use commercially reasonable efforts to obtain the consent of the issuer of the applicable letter of credit to an assignment of the proceeds of such letter of credit to the Collateral Agent in order to establish control (pursuant to Section 9-107 of the UCC) of such letter-of-credit rights by the Collateral Agent. (x) Liens. The Borrower will promptly notify the Administrative Agent and the Lenders of the existence of any Lien on the Collateral Portfolio (other than Permitted Liens) and the Borrower shall use commercially reasonable efforts to defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral Portfolio against all claims of third parties (other than with respect to PermittedLiens). (y) Other Documents. At any time and from time to time upon prior written request of the Administrative Agent or any Lender, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents (to the extent available to the Borrower) and take such further actions as the Administrative Agent or any Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest (subject only to Permitted Liens) Granted hereunder and of the rights and powers herein Granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may reasonably request).

-130- USActive 58972051.458972051.5 (z) Compliance with Law. The Borrower shall comply in all materialrespects with all Applicable Law to which it is subject and the Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business. (aa) Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP. (bb) Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower. (cc) Payment of Taxes. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral Portfolio that, in each case, in any manner would create any lien or charge upon the Collateral Portfolio, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP. (dd) Tax Treatment. Except as required by Applicable Law, the Borrower and the Lenders shall treat the Advances advanced hereunder as indebtedness for U.S. federal income tax purposes and file any and all tax forms in a manner consistenttherewith. (ee) Maintenance of Records. The Borrower will maintain records with respect to the Collateral Portfolio and the conduct and operation of their business and will furnish the Administrative Agent and each Lender, upon the reasonable request by the Administrative Agent and each Lender, information with respect to the Collateral Portfolio and the conduct and operation of its business. (ff) Continuation Statements. The Borrower shall, not earlier than six months and not later than the fifth anniversary of the date of filing of the financing statement referred to in Section 3.01 hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred: (i) authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and (ii) deliver or cause to be delivered to the Collateral Agent, the Administrative Agent and the Lenders an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.01 with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise

-131- USActive 58972051.458972051.5 permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions. (gg) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub-clauses (i) through (vi) (inclusive) of Section 4.01(hh) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.01. (hh) Notices; Material Information, etc. The Borrower shall, within five (5) Business Days after it obtains knowledge of filing, provide to the Administrative Agent written notification of the filing of any litigation against the Borrower or the Transferor which, if a judgment were to be obtained by the plaintiff, would result in the occurrence of an Event of Default or otherwise cause a Material Adverse Effect. (ii) Other Reporting. The Borrower shall provide the Administrative Agent and each Lender, simultaneously with delivery to the Transferor, copies of all other financial statements, appraisal reports, notices, and other matters at any time or from time to time prepared by the Borrower and furnished to the Transferor, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under either Borrower’s Constituent Documents, and any notice relating in any way to the misconduct of the Borrower or the Servicer. In respect of the foregoing, the Borrower shall disseminate such information to the Administrative Agent and each Lender either through mailings, email delivery or by posting such information on its website and giving the Administrative Agent and each Lender access thereto. (jj) Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, if applicable. Section 5.02 Negative Covenants of the Borrower. From the Closing Date until the Collection Date: (a) Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person; (ii) engage, directly or indirectly, in any business, other than the business of making, investing in or purchasing debt and equity investments and the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those Loans and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions, and may receive securities in connection with any workout, restructuring or bankruptcy; (v) fail to be Solvent; (vi) create, form or otherwise acquire any Subsidiaries (other than Tax Blocker Subsidiaries) or own any equity interest in any other entity

-132- USActive 58972051.458972051.5 (other than Proceeds of any Loan), except in connection with the receipt of any equity interest received in connection with a workout, restructuring or bankruptcy; (vii) release, sell, transfer, convey or assign any Loan unless in accordance with the Transaction Documents; (viii) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Borrower, enter into any transaction with an Affiliate of the Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (ix) except as may be required or permitted by the Code and regulations or other applicable state or local tax law, hold itself out as or be considered as a department or division of any other Person; provided that it is understood and acknowledged that the Borrower is treated as an entity disregarded as separate from its owner for U.S. federal income tax purposes and the Borrower is consolidated with the Equityholder for financial reporting purposes under GAAP; or (x) own any asset or property other than the Portfolio Assets and the related assets in the Collateral Portfolio and incidental personal property necessary for the ownership or operation of these assets. (b) Requirements for Material Actions. The Borrower shall not fail to obtain that the unanimous consent of all members or directors, as applicable, (including the consent of the Independent Director(s)) whenever required under the Borrower’s Constituent Documents. (c) Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect Borrower’s title to the Collateral Portfolio. (d) Liens. The Borrower shall not create, incur or permit to exist any Lien in or on any of the Collateral Portfolio subject to the security interest Granted by the Borrower pursuant to this Agreement (and, in the event the transfer of any Portfolio Asset pursuant to the Sale and Contribution Agreement or the Master Participation Agreement, as applicable, is treated as a financing and not as a sale, the Lien on such Portfolio Assets in favor of the Collateral Agent as assignee of the Borrower pursuant to the Sale and Contribution Agreement or the Master Participation Agreement, as applicable), other than Permitted Liens; it being understood that, in the case of investments that are equity securities, customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer shall not be deemed to be a Lien under this Section 5.02(d). (e) Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral Portfolio to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral Portfolio with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement. (f) Organizational Documents. The Borrower shall not and the Equityholder shall not propose nor pass a shareholder resolution to, modify or terminate the special purpose entity provisions contained in the Borrower’s Constituent Documents without the prior written consent of the Administrative Agent.

-133- USActive 58972051.458972051.5 (g) Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent. (h) Use of Proceeds. The Borrower will use the proceeds of the Advances only to acquire Loans in accordance with the terms hereof, to make distributions to the Equityholder in accordance with the terms hereof, to pay related expenses (including expenses payable hereunder) and to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Delayed Draw Loan Assets and Revolving Loans included in the Collateral Portfolio. The Borrower will not purchase any Loan from any Affiliate of Morgan Stanley Bank, N.A. with the proceeds of any Advance made by Morgan Stanley Bank, N.A. in its capacity as a Lender; provided that the unintentional violation of this provision shall not constitute an Event of Default but any Loan so purchased shall not be an Eligible Loan Asset hereunder. (i) Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio (other than Excluded Amounts). (j) Extension or Amendment of Loans. The Borrower will not, except as otherwise permitted in the Servicing Agreement and in accordance with the Servicer Standard, extend, amend or otherwise modify the terms of any Loan (including the related Underlying Collateral), other than any Loan having an Adjusted Borrowing Value of zero. (k) Sale and Contribution Agreement; Master Participation Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Sale and Contribution Agreement or the Master Participation Agreement, as applicable, without the prior written consent of the Administrative Agent. (l) [Reserved]. (m) (l) Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except that, (A) so long as the Facility Maturity Date has not occurred and no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and make Restricted Junior Payments to the holders of its membership interests (a) from amounts available pursuant to Sections 2.04(a)(xxii) and 2.04(c)(ixxi), (b) from amounts available pursuant to Section 2.04(b)(viii) (provided that, the Borrower may make such Restricted Junior Payment during the Revolving Period only to the extent that, after giving effect to such Restricted Junior Payment, no Borrowing Base Deficiency shall exist) or, (c) pursuant to Section 2.07(e), and (d) from the proceeds of Advances in accordance with Section 5.02(h), and (B) the Borrower may make Permitted RIC Distributions. (m) [Reserved]. (n) Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in their instructions to Obligors regarding payments to

-134- USActive 58972051.458972051.5 be made with respect to the Collateral Portfolio to the Collection Account unless the Administrative Agent has consented to such change. (o) Change of Jurisdiction, Location, Names or Location of Loan Files. The Borrower shall not, and the Equityholder shall not take any action nor propose nor pass any resolution to, change the jurisdiction of its formation, make any change to its name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names (other than those listed on Schedule V, as such schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this Section 5.02(o) after compliance with all terms and conditions of this Section 5.02(o) related thereto) unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower delivers prior written notice to the Administrative Agent of such change, and subsequently (but within four months of such change) delivers to the Administrative Agent such financing statements reflecting such name change or use necessary to maintain the perfection of the security interest in the Collateral Portfolio of the Borrower, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith. The Borrower will not change the location of its chief executive office or its registered office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. The Borrower will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Files from the location thereof on the Closing Date, unless the Administrative Agent shall consent to such move in writing. Section 5.03 Affirmative Covenants of the Servicer. From the Closing Date until the Collection Date: (a) Compliance with Law. The Servicer shall comply with all Applicable Law to which it may be subject, and the Servicer shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence and all licenses material to its business, in each case, except as would not reasonably be expected to have a Material Adverse Effect. (b) Preservation of Company Existence. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect. (c) Keeping of Records and Books of Account. (i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral Portfolio and the identification of the Collateral Portfolio.

-135- USActive 58972051.458972051.5 (ii) Subject to Section 6.11, the Servicer shall permit the Administrative Agent, each Lender or their respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and the Servicer’s servicing thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters. (iii) The Servicer will, on or prior to the date hereof, mark its books and records in a manner that accurately ensures all assets which constitute Collateral Portfolio are clearly marked as being held in the Borrower’s name. (d) Events of Default. The Servicer will provide the Administrative Agent and each Lender (with a copy to the Collateral Agent) with prompt written notice of the occurrence of each Event of Default and each Unmatured Event of Default of which the Servicer has knowledge or has received notice. In addition, no later than three (3) Business Days following the Servicer’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Servicer will provide to the Collateral Agent, the Administrative Agent and each Lender a written statement of a Responsible Officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respectthereto. (e) [Reserved]. (f) Other. The Servicer will promptly furnish to the Collateral Agent, the Administrative Agent and each Lender, to the extent reasonably obtainable by the Servicer, such other information, documents, records or reports respecting the Collateral Portfolio or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Collateral Agent, any Lender or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Lenders, the Collateral Agent or Secured Parties under or as contemplated by this Agreement. (g) Proceedings Related to the Borrower, the Transferor and the Servicer and the Transaction Documents. The Servicer shall notify the Administrative Agent and each Lender within three (3) Business Days (provided that the Servicer shall make good faith efforts to provide notice as promptly as practicable) after the Servicer receives notice or obtains knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Transferor, the Servicer or FS/KKR Advisor, LLC (or other Affiliate that manages the Transferor or the Servicer) or the Transaction Documents. For purposes of this Section 5.03(g), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents in excess of $5,000,000 shall be deemed to be expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor in excess of $10,000,000 shall be deemed to be expected to have such a Material Adverse Effect.

-136- USActive 58972051.458972051.5 (h) Deposit of Collections. The Servicer shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates. (i) Proceedings Related to the Collateral Portfolio. The Servicer shall notify the Administrative Agent, the Collateral Agent and each Lender within three (3) Business Days (provided that the Servicer shall make good faith efforts to provide notice as promptly as practicable) after any Responsible Officer of the Servicer receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral Portfolio. For purposes of this Section 5.03(i), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio or the Collateral Agent’s or the Secured Parties’ interest in the Collateral Portfolio in excess of $10,000,000 or more shall be deemed to be expected to have such a Material Adverse Effect. (j) Loan Register. The Servicer shall maintain, or cause to be maintained, with respect to each Noteless Loan a register (which may be in physical or electronic form and readily identifiable as the loan register) (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such NotelessLoan. (k) Taxable Mortgage Pool Matters. The Servicer will manage the Collateral Portfolio and advise the Borrower with respect to the purchases from any third party seller so as to not at any time cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes or cause more than 50% of the of the Loans owned by the Borrower to consist of real estate mortgages as defined in Treasury Regulation Section 301.7701(i)-1 of the Code. (l) Compliance with Legal Opinions. The Servicer shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinion of Dechert LLP, as special counsel to the Servicer, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation. (m) Instructions to Agents and Obligors. The Servicer shall direct any agent or administrative agent for any Loan to remit all payments and collections with respect to such Loan, and, if applicable, to direct the Obligor with respect to such Loan to remit all such payments and collections with respect to such Loan directly to the Collection Account. The Borrower and the Servicer shall take commercially reasonable steps to ensure that only funds constituting payments and collections relating to Loans shall be deposited into the applicable Controlled Account.

-137- USActive 58972051.458972051.5 (n) Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loans in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity. (o) Audits. Prior to the Closing Date and thereafter at the discretion of the Administrative Agent, the Servicer shall allow the Administrative Agent and any accompanying Lender and their respective agents or representatives (during normal office hours and upon advance notice) to conduct an audit of the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with the Servicer Standard and the Transaction Documents, at the Borrower’s expense; provided that the Administrative Agent or its respective agents or representatives shall only conduct one such audit at the Borrower’s expense per calendar year, concurrently with the preparation of the report referenced in Section 6.10, unless an Event of Default has occurred and is continuing; provided, further, that the aggregate cost paid by the Borrower in respect of audits conducted pursuant to this Section 5.03(o) (other than audits conducted during the occurrence of an Event of Default) shall not exceed $50,000 in any calendar year. (p) Notice of Breaches of Representations and Warranties under this Agreement. Promptly after obtaining knowledge or notice of the same, the Servicer shall notify the Administrative Agent and the Lenders if any representation or warranty set forth in Section 4.03 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lenders a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Servicer shall notify the Administrative Agent and the Lenders in the manner set forth in the preceding sentence before any Addition Date of any facts or circumstances within the knowledge of the Servicer which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made. (q) Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve its rights and remedies in any Insurance Policies applicable to Loans (to the extent the Servicer or an Affiliate of the Servicer is the agent, collateral manager or servicer under the applicable Underlying Instrument) in accordance with the ServicingServicer Standard, which may include, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent and the Secured Parties. (r) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub-clauses (i) through (vi) (inclusive) of Section 4.03(p) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.03. (s) Value Adjustment Event. The Servicer will provide the Administrative Agent and each Lender (with a copy to the Collateral Agent) with prompt written notice of the

-138- USActive 58972051.458972051.5 occurrence of any Value Adjustment Event with respect to any Eligible Loan Asset of which the Servicer has knowledge or has received notice. Section 5.04 Negative Covenants of the Servicer. From the Closing Date until the Collection Date: (a) Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, (x) except in connection with a Permitted Equityholder Transaction (for which the Servicer shall have delivered prompt notice) or (y) in all other cases,unless: (i) the Servicer has delivered to the Administrative Agent and each Lender an Officer’s Certificate stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonablyrequest; (ii) the Servicer shall have delivered prompt notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender;and (iii) after giving effect thereto, no Event of Default or Servicer Default or event that with notice or lapse of time would constitute an Event of Default or a Servicer Default shall have occurred and the Administrative Agent shall have consented in writing to such consolidation, merger, conveyance or transfer occurred. (b) Change of Location of Loan Files. The Servicer shall not change its name or move (or consent to the Collateral Custodian moving) the Required Loan Documents and Loan Files from the location thereof on the initial Advance Date except in connection with a Permitted Equityholder Transaction (for which prior notice of such move shall be given), unless the Administrative Agent shall consent to such move in writing. (c) Actions on Behalf of Borrower. The Servicer shall not on behalf of the Borrower take any action that would cause the Borrower to be in breach of its covenants under Section 5.02 in any material respect. (d) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors, agent banks or administrative agents on the Loans regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change. (e) Extension or Amendment of Loans. The Servicer will not, except as otherwise permitted in the Servicing Agreement, extend, amend or otherwise modify the terms of any Loan (including the Underlying Collateral).

-139- USActive 58972051.458972051.5 Section 5.05 Affirmative Covenants of the Collateral Agent. From the Closing Date until the Collection Date: (a) Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law. (b) Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect. Section 5.06 Negative Covenants of the Collateral Agent. From the Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Administrative Agent. Section 5.07 Affirmative Covenants of the Collateral Custodian. From the Closing Date until the Collection Date: (a) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law. (b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect. (c) Location of Required Loan Documents. Subject to Article XI, the Required Loan Documents shall remain at all times in the possession of the Collateral Custodian at 425 Hennepin Ave, Minneapolis1505 Energy Park Drive, St. Paul, MN 5541455108, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement. Section 5.08 Negative Covenants of the Collateral Custodian. From the Closing Date until the Collection Date: (a) Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent

-140- USActive 58972051.458972051.5 with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral Portfolio except as contemplated by this Agreement. (b) No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees without the prior written approval of the Administrative Agent. ARTICLE VI. ADMINISTRATION AND SERVICING OF CONTRACTS Section 6.01 Appointment and Designation of the Servicer. (a) Initial Servicer. The Borrower hereby appoints FS KKR, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral Portfolio. FS KKR hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof and in accordance with the Servicing Agreement. The Servicer and the Borrower hereby acknowledges that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder and under the Servicing Agreement. (b) Servicer Defaults. If a Servicer Default shall occur and be continuing, at the election of the Administrative Agent (individually or as directed by the Required Lenders) by written notice to the Borrower, the Borrower shall (i) not permit the Servicer to (x) consent to modifications to Loans, (y) consent to any acquisition or disposition of Loans under the Servicing Agreement or (z) take any other action with respect to the Borrower, the Collateral Portfolio or the Transaction Documents specified by the Administrative Agent (or its representative) to the Servicer in its sole discretion from time to time (each, a “Specified Transaction”), (ii) the Borrower shall cause the Servicer to haveobtain the prior written consent of the Administrative Agent (given in itsthe Administrative Agent’s sole discretion) prior to directing the Borrower to enter into any Specified Transaction and (iii) seek to sell, orthe Borrower shall cause the Servicer to seek to sell, in each case at the direction of the Administrative Agent, the Loans for fair value on commercially reasonable terms and conditions. The Borrower shall pay the reasonable and documented out-of-pocket costs and expenses of any agents and advisers retained by the Administrative Agent in connection with the exercise of the foregoing rights; provided, however, that the Borrower’s obligations to reimburse any such costs and expenses in respect of any period during which a Servicer Default shall have occurred and be continuing shall not exceed an amount equal to 2.00% per annum of the average daily value of the aggregate Adjusted Borrowing Value of the Eligible Loan Assets during such period. The Servicer hereby agrees to work in good faith with any such agents and advisors. The Servicing Agreement shall provide that the Servicer may not resign until a successor has been chosen by the Required Lenders and has commenced services. The Borrower shall not permit the Servicer to resign from the obligations and duties imposed on it under the Transaction Documents other than in accordance with Section 11 of the Servicing Agreement.

-141- USActive 58972051.458972051.5 In addition, upon the occurrence of a Servicer Default, the Borrower shall cause the Servicer to, if so requested by the Administrative Agent acting individually or at the direction of the Required Lenders, deliver as directed by the Administrative Agent copies of its Records within five Business Days after demand therefor and an electronic transmission (the form of such transmission shall be reasonably acceptable to such successor investment manager) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with managing the Loans. At any time, any of the Administrative Agent or any Lender may irrevocably waive any rights granted to such party under Section 6.01(b). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer and the Administrative Agent. (c) Waiver. The Borrower acknowledges that on, upon the termsoccurrence and conditions set forth in the Transaction Documentscontinuance of a Servicer Default or Event of Default, the Administrative Agent or any of its Investment Affiliates may act asexercise the Collateral Agent and/or the Servicerrights provided for in Section 6.01(b), and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Investment Affiliates, the Collateral Agent and the Servicer (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its InvestmentAffiliates (or any agents appointed by the Administrative Agent or its Affiliates) in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents. Section 6.02 Duties of the Servicer. (a) Duties. In addition to the duties and obligations set forth in the Servicing Agreement, the Borrower shall cause the Servicer to take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral Portfolio from time to time, all in accordance with Applicable Law, the applicable Loan and its Underlying Instruments and the Servicer Standard. It is acknowledged and agreed that in circumstances in which a Person other than the Borrower or the Servicer acts as administrative agent with respect to any Loan, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the related loan syndication Underlying Instruments has the right or obligation to do so. (b) Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder shall not release the Servicer (unless replaced by a replacement Servicer hereunder) or the Borrower from any of their duties or responsibilities with respect to the Collateral Portfolio. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral Portfolio, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder or under the Servicing Agreement, unless one of them becomes a replacement Servicer hereunder.

-142- USActive 58972051.458972051.5 (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied in accordance with the Servicer Standard. Section 6.03 Authorization of the Servicer. (a) Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps consistent with the Servicer Standard in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the Pledge of the Collateral Portfolio by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral Portfolio, including, without limitation, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Portfolio and, after the delinquency of any Collateral Portfolio and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral Portfolio. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or collection procedure or other routine enforcement of the obligations of any Obligor owing to the Borrower) without the Administrative Agent’s and each Lender’s consent. (b) After the declaration of the Facility Maturity Date with respect to clause (x) of the definition thereof, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral Portfolio; provided that the Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral Portfolio of the assignment of such Collateral Portfolio to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral Portfolio, and adjust, settle or compromise the amount or payment thereof. Section 6.04 Collection of Payments; Accounts. (a) Payments to Collection Account. On or before the applicable Addition Date, the Servicer shall have instructed all Obligors and/or the related administrative agent, as applicable, with respect to any Loan to make all payments in respect of the Collateral Portfolio directly to the Collection Account; provided that the Servicer will promptly transfer to the

-143- USActive 58972051.458972051.5 Collection Account (in accordance with Section 2.18) any payments received by it directly from any Obligor; provided, further, that Servicer shall not be required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation. If the Borrower or the Servicer receive any payments in respect of the Collateral Portfolio other than directly into the Collection Account, the Servicer on behalf of the Borrower shall cause such payment to be transferred or deposited into the Collection Account, as required by any Transaction Documents, within two (2) Business Days from the date on which Servicer receives notice of such payment. (b) Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a “securities account” within the meaning of the UCC and of the Hague Securities Convention, and (ii) except as otherwise expressly provided herein and in the Securities Account Control Agreement, prior to the delivery of a Notice of Exclusive Control, the Borrower shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account; provided that after the delivery of a Notice of Exclusive Control such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Securities Account Control Agreement. Each of the parties hereto hereby agrees to cause the securities intermediary that holds any cash or other property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.04(c) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset under Article 8 of the UCC and (B) regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Controlled Accounts, New York shall be deemed to be the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC). All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments has been delivered to the Securities Intermediary in accordance with the provisions of Section 4.01(kk), and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Collateral Agent or Indorsed in blank. (c) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower to the Collateral Agent, of any Loan in the nature of a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement.

-144- USActive 58972051.458972051.5 (d) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or Principal Collection of a Loan and such Interest Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid. Section 6.05 Realization Upon Loans. The Servicer may, in its discretion and consistent with the Servicer Standard and the applicable Underlying Instrument, foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Underlying Collateral relating to a Defaulted Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer will comply with the Servicer Standard and all material provisions of Applicable Law in realizing upon such Underlying Collateral, and employ practices and procedures including reasonable efforts consistent with the Servicer Standard to enforce all obligations of Obligors foreclosing upon, repossessing and causing the sale of such Underlying Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may cause the sale of any such Underlying Collateral to the Servicer or its Investment Affiliates for a purchase price equal to the then fair value thereof as determined by the Servicer in accordance with the ServicingServicer Standard. In any case in which any such Underlying Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Underlying Collateral in a manner inconsistent with the ServicingServicer Standard. The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a Defaulted Loan. Section 6.06 [Reserved]. Section 6.07 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower, and the Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Controlled Accounts; provided that the Servicer will be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Servicer on behalf of the Borrower, any Taxes incurred in the performance of its duties (but not in respect of any Taxes payable by the Servicer on its compensation) and reasonable documented attorney’s fees), subject to the availability of funds pursuant to Section2.04.

-145- USActive 58972051.458972051.5 Section 6.08 Reports to the Administrative Agent; Account Statements; Servicing Information. (a) Notice of Reduction. On (i) each reduction of Advances Outstanding pursuant to Section 2.17(a), (ii) any termination of this Agreement and (iii) any reduction in part of the Facility Amount pursuant to Section 2.17(b), the Borrower (or the Servicer on its behalf) will provide a Notice of Reduction and a Borrowing Base Certificate, updated to no sooner than the Business Day preceding such date (provided that any information in the Loan Tape referenced in such Borrowing Base Certificate will be as of the Loan Tape Cut-Off Date), to the Administrative Agent (with a copy to the Collateral Agent). (b) Borrowing Base Certificate. On each Measurement Date, the Borrower (or the Servicer on its behalf) will provide a Borrowing Base Certificate, updated as of such date, to the Administrative Agent and each Lender (with a copy to the Collateral Agent). Within one (1) Business Day after the Servicer obtains knowledge that the Assigned Value of an Eligible Loan Asset is changed, the Borrower (or the Servicer on its behalf) will deliver an adjusted Borrowing Base Certificate to the Administrative Agent and each Lender. (c) Servicer Quarterly Report. On each Quarterly Reporting Date, the Servicer will provide to the Borrower, each Lender, the Administrative Agent and the Collateral Agent, a quarterly statement including (i) a Borrowing Base Certificate calculated as of the immediately prior Determination Date, (ii) an updated Loan Tape having a Loan Tape Cut-Off Date calculated as of the immediately prior Determination Date, (iii) amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) for the coming Payment Date, (iv) any other information the Servicer deems relevant with respect to any Loan, (v) a statement indicating that the Servicer is in compliance with the Portfolio ICR Test, (vi) a calculation of each Collateral Quality Test and (vivii) solely during the Amortization Period, a calculation of the Unfunded Exposure Test (such quarterly statement, a “Servicer Quarterly Report”). Each Servicer Quarterly Report shall be signed by a Responsible Officer of the Servicer and the Borrower and shall be substantially in the form of Exhibit H-1. (d) Servicer Monthly Report. On the 12th day of each calendar month, the Servicer will provide to the Borrower, each Lender, the Administrative Agent and the Collateral Agent, a monthly statement including (i) a Borrowing Base Certificate calculated as of the last Business Day of the immediately prior calendar month, (ii) an updated Loan Tape having a Loan Tape Cut-Off Date calculated as of the last Business Day of the immediately prior calendar month, (iii) the status of the Collateral Portfolio with respect to the Concentration Limitations, (iv) a list of Loans acquired, sold, substituted or released since the previous Servicer Monthly Report, (v) any other information the Servicer deems relevant with respect to any Loan, (vi) a statement indicating that the Servicer is in compliance with the Portfolio ICR Test, (vii)a calculation of each Collateral Quality Test and (viiviii) solely during the Amortization Period, a calculation of the Unfunded Exposure Test (such monthly statement, a “Servicer Monthly Report”). Each Servicer Monthly Report shall be signed by a Responsible Officer of the Servicer and the Borrower and shall be substantially in the form of ExhibitH-2.

-146- USActive 58972051.458972051.5 (e) Servicer Advance Date Report. In connection with each Advance Date, the Servicer shall within the time set forth in Section 2.01 provide to the Borrower, the Administrative Agent and the Collateral Agent the following: (i) a Notice of Borrowing, (ii) a Loan Tape updated to give pro forma effect to any Addition to be effected with the proceeds of the relevant Advance; (iii) a Borrowing Base Certificate calculated as of the requested Advance Date (giving pro forma effect to the Advance requested and the use of proceeds thereof), (iv) the aggregate outstanding principal amount of the Advances and the Facility Amount, (v) a statement indicating that the Servicer is in compliance with the Portfolio ICR Test and (vvi) a calculation of each Collateral Quality Test (such notice, a “Servicer Advance Date Report”). Each Servicer Advance Date Report shall be signed by a Responsible Officer of the Servicer and the Borrower and shall be substantially in the form of Exhibit H-3 including the additional information required thereon. (f) Servicer Certificate. Together with each Servicer Quarterly Report, Servicer Monthly Report and Servicer Advance Date Report, the Servicer shall submit to the Administrative Agent, each Lender and the Collateral Agent a certificate substantially in the form of Exhibit I (a “Servicer Certificate”), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that, to the knowledge of such Responsible Officer after reasonable inquiry, no Event of Default, Servicer Default, Unmatured Servicer Default or Unmatured Event of Default has occurred. (g) Financial Statements. The Servicer will providesubmit to the Administrative Agent, each Lender and the Collateral Agent, (i) within ninety (90) days after the end of each of its first three (3) fiscal quarters of each fiscal year of the Equityholder, commencing December 31, 2019, consolidated unaudited financial statements of the Equityholder for the most recent fiscal quarter, and (ii) within one-hundred-eighty (180) days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2019, consolidated audited financial statements of the Equityholder audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year; provided that any financial statements required to be delivered pursuant to this clause (g) that are made available via EDGAR (or any successor system of the Securities Exchange Commission), in any annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, are deemed delivered to the Administrative Agent on the date such documents are made so available. (h) Obligor Financial Statements; Valuation Reports; Other Reports. The Servicer will providedeliver to the Administrative Agent (for delivery to each Lender), with respect to each Obligor, (i) to the extent received by the Borrower and/or the Servicer pursuant to the Underlying InstrumentInstruments, the complete financial reporting package with respect to such Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates, and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Borrower and/or the Servicer either monthly or quarterly, as the case may be, by such Obligor, which delivery shall be made within ten (10) Business Days after the Servicer’s or the Borrower’s receipt thereof, (ii) the annual budget (along with subsequent changes thereto) with respect to such Obligor and provided to the Borrower and/or the Servicer by such Obligor, which delivery shall be made within ten (10) Business Days after receipt by the

-147- USActive 58972051.458972051.5 Borrower and/or the Servicer and (iii) the valuation report(s) for the regularly scheduledas specified in the related Underlying Instruments and (iii) (x) upon request of the Administrative Agent or the Required Lenders on not more than a quarterly basis, the status of each Loan, including an assessment of the related Obligor and information known to the Servicer that may be material to their future financial performance, and (y) promptly upon receipt by the Borrower or the Servicer, any valuation reports conducted by third parties for such fiscal quarter in connection with any Loan. (i) Amendments to Loans. The Servicer will notify the Administrative Agent and the Collateral Custodian (which notice may be via email) if to the Servicer’s knowledge a Loan has been subject to any Material Modification since the prior Servicer Monthly Report. The Servicer will provide to the Administrative Agent, the Collateral Custodian and, upon request, any Lender, a copy of any Material Modification to the Underlying Instrument of any Loan (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such Material Modification) within ten (10) Business Days of the effectiveness of such Material Modification. (j) Website Access to Information. Notwithstanding anything to the contrary contained herein, information required to be provided to any Secured Party pursuant to this Article VI may be posted on a secured website (including IntraLinks or similar services or the Servicer’s proprietary restricted access server) or delivered through e-mail or another delivery method acceptable to the Administrative Agent. Section 6.09 Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent, each Lender and the Collateral Agent within 180 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2019, an Officer’s Certificate signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year, except as may be set forth in such report, and no Servicer Default has occurred and is continuing. Section 6.10 Annual Independent Public Accountant’s Servicer Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Administrative Agent, each Lender and the Collateral Agent within ninety (90) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2020, a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule IV) to certain documents and records relating to the Collateral Portfolio under any Transaction Document, compared the information contained in the Servicer Quarterly Reports, Servicer Monthly Reports and Servicer Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In the event such independent public accountants require the Collateral Custodian to

-148- USActive 58972051.458972051.5 agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 6.10, the Servicer shall direct the Collateral Custodian in writing to so agree; it being understood and agreed that the Collateral Custodian will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Collateral Custodian has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Section 6.11 Procedural Review of Loans; Access to Servicer and Servicer’s Records. (a) Each of the Borrower and the Servicer shall permit both (i) the Administrative Agent (who may be accompanied by any Lender (at its sole discretion)) and (ii) the representatives of the Administrative Agent, each at any time and from time to time as the Administrative Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Loans and (B) to visit its properties in connection with the collection, processing or servicing of the Loans for the purpose of examining such records, and to discuss matters relating to the Loans or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of suchPerson having knowledge of such matters; provided that the Borrower or the Servicer, as applicable, shall be provided a reasonable opportunity to be present at such auditor meeting. Each of the Borrower and the Servicer agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer’s business and operations. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, such visits and inspections shall occur only (x) upon two (2) Business Days’ prior written notice, (y) during normal business hours and (z) once per year. During the existence of an Unmatured Event of Default or an Event of Default, there shall be no limit on the timing of such inspections and no prior notice will be required before any inspection. (b) The Borrower and the Servicer, as applicable, shall provide to the Administrative Agent access to the Loans and all other documents regarding the Loans included as part of the Collateral Portfolio in its possession, in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Event of Default or Event of Default has occurred and is continuing) and (ii) during normal business hours. During the existence of an Unmatured Event of Default or an Event of Default, there shall be no limit on the timing of such inspections and no prior notice will be required before any inspection. From and after the Closing Date and periodically thereafter at the reasonable discretion of the Administrative Agent, the Administrative Agent may review the Borrower’s and the Servicer’s collection and administration of the Loans in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as this Agreement and may conduct an audit of the Loans and Records in conjunction with such review. (c) The Servicer shall bear the costs and expenses of all audits and inspections permitted by this Section 6.11, (at an annual cost not to exceed $100,000 unless an Event of Default or Unmatured Event of Default has occurred and is continuing). Neither the Servicer nor

-149- USActive 58972051.458972051.5 the Borrower shall, unless an Event of Default or Unmatured Event of Default has occurred, be required to pay a combined total amount of more than $100,000 in any twelve-month period. Section 6.12 [Reserved]. Section 6.13 Obligations and Compliance with Collateral Portfolio. The Servicer will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral Portfolio. It is understood and agreed that in fulfilling its obligations as Servicer hereunder the Servicer does not assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with its undertaking as the Servicer or in its capacity as the Transferor under the Sale and Contribution Agreement or the Master Participation Agreement, as applicable. Section 6.14 Preservation of Security Interest. The Servicer shall cause the Borrower to (at the Borrower’s expense) file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest (subject to Permitted Liens) of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loans and that portion of the Collateral Portfolio in which a security interest may be perfected by filing. Section 6.15 Special Purpose Entity Requirements. The Servicer will do nothing to impair or obstruct either Borrower’s compliance with the special purpose entity requirements set forth in Sections 5.01(a) and 5.01(b) and 5.02(a) and 5.02(b). ARTICLE VII. EVENTS OF DEFAULT Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) has occurred and is continuing: (a) failure of the Borrower to pay (i) any principal of any Advance or (ii) any other amount payable by the Borrower, the Servicer or the Transferor, including any Yield, any Unused Fee or any other fee on any Payment Date or when otherwise due and in the case of clause (ii) such failure to pay is not cured within three (3) Business Day after the same becomes due; or (b) failure to pay, on the Facility Maturity Date, all outstanding Obligations; or (c) the failure on any Payment Date to disburse amounts in the Collection Account in accordance with Section 2.04 and such failure to pay is not cured within three (3) Business Day after the same becomes due; or

-150- USActive 58972051.458972051.5 (d) (i) any of the Borrower, the Transferor or the Servicer shall, (x) with respect to the Borrower, fail to pay any principal of, or premium or interest on, any Indebtedness (other than the Obligations) and (y) with respect to the Transferor or the Servicer, fail to pay any principal of, or premium or interest on, any Indebtedness (other than the Obligations) in an aggregate principal amount in excess of $1,000,000 when the same becomes due and payable; (ii)(x) with respect to the Borrower, any other default by the Borrower under any agreement, contract, document or instrument relating to any such Indebtedness or any other event shall occur and shall continue after the applicable grace period, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, and (y) with respect to the Transferor or the Servicer, any other default by under any agreement, contract, document or instrument relating to any such Indebtedness with an aggregate principal amount in excess of $1,000,000 or any other event shall occur and shall continue after the applicable grace period, if the effect of such default or event is to accelerate the maturity of such Indebtedness;or (iii) any such Indebtedness is in fact declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, as a result of such default and prior to the stated maturity thereof and, in each case, such failure to pay is not cured within three (3) Business Days after the same becomes due; or (e) the occurrence of a Servicer Default; or (f) any failure on the part of the Borrower or the Servicer to duly observe or perform in any respectexcept as otherwise provided in this definition of "Event of Default," a default in the performance, or breach, of any other covenantscovenant or agreementsother agreement of the Borrower or the Servicer set forth in this Agreement orTransferor in the other Transaction Documents to which the Borrower or the Servicer, as applicable, are a party and the same continues uncured for a period of 30 days (if such failure can be remedied) after the earlier of (i) the Borrower or the Servicer obtaining knowledge thereof and (ii) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, as applicable, by the Administrative Agent or Collateral Agent; or (g) failure to remedy (it being understood, without limiting the generality of the foregoing, that the failure to satisfy any Collateral Quality Test or the Portfolio ICR Test is not, in and of itself, an Event of Default and the existence of a Borrowing Base Deficiency is not, in and of itself, an Event of Default except to the extent provided in clause (g) immediately below); or (g) a Borrowing Base Deficiency exists and has not been remedied in accordance with Section 2.06 within the applicable curetime period specified in Section 2.06set forth therein; provided that, during the period of time that such event remains unremedied, any payments required to be made by the Servicer on a Payment Date shall be made under Section 2.04(d); or (h) any representation, warranty or certification made by the Borrower, the Transferor or the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in a material respect when made

-151- USActive 58972051.458972051.5 (or if qualified as to materiality or Material Adverse Effect, in all respects) and, except in the case of a breach of the Borrower’s representation in Section 4.01(x)(iii), such incorrectness is not fully remedied within thirty (30) days following the earlier of (i) the Borrower or the Servicer obtaining knowledge thereof and (ii) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, as applicable; provided that the delivery of a certificate or other report which identifies and corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate;or (i) the occurrence of a Bankruptcy Event with respect to the Borrower;or (j) (i) the rendering of one or more judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $1,000,000 against the Borrower and the Borrower shall not have either (A) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (B) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment; or (iii) a Borrower shall have made payments of amounts in excess of $1,000,000 in the settlement of any litigation, claim or dispute (excluding payments actually made from insurance proceeds); or (k) (i)(1) any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor, or the Servicer; or (ii2) the Borrower, the Transferor or the Servicer or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder; or (l) any security interest in any Collateral Portfolio securing the Obligations of the Borrower shall, in whole or in part, cease to be a first priority perfected security interest except for Permitted Liens and as otherwise expressly permitted to be released in accordance with the applicable Transaction DocumentsDocument; or (m) the occurrence of aany Change of Control shall occur; or (n) the occurrence of (x) the dissolution, termination or liquidation, in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Servicer or (y) the merger of the Servicer into another Person where the Servicer is not the surviving entity, other than as permitted by Section 5.04(a); orBorrower, the Transferor or the Servicer makes or attempts to make any assignment of its rights or obligations under this Agreement or any other Transaction Document without first obtaining the written consent of each of the Required Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in its sole and absolutediscretion; (o) either (i) the Borrower shall become required to register as an “investment company” within the meaning ofin accordance with the 1940 Act or the arrangements

-152- USActive 58972051.458972051.5 contemplated by the Transaction Documents shall require registrationbecome required to register as an “investment company” within the meaning ofin accordance with the 1940 Act or (ii) the Equityholder ceases to be a “business development company” within the meaning of the 1940 Act; or (p) the Internal Revenue Service shall file notice of a lienLien pursuant to Section 6323 of the Code with regard to any assets of the Borrower; or (q) the failure of the Borrower shall fail to qualify as a bankruptcy- remote entity based upon customary criteria or the failure to satisfy Section 5.01(d) or Section 5.03(l) such that reputable counsel could no longer render a substantive non-consolidation opinion with respect to the Borrower; or (r) (i) failure of the Borrower to maintain at least one Independent Directoror (ii) the removal of any Independent Director of the Borrower without “cause or” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent (in each case to the extent required by the organization documents of the Borrower); or (s) the occurrence of an ERISA Event that would reasonably be expected to result in a Material Adverse Effect, either alone or in connection with other ERISA Events; or (t) the failure to satisfy the Unfunded Exposure Test during the Amortization Period for more than two (2) Business Days; or (u) the Borrower ceases to have a valid ownership interest (or a perfected, first priority (subject to Permitted Liens) precautionary back-up security interest granted by the Transferor (which the Borrower shall have collaterally assigned to the Collateral Agent)) in all of the Collateral; then the Administrative Agent or the Required Lenders, may, by notice to the Borrower, declare the “Facility Maturity Date” to have occurred; provided that, in the case of any event described in Section 7.01(i) above, the “Facility Maturity Date” shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Revolving Period shall end and the Borrower shall cease purchasing Loans, (ii) the Administrative Agent or the Required Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable and (iii) all proceeds and distributions in respect of the Collateral Portfolio shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(c) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(d)). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the

-153- USActive 58972051.458972051.5 Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, (or any designee thereof, including, without limitation, the Servicer), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies with respect to the Collateral Portfolio, but without any obligation on the part of the Administrative Agent, the Lenders or any of their respective Investment Affiliates to perform any of the obligations of the Borrower with respect to the Collateral Portfolio. If any Event of Default shall have occurred, the Applicable Margin shall be increased pursuant to the increase set forth in the definition thereof, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence and during the continuance of such Event of Default. Section 7.02 Additional Remedies of the Administrative Agent. (a) If, upon the declaration or automatic occurrence of the Facility Maturity Date (including, the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral Portfolio and apply the proceeds thereof to the Obligations. (b) The parties recognize that it may not be possible to sell all of the Collateral Portfolio on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral Portfolio may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral Portfolio, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral Portfolio on the date the Administrative Agent or all of the Required Lenders declares the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral Portfolio in the same manner or on the same Business Day. (c) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral Portfolio or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information (including any information that the Borrower and the Servicer is required by law or contract to keep confidential, to the extent such information can be provided without violation of such laws or contracts, including through entering into any confidentiality agreements in forms reasonably acceptable to the Administrative Agent or the Collateral Agent, as applicable, to the extent required to prevent violation of such laws or contracts, it being understood that the Borrower and the Servicer shall endeavor in good faith to facilitate the permitted disclosure of such information to the Administrative Agent and/or the Collateral Agent) relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial

-154- USActive 58972051.458972051.5 statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant compliance certificates and any other materials requested by each such bidder. (d) Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral Portfolio may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral Portfolio or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral Portfolio marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral Portfolio as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine. Pursuant to the UCC, each of the Borrower and the Collateral Agent hereby specifically agrees (x) that it shall not raise any objection to a Secured Party’s purchase of the Collateral Portfolio (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in various no action letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC in the applicable jurisdiction and (2) shall be considered to be commercially reasonable notwithstanding that a Secured Party purchases the Collateral Portfolio at such a sale. (e) Any amounts received from any sale or liquidation of the Collateral Portfolio pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.04(c), or as a court of competent jurisdiction may otherwisedirect. (f) The Administrative Agent and the Lenders shall have, in addition to allthe rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower. Without limiting the foregoing, the Administrative Agent and the Lenders and each of their respective Affiliates is hereby authorized after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Administrative Agent, any such Lender or any such Affiliate, to or for the credit or the account of the Borrower or the Transferor, as applicable, against any and all of the obligations of the Borrower or the Transferor, as applicable, now or hereafter existing under this Agreement or any other Transaction Document to the

-155- USActive 58972051.458972051.5 Administrative Agent, any such Lender or their respective Affiliates, irrespective of whether or not the Administrative Agent, any such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower or the Transferor, as applicable, may be contingent or unmatured or are owed to a branch, office or Affiliate of the Administrative Agent or any such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent and the Lenders and their respective Affiliates under this section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, any such Lender or their respective Affiliates may have. The Administrative Agent and the Lenders agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. (g) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. (h) Each of the Borrower and the Servicer hereby irrevocably appoints, during the continuance of an Event of Default and at all times following the Facility Maturity Date, each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. (i) The Administrative Agent is hereby authorized and empowered, during the existence of an Event of Default and at all times following the Facility Maturity Date, on behalf of the Borrower or the Transferor, to endorse the name of the Borrower or the Transferor, as applicable, upon any check, draft, instrument, receipt, instruction, or other document or agreement or item, coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of the Borrower or the Transferor, as applicable, either before or after demand of payment on the Obligations but only during the existence of an Event of Default, as shall be deemed by

-156- USActive 58972051.458972051.5 the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to preserve the security interests and Liens in the Collateral Portfolio or to secure the repayment of the Obligations (including by giving notice to the Obligors of the Collateral Agent’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf), and the Administrative Agent shall not incur any liability, in the absence of gross negligence or willful misconduct, in connection with or arising from its exercise of such power of attorney. The application by the Administrative Agent of such funds shall, unless the Administrative Agent shall agree otherwise in writing, be the same as set forth in Section 2.04 hereof. (j) In connection with any sale or liquidation in whole or in part of the Collateral Portfolio pursuant to Section 7.02, including without limitation, (a) upon the termination of the Commitments following the occurrence and during the continuation of an Event of Default or (b) at the Facility Maturity Date; provided that no Bankruptcy Event has occurred with respect to the Servicer, the Servicer (or its designated Affiliate (other than the Borrower) or managed fund) shall, subject to the additional requirements set forth in this Section 7.02(j), have the right to purchase all (but not less than all) of the Loans included in the Collateral Portfolio at a purchase price at least equal to the sum of the then outstanding Obligations, as determined by the Administrative Agent (the “Exercise Notice Purchase Price”). The Servicer may exercise such right by providing written notice (the “Exercise Notice”) to the Borrower and the Administrative Agent (with a copy to the Collateral Agent) of its election to exercise such right which shall include the Exercise Notice Purchase Price and shall be delivered not later than 5:00 p.m. on the Facility Maturity Date or within two Business Days of the date on which the Servicer receives notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Commitments, as applicable. Once an Exercise Notice is given by the Servicer (subject to the immediately succeeding sentence), the Servicer (or such Affiliate or managed fund designated in the Exercise Notice) shall be obligated, irrevocably and unconditionally, to purchase the Collateral Portfolio, at the Exercise Notice Purchase Price referenced in such Exercise Notice, for settlement within the normal settlement period for such Collateral Portfolio. Neither the Administrative Agent nor the Collateral Agent shall cause liquidation of the Loans to occur during the time that the Servicer and Equityholder are entitled to provide an Exercise Notice. The Exercise Notice Purchase Price must be received by the Administrative Agent, or its designee, in immediately available funds no later than ten (10) Business Days following delivery of the Exercise Notice hereunder, or, if earlier, the date of settlement for such Collateral Portfolio. In the event that the Exercise Notice is not timely provided and/or the Exercise Notice Purchase Price is not timely received, each pursuant to the conditions set forth in this Section 7.02(j), the Administrative Agent may forthwith liquidate the Loans. ARTICLE VIII. INDEMNIFICATION Section 8.01 Indemnities by the Borrower. (a) Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and without limiting any other rights which the Affected

-157- USActive 58972051.458972051.5 Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian or any of their respective Investment Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian and each of their respective Investment Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article VIII) against, and to hold each Indemnified Party harmless from, any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements of (x) one outside counsel to the Administrative Agent and the Lenders, (y) one outside counsel to the Collateral Agent, the Account Bank and the Collateral Custodian, and (z) one counsel per foreign or local jurisdiction (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of, in any way connected with, or as a result of this Agreement, any of the other Transaction Documents or in respect of any of the Collateral Portfolio or any claim, litigation, investigation or proceeding relating to any of the foregoing, including the enforcement of this Agreement or any Transaction Document against the Borrower, regardless of whether any such Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Investment Affiliates or shareholders); provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such damages, losses, claims, liabilities and related costs and expenses (i) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct on the part of such Indemnified Party or (ii) result from the uncollectibility of any Loan due to the Obligor’s financial inability topay. (b) Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Collateral Custodian if the Collateral Custodian is the Indemnified Party or the Administrative Agent on behalf of any other applicable Indemnified Party within two (2) Business Days following the Collateral Custodian or the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Collateral Custodian or the Administrative Agent, on behalf of any other Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error. (c) If for anyreason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations (d) If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such

-158- USActive 58972051.458972051.5 Indemnified Party will promptly repay such amounts collected to the Borrower in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest. (e) The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Servicer, the Account Bank or the Collateral Custodian and the termination of thisAgreement. Section 8.02 Indemnities by Servicer. (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts or omissions of the Servicer in its capacity as Servicer constituting bad faith, willful misconduct or gross negligence in the performance of its duties hereunder and which are related to any Transaction Document, the transactions contemplated hereby or thereby or any certificate or other written material delivered by the Servicer pursuant hereto or thereto; provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such Indemnified Amounts (i) are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted solely from the gross negligence, bad faith or willful misconduct on the part of such Indemnified Party claiming indemnification hereunder or (ii) result from the uncollectibility of any Loan due to the Obligor’s financial inability to pay. (b) Any amounts subject to the indemnification provisions of this Section 8.02 shall be paid by the Servicer to the Administrative Agent on behalf of the applicable Indemnified Party within two (2) Business Days following receipt by the Servicer of the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). (c) If for anyreason the indemnification provided above in this Section 8.02 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations. (d) The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

-159- USActive 58972051.458972051.5 (e) The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Borrower, the Account Bank or the Collateral Custodian and the termination of thisAgreement. (f) Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral Portfolio. (g) If the Servicer has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will repay within a reasonable amount of time such amounts collected to the Servicer, withoutinterest. Each applicable Indemnified Party shall deliver to the Indemnifying Party under Section 8.01 and Section 8.02, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts. Section 8.03 Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01 and the first sentence of Section 8.02, as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnified Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided, further, that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Partyor its

-160- USActive 58972051.458972051.5 counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action. Section 8.04 After-Tax Basis. Indemnification under Section 8.01 and Section 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party, but in all cases subject to Section 2.10, Section 8.01 and Section 8.02 and shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. ARTICLE IX. THE ADMINISTRATIVE AGENT Section 9.01 The Administrative Agent. (a) Appointment. Each Lender hereby appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender. Each Lender further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. (b) Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care. (c) Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or

-161- USActive 58972051.458972051.5 omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final non-appealable judgment by a court of competent jurisdiction). Each Lender hereby waives any and all claims against the Administrative Agent or any of its Investment Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Investment Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final non-appealable judgment by a court of competent jurisdiction). Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower or the Servicer or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties; (vi) shall not be responsible for or have any duty to ascertain or inquire into the contents of any certificate, report or other document delivered thereunder or in connection therewith; and (vii) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent may deem and treat the payee of any portion of any Advance and the I/O Notional Loan as the owner thereof for all purposes unless such Advance or the I/O Notional Loan, as applicable, shall have been transferred in accordance with this Agreement and all actions required by such section in connection with such transfer shall have been taken. (d) Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing

-162- USActive 58972051.458972051.5 provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have consented to the relevant action. (e) Notice of Event of Default or Unmatured Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or Unmatured Event of Default, unless the Administrative Agent has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “Notice of Event of Default” or “Notice of Unmatured Event of Default,” as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Lenders acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lenders. (f) Credit Decision with Respect to the Administrative Agent. Each Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Investment Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer or any of their respective Investment Affiliates or review or approval of any of the Collateral Portfolio, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Investment Affiliates to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Investment Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Investment Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer or their respective Investment Affiliates which may come into the possession of the Administrative Agent or any of its Investment Affiliates. (g) Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer), ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted or decision made by the Administrative Agent hereunder or thereunder; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties,

-163- USActive 58972051.458972051.5 actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article IX. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer. (h) Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five (5) days written notice thereof to each Lender and the Borrower and may be removed at any time with cause by the Lenders acting jointly. Upon any such resignation or removal, the Required Lenders shall appoint a successor Administrative Agent. Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent, subject to the approval of the Borrower and each Transferor (which approval shall not be (i) unreasonably withheld, conditioned or delayed or (ii) required at any time during the continuance of an Event of Default or after the declaration or automatic occurrence of the Facility Maturity Date). If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Investment Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. (i) Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such

Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

(j) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to ~~Disqualified Institutions~~Competitors, except to the extent of the Administrative Agent's own bad faith, willful misconduct, gross negligence or fraud. Without limiting the generality of the foregoing, but subject to the proviso in the immediately preceding sentence, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a ~~Disqualified Institution~~Competitor or (y) have any liability with respect to or arising out of any assignment or participation of ~~Loans~~Advances, or disclosure of confidential information, to any ~~Disqualified Institution~~Competitor.

ARTICLE X.

COLLATERAL AGENT

Section 10.01 Designation of Collateral Agent.

(a) Initial Collateral Agent. Each of the Borrower, the Servicer, the Lenders and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral Portfolio and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b) Successor Collateral Agent. Upon the Collateral Agent's receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

(c) Secured Party. The Administrative Agent and the Lenders hereby appoint Wells Fargo, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral Portfolio. Wells Fargo, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 10.02(b).

Section 10.02 Duties of Collateral Agent.

(a) Appointment. The Lenders, the Borrower, the Servicer and the Administrative Agent each hereby appoints Wells Fargo to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

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USActive ~~58972051.4~~58972051.5

-165- USActive 58972051.458972051.5 (b) Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations: (i) The Collateral Agent shall calculate amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicer Quarterly Report (such dispute to be resolved in accordance with Section 2.05); (ii) The Collateral Agent shall make payments pursuant to the terms of the Servicer Quarterly Report or as otherwise directed in accordance with Sections 2.04 or 2.05. (iii) The Collateral Agent shall provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loans and the other Collateral Portfolio held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default, or the Administrative Agent, after the occurrence of Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions. (iv) As promptly as possible after the Closing Date and in any event no later than fifteen (15) days, the Collateral Agent shall create a database (the “Collateral Database”) with respect to the Loans held by the Borrower on the Closing Date, which Collateral Database shall include all information reasonably requested by the Administrative Agent with respect to the Loans and the Collateral Portfolio, on an individual Loan basis and on a portfolio basis. The Collateral Agent shall permit access to the information in the Collateral Database by the Servicer, the Borrower and the Administrative Agent no later than thirty days after the Closing Date. The Collateral Agent shall provide a daily report to the Servicer, the Borrower and the Administrative Agent, in an electronic format and in scope mutually acceptable to the Collateral Agent, the Servicer, the Borrower and the Administrative Agent, that summarizes the material information contained in the Collateral Database, including, without limitation, the Excess Concentration Amount (and details thereof), the Outstanding Balance of the Collateral Portfolio and balances of the Controlled Accounts. The Collateral Agent shall update the Collateral Database promptly for Loans and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to Loan amounts or interest rates. The Collateral Agent shall provide the reporting specified in Exhibit Q. (v) The Collateral Agent shall establish the Collection Account, the Unfunded Exposure Account in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties.

-166- USActive 58972051.458972051.5 (vi) The Collateral Agent shall track the receipt and daily allocation of cash to the Interest Collection Account and Principal Collection Account and any withdrawals therefrom and, on each Business Day, provide to the Servicer daily reports reflecting such actions to the Interest Collection Account and Principal Collection Account as of the close of business on the preceding Business Day. (vii) The Collateral Agent shall assist and reasonably cooperate with the independent certified public accountants in the preparation of those reports required under Section 6.10. (viii) The Collateral Agent shall provide the Servicer with such other information as may be reasonably requested in writing by the Servicer and as is within the possession of the Collateral Agent. (c) (i) The Administrative Agent, each Lender and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loans now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral Portfolio, including to file financing and continuation statements in respect of the Collateral Portfolio in accordance with Section 5.01(w). (ii) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral

-167- USActive 58972051.458972051.5 Agent does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action. (iii) Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and until (and to the extent) expressly so directed by the Administrative Agent. The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the AdministrativeAgent. (iv) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice. (v) Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Securities Account Control Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Securities Account Control Agreement, in such capacity. Section 10.03 Merger or Consolidation. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor to the Collateral Agent under this Agreement (and shall be deemed to have expressly assumed all obligations of the Collateral Agent under this Agreement) without further act of any of the parties to this Agreement; provided that such Person shall be otherwise qualified and eligible to act in such capacity under this Agreement. Section 10.04 Collateral Agent Compensation. As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the Wells Fargo Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Agent’s entitlement to receive the Collateral Agent Fees (excluding any unpaid outstanding amounts as of that date) shall cease on the earlier to occur of: (a) its removal as Collateral Agent pursuant to Section 10.05, (b) its resignation as Collateral Agent pursuant to Section 10.07 or (c) the termination of this Agreement.

-168- USActive 58972051.458972051.5 Section 10.05 Collateral Agent Removal. The Collateral Agent may be removed, with or without cause, by the Administrative Agent by 30 days’ notice given in writing to the Collateral Agent (the “Collateral Agent Termination Notice”); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed (subject to, prior to the occurrence and during the continuance of an Event of Default, the consent of each of the Borrower, the Transferor and the Servicer, such consent not to be unreasonably withheld) and has agreed to act as Collateral Agent hereunder; provided, further, that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed. In the case of a resignation or removal of the Collateral Agent, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Agent within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Section 10.06 Limitation on Liability. (a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon the written (including electronic) instructions of any designated officer of the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Agent has actual knowledge of such matter or written notice thereof is received by the CollateralAgent. (b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel. (c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties. (d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

-169- USActive 58972051.458972051.5 (e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. (f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder. (g) It is expressly agreed and acknowledged that the Collateral Agent is not overseeing or guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio. (h) Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. (i) The Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement. (j) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

-170- USActive 58972051.458972051.5 (k) The Collateral Agent shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services). (l) The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the Patriot Act and its implementing regulations, the Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The Borrower hereby agrees that it shall provide the Collateral Agent with such information as it may reasonably request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Agent to identify and verify the identities of the Borrower such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Section 10.07 Collateral Agent Resignation. The Collateral Agent may resign at any time by giving not less than ninety (90) days’ written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents (subject to, prior to the occurrence and during the continuance of an Event of Default, the consent of each of the Borrower, the Transferor and the Servicer, such consent not to be unreasonably withheld) by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within ninety (90) days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed. ARTICLE XI. COLLATERAL CUSTODIAN Section 11.01 Designation of CollateralCustodian. (a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 11.01. Each of the Administrative Agent, Borrower, Lenders and Servicer hereby designates and appoints the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts

-171- USActive 58972051.458972051.5 such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof. (b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 11.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder. Section 11.02 Duties of Collateral Custodian. (a) Appointment. The Administrative Agent, the Borrower, the Lenders and the Servicer each hereby appoints Wells Fargo to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein. (b) Duties. From the Closing Date until its removal pursuant to Section 11.05, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations: (i) The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Section 3.02(a) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five (5) Business Days of its receipt of any Required Loan Documents, the related Loan Tape and a hard copy of the Loan Checklist, the Collateral Custodian shall review the Required Loan Documents delivered to it to confirm that (A) such Required Loan Documents have been executed (either an original or a copy, as indicated on the Loan Checklist) and have no mutilated pages, (B) filed stamped copies of the UCC and other filings (required by the Required Loan Documents) are included, (C) if listed on the Loan Checklist, a copy of an Insurance Policy (or evidence thereof) with respect to any real or personal property constituting the Underlying Collateral is included, and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable), Loan number and Obligor name, as applicable, with respect to such Loan is referenced on the related Loan Tape (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Checklist which contains the Loan information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Loan. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Checklist. If, at the conclusion of such review, the Collateral Custodian shall determine that (I) the original balance of the Loan with respect to which it has received Required Loan Documents is less than as set forth on the Loan Tape, the Collateral Custodian shall notify the Administrative Agent and the Servicer of such discrepancy within one (1) Business Day, or (II) any Review Criteria is not satisfied, the Collateral

-172- USActive 58972051.458972051.5 Custodian shall within one (1) Business Day notify the Servicer of such determination and provide the Servicer with a list of the non-complying Loans and the applicable Review Criteria that they fail to satisfy. The Servicer shall have five (5) Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. In addition, if requested in writing (in the form of Exhibit J) by the Servicer and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Loan which fails to satisfy any Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Required Loan Documents. Notwithstanding anything to the contrary contained herein, the Collateral Custodian shall have no duty or obligation with respect to any Loan Checklist delivered to it in electronic form. (ii) In taking and retaining custody of the Required Loan Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; provided, further that the Collateral Custodian’s duties shall be limited to those expressly contemplated herein. (iii) All Required Loan Documents shall be kept in fire resistant vaults, rooms or cabinets at the address of the Collateral Custodian set forth on Annex A to this Agreement, or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least thirty (30) days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to the Transferor and its Affiliates and subsidiaries. (iv) On each Reporting Date, the Collateral Custodian shall provide a written report to the Administrative Agent and the Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan for which it holds Required Loan Documents and the applicable Review Criteria that any Loan fails to satisfy. (v) Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

-173- USActive 58972051.458972051.5 (vi) If, in performing its duties under this Agreement, the Collateral Custodian is required to decide between alternative courses of action, the Collateral Custodian may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent. If the Collateral Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Custodian shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Custodian shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice. (vii) Nothing herein shall prevent the Collateral Custodian or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person. (c) (i) The Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan Documents to the Collateral Agent or Administrative Agent (pursuant to a written request in the form of Exhibit J), as applicable, as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests Granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VII. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent. (ii) The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

-174- USActive 58972051.458972051.5 (iii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by the Collateral Custodian. Section 11.03 Merger or Consolidation. Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (c) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement. Section 11.04 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the Wells Fargo Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees (excluding any unpaid outstanding amounts as of that date) shall cease on the earlier to occur of: (a) its removal as Collateral Custodian pursuant to Section 11.05, (b) its resignation as Collateral Custodian pursuant to Section 11.07 of this Agreement or (c) the termination of this Agreement. Section 11.05 Collateral Custodian Removal. The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed and has agreed to act as Collateral Custodian hereunder. In the case of a resignation or removal of the Collateral Custodian, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Custodian within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. Section 11.06 Limitation on Liability. (a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written (including electronic) instructions of any designated officer of the Administrative Agent.

-175- USActive 58972051.458972051.5 (b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel. (c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties. (d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. (e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the CollateralCustodian. (f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. (g) It is expressly agreed and acknowledged that the Collateral Custodian is not overseeing or guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio. (h) Subject in all cases to the last sentence of Section 11.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action. (i) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the

-176- USActive 58972051.458972051.5 Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). (j) The Collateral Custodian shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services). (k) The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the Patriot Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such information as it may request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Custodian to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Section 11.07 Collateral Custodian Resignation. The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than ninety (90) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit J. If no successor collateral custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Collateral Custodian within ninety (90) days after the giving of such notice of resignation, the resigning Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed, which appointment shall be, absent an Event of Default that has occurred and is continuing, reasonably acceptable to the Borrower, the Transferor and the Servicer.

-177- USActive 58972051.458972051.5 Section 11.08 Release of Documents. (a) Release for Servicer. From time to time and as appropriate for the enforcement or servicing of any of the Collateral Portfolio, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit J, to release to the Servicer within two (2) Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Collateral Custodian, all in the form annexed hereto as Exhibit J. (b) Limitation on Release. The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents by the Collateral Custodian upon request by the Servicer shall be operative only to the extent that the Administrative Agent has consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection or in connection with any transaction otherwise expressly permitted under Section 2.15. (c) Release for Payment. Upon receipt by the Collateral Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit J (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account), the Collateral Custodian shall promptly release the related Required Loan Documents to theServicer. (d) Lien Release Dividend. In connection with any Loan for which a Lien Release Dividend is effected in accordance with Section 2.07(g), and within two (2) Business Days after written receipt from the Servicer of a request for release of documents and receipt in the form of Exhibit J, (which certification shall include a statement to the effect that a Lien Release Dividend is being effected as to such Loan), the Collateral Custodian shall promptly release the related Required Loan Documents for such Loan to theBorrower. Section 11.09 Return of Required Loan Documents. The Borrower may require that the Collateral Custodian return each Required Loan Document (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.15, in each case by submitting to the Collateral Custodian and the Administrative

-178- USActive 58972051.458972051.5 Agent a written request in the form of Exhibit J hereto specifying the Required Loan Documents to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower promptly, but in any event within five (5) Business Days, return the Required Loan Documents so requested to the Borrower. Section 11.10 Access to Certain Documentation and Information Regarding the Collateral Portfolio. The Collateral Custodian shall provide to the Administrative Agent and each Lender access to the Required Loan Documents and all other documentation regarding the Collateral Portfolio including in such cases where the Administrative Agent and each Lender is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon two (2) Business Days prior written request, (b) during normal business hours and (c) subject to the Servicer’s and the Collateral Custodian’s normal security and confidentiality procedures. Without limiting the foregoing provisions of this Section 11.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Borrower (subject to the applicable limitations herein), a review of the Required Loan Documents and all other documentation regarding the Collateral Portfolio; provided that, prior to the occurrence of an Event of Default, such review shall be conducted no more than two times in any calendar year. Section 11.11 Bailment. The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral Portfolio and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. ARTICLE XII. MISCELLANEOUS Section 12.01 Amendments and Waivers. (a) (i) No amendment or modification of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Servicer, the Required Lenders (or the Administrative Agent on their behalf), the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Account Bank or the Collateral Custodian, the written agreement of the Collateral Agent, the Account Bank or the Collateral Custodian, as applicable; and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written consent of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

-179- USActive 58972051.458972051.5 (b) Notwithstanding the provisions of Section 12.01(a), the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing any Advances Outstanding or the Yield thereon (or reducing any payment due or owed with respect thereto), (ii) postponing any date for any payment of any Advance or the Yield thereon, (iii) modifying the provisions of this Section 12.01 or (iv) extending the Stated Maturity Date or clause (a) of the definition of “Commitment Termination Date.” (c) Benchmark Replacement Setting. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if (A) a Benchmark Transition Event and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document. (ii) Benchmark Replacement Conforming Changes. In connection with the implementation or administration of Term SOFR or a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or inany other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document (other than as provided in the definition of Benchmark Replacement Conforming Changes). (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto in writing in advance (if feasible) of (i) any occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 12.01(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Administrative Agent’s sole discretion and without consent from any other party to this Agreement or any other Transaction Document. (d) Inability to Determine Rates. Subject to clause (c), if, on or prior to the first day of any Collection Period for any SOFRAdvance:

-180- USActive 58972051.458972051.5 (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or (ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Advance or a continuation thereof that Term SOFR for any requested Collection Period with respect to a proposed SOFR Advance does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Collection Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Collection Periods). Section 12.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include communication by e-mail) and e-mailed or delivered, to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or in the case of notice by e-mail, when verbal or electronic communication of receipt is obtained. Section 12.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Section 12.04 Binding Effect; Assignability; Multiple Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Collateral Agent, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns. With the prior written consent of the Administrative Agent (unless such assignment is to an Affiliate of a Lender or is otherwise required by Applicable Law), each Lender and their respective successors and assigns may assign, grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance or the I/O Notional Loan (or portion thereof) to any Person; provided that, so long as no Event of Default has occurred, the Borrower has provided its written consent (such

-181- USActive 58972051.458972051.5 consent not to be unreasonably withheld, conditioned or delayed) to such assignment to any Person that is not a Lender or an Affiliate of a Lender (but, for the avoidance of doubt, no such consent of the Borrower shall be required for any grant of a security interest or sale of a participation interest to any Person, an assignment to a Lender or an Affiliate of a Lender or an assignment that is required by Applicable Law); provided, further, that, so long as the Facility Maturity Date has not been declared or has not automatically occurred, the Borrower has provided its written consent to any assignment to a Disqualified InstitutionCompetitor; provided, further, that the applicable Lender shall provide to the Borrower not less than two Business Days’ prior written notice of any proposed assignment (except in the case of an assignment to a Lender or an Affiliate of a Lender) and the identity of the proposed assignee. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance agreement in the form of Exhibit K hereto (an “Assignment and Acceptance”). Each assignee shall confirm in such Assignment and Acceptance that it is a “qualified purchaser” under the 1940 Act. No such assignee shall be entitled to receive any greater payment under Section 2.10 hereof than such assignor would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist. The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender for its acceptance and recording in its books and records, (i) an express undertaking to comply with Section 12.11 hereof as if the participant were a Lender and (ii) such other agreement or document as may be satisfactory to such parties and the applicable Lender. None of the Borrower, the Transferor or, except in connection with a Permitted Equityholder Transaction, the Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Administrative Agent. (b) In the event Lender sells a participation in this Agreement or any Advance, the Borrower agrees that each participant shall be entitled to the benefits of Section 2.09, Section 2.10 and Section 2.11 (subject to the requirements and limitations therein, including the requirements under Section 2.10(g) (it being understood that the documentation required under Section 2.10(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and only where the Borrower has given consent to such participation in the manner as would be required for any assignment pursuant to Section 12.04(a); provided that such participant (A) agrees to be subject to the provisions of Section 2.11 as if it were an assignee under Section 12.04(a); and (B) shall not be entitled to receive any greater payment under Section 2.09 or Section 2.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. (c) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest on the Advances or stated interest on the I/O Loan, as applicable) of each participant’s interest in the Advance or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register

-182- USActive 58972051.458972051.5 (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Notwithstanding any other provision of this Section 12.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, rights to payment of principal and interest with respect to the Advances and/or rights to payment of interest with respect to the I/O Notional Loan, as applicable) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto. (e) Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement. (f) Upon the effectiveness of any assignment by any Lender of all or any of its rights and obligations under the Transaction Documents, any Advance and/or the I/O Notional Loan pursuant to Section 12.04(a) and the delivery to the Administrative Agent of all assignment documentation and the Assignment and Acceptance, the Administrative Agent shall revise Annex B to reflect such assignment. Section 12.05 Term of This Agreement. This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Article IV and Article V and the Servicer’s representations, covenants and duties set forth in Article IV, Article V and Article VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Article III and Article IV and the indemnification and payment provisions of Article VIII, Article IX and Article XII and the provisions of Section 2.09, Section 2.10, Section 12.07, Section 12.08 and Section 12.09 shall be continuing and shall survive any termination of this Agreement and any termination of the Servicer under the Servicing Agreement. Section 12.06 Governing Law; Jury Waiver. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5–1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN

-183- USActive 58972051.458972051.5 CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. Section 12.07 Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Indemnified Parties under Section 8.01 and Section 8.02 hereof, the Borrower agrees to pay, on the Payment Date pertaining to the Collection Period in which such cost is incurred (or any prior Collection Period to the extent not previously paid) and in accordance with Section 2.04, on demand all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian incurred in connection with (x) the preparation, execution, delivery, administration (including periodic auditing), syndication (subject to the Borrower’s and the Administrative Agent’s mutual agreement in good faith that the relevant syndication costs reasonably benefit and should be for the account of the Borrower), renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable, documented fees and out-of-pocket expenses of counsel for the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses, if any (including counsel fees and expenses), incurred by the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or to the Collateral Custodian in connection herewith, and (y) the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith; provided that the Borrower shall be liable hereunder only for the reasonable and documented fees and out-of-pocket costs and expenses of one firm of outside counsel to each of (x) the Administrative Agent and the Lenders, taken as a whole, and (y) the Collateral Agent, the Account Bank and the Collateral Custodian, and, in each case, one counsel per foreign or local jurisdiction; provided further that such counsel fees and expenses for work prior to the Closing Date shall be in an amount agreed to by the Borrower and the Administrative Agent on the Closing Date. Section 12.08 Further Assurances. The Borrower shall promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable law, subject any of the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the security documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the security documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the

-184- USActive 58972051.458972051.5 Secured Parties under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which the Borrower is or is to be a party. Section 12.09 Recourse Against Certain Parties. (a) Notwithstanding anything in this Agreement to the contrary, no claim may be made by any party hereto or any other Person against any party hereto or their respective Investment Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected. (b) No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby. (c) The Secured Parties accept and agree that they shall have no recourse under any obligation, covenant or agreement of the Borrower contained in this Agreement against any shareholder, officer or director of the Borrower as such, by the enforcement of any assignment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the Borrower and no liability shall attach to, or be incurred by, the shareholders, officers, agents or directors of the Borrower as such, or any of them, under or by reason of any of the obligations, covenants and agreements of the Borrower contained in this Agreement, or implied therefrom, and that any and all personal liability for breach by the Borrower of any of such obligations, covenants or agreements either at law or by statute or certification of every such shareholder, officer, agent or director is hereby expressly waived by the Secured Parties as a condition of any consideration of the execution of this Agreement. Notwithstanding any other provision of this Agreement, the obligations of the Borrower under this Agreement are payable solely out of the assets of the Borrower in accordance with the terms of the Transaction Documents (the “Recourse Assets”). The claims of Secured Parties shall be limited to the value from time to time of the Recourse Assets. The net proceeds of the realization of the Recourse Assets or the proceeds of sale of the Recourse Assets of the Borrower following the enforcement of the rights or interests of the Secured Parties may be insufficient to pay all amounts due to the Secured Parties after making payments to other creditors of the Borrower ranking prior to the Secured Parties or pari passu therewith. If, following final distribution of the realization proceeds of the Recourse Assets applied in accordance with the Transaction Documents, the Borrower has insufficient funds to pay in full its obligations, then the Borrower will not be obliged to pay such shortfall, and all claims in respect of which shall be extinguished. Without limitation of the foregoing, no recourse shall be had for the payment of any amount owing in respect of the Advances against the Equityholder, the Servicer, the Transferor or any Affiliate, shareholder, manager, officer, director, employee or member of the Borrower, the Equityholder, the Servicer or the Transferor or their respective successors or assigns.

-185- USActive 58972051.458972051.5 Agreement. (d) The provisions of this Section 12.09 shall survive the termination of this Section 12.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lenders. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Moreover, the parties to this Agreement waive reliance on any representation made by any other party, whether orally or in writing, prior to the execution of this Agreement. Section 12.11 Consent to Jurisdiction; Service of Process. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court in each case sitting in New York County in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (b) Each of the Borrower and the Servicer agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Servicer, as applicable, at its address specified in Section 12.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 12.11 shall affect the right of the Lenders or the Administrative Agent to serve legal process in any other manner permitted by law. Section 12.12 Confidentiality. (a) Each of the Administrative Agent, the Lenders, the Servicer, the Borrower, the Collateral Agent, the Account Bank and the Collateral Custodian shall maintain

-186- USActive 58972051.458972051.5 and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other Transaction Documents and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, advisors (including but not limited to advisors engaged by the Administrative Agent to engage in due diligence, portfolio management, monitoring and reporting solutions), investigators, auditors, attorneys, and in the case of the Borrower, actual or prospective investors in debt or equity securities of the Equityholder (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower, the Account Bank and the Collateral Custodian that such information shall be kept confidential in accordance with this Section 12.12 and used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its Affiliates; provided, further, that, upon such agreement to keep such information confidential, the Borrower and its Affiliates shall be deemed to have consented to the disclosure of such information to such Excepted Person, (ii) disclose such information as is required by Applicable Law and (iii) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.12 include, all fees and other pricing terms, and all Events of Default, Servicer Defaults, and priority of payment provisions. (b) Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent or the Collateral Custodian by each other or (ii) by the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent and the Collateral Custodian to any prospective or actual assignee or participant of any of them, or to any provider of a surety, guaranty or credit or liquidity enhancement to any Lender in relation to its Advances hereunder; provided that (x) such Person is informed of the confidential nature of such information and agrees for the benefit of the Borrower and the Servicer to hold such information confidential in accordance with this Section 12.12 and (y) so long as no Event of Default has occurred and is continuing, such Person is not a competitorCompetitor of the Borrower or the Servicer; provided, further, that at no time shall nonpublic information consisting of any internal credit memorandum of the Borrower or Servicer be disclosed to a competitorCompetitor of the Borrower or the Servicer. (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Lenders’, the Administrative Agent’s, the Collateral Agent’s, the Account Bank’s or the Collateral Custodian’s business or that of their Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the

-187- USActive 58972051.458972051.5 Collateral Agent, the Collateral Custodian or the Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or the Servicer, (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Administrative Agent or the Lenders or (F) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or the Collateral Custodian having a need to know the same; provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower or the Servicer. Section 12.13 [Reserved]. Section 12.14 Intent of the Parties. It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(a)(15) of the UCC. Section 12.15 Waiver of Set Off. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders or their respective assets. Section 12.16 Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes. Section 12.17 Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances or the I/O Notional Loan, as applicable, owing to it (other than pursuant to Breakage Fees, Section 2.09 or Section 2.10) in excess of its ratable share of payments on account of the Advances or the I/O Notional Loan, as applicable, obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances or the I/O Notional Loan, as applicable, owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Section 12.18 Failure of Borrower or Servicer to Perform Certain Obligations. If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(w) or Section 5.02(o), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower upon the Administrative Agent’s demand therefor, subject to Section 12.07.

-188- USActive 58972051.458972051.5 Section 12.19 Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoint the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio in such offices as the Administrative Agent in its sole discretion deems necessary or desirable. This appointment is coupled with an interest and is irrevocable. Section 12.20 Delivery of Termination Statements, Releases, etc. Upon the occurrence of the Collection Date, the Collateral Agent shall deliver to the Borrower (with a copy to the Collateral Custodian) termination statements, reconveyances, releases and other documents the Borrower deem reasonably necessary or appropriate to evidence the termination of the Grant and other Liens securing the Obligations, all at the expense of the Borrower. Section 12.21 Non-Petition. (a) Each of the parties hereto (including the Equityholder and other than the Administrative Agent and the Lenders) hereby agrees for the benefit of the Borrower, the Administrative Agent and the Lenders that it will not institute against, or join any other Person in instituting against, the Borrower any Bankruptcy Proceeding so long as there shall not have elapsed one (1) year, or if longer, the applicable preference period then in effect, and one (1) day since the Collection Date. The Borrower shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Bankruptcy Proceeding commenced by any Person in violation of this Section 12.21(a). The Borrower hereby expressly consents to, and agrees not to raise any objection in respect of, each of the Administrative Agent and the Lenders having creditor derivative standing in any Bankruptcy Proceeding to enforce each and every covenant contained in this Section 12.21(a). (b) Each of the Borrower, the Equityholder and the Servicer further agrees that (i) a breach of any of their respective covenants contained in Section 12.21(a) will cause irreparable injury to the Administrative Agent and the Lenders, (ii) the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach, and (iii) each and every covenant contained in Section 12.21(a) shall be specifically enforceable against the Borrower, the Equityholder and the Servicer, and each of the Borrower, the Equityholder and the Servicer hereby waives and agrees not to object, or assert any defenses to an action for specific performance, or injunction in respect of any breach of such covenants. (c) The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the covenants provided for in this Section 12.21, including without limitation the following powers: (i) to object to and seek to dismiss any Bankruptcy Proceeding relating to a Bankruptcy Event described in clause (i) of the definition thereof, and (ii) all powers and rights incidental thereto. This appointment is coupled with an interest and is irrevocable.

-189- USActive 58972051.458972051.5 Agreement. (d) The provisions of this Section 12.21 shall survive the termination of this Section 12.22 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution;and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any suchliability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable ResolutionAuthority. Section 12.23 Return of Certain Payments. (a) Each Lender (and each participant of any Lender, by its acceptance of a participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (a “Recipient Lender”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient Lender (whether or not known to such Recipient Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient Lender shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Recipient Lender under this Section 12.23(a) shall be conclusive, absent manifest error. (b) Without limitation of clause (a) above, each Recipient Lender further acknowledges and agrees that if such Recipient Lender receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different

USActive 58972051.458972051.5 from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient Lender agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made. (c) Any Payment required to be returned by a Recipient Lender under this Section 12.23 shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient Lender to the date such amount is repaid to the Administrative Agent at the greater of SOFR and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient Lender hereby agrees that it shall not assert and, to the fullest extent permitted by Applicable Law, permitted by Applicable Law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similardoctrine. (d) The Borrower and each other Secured Party hereby agrees that (x) in the event any Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) the receipt by any Recipient Lender of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Lender by the Borrower or any other Secured Party except, in each case, to the extent that the funds used to make such Payment were received from the Borrower in repayment of the Obligations. [Signature pages to follow.] -190-

USActive 58972051.458972051.5 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. THE BORROWER MEADOWBROOK RUN LLC, as Borrower By: Name: Title: [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

USActive 58972051.458972051.5 THE SERVICER AND THE EQUITYHOLDER: FS KKR CAPITAL CORP. By: Name: Title: [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

USActive 58972051.458972051.5 THE ADMINISTRATIVE AGENT: MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent By: Name: Title: [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

USActive 58972051.458972051.5 LENDER: MORGAN STANLEY BANK, N.A., as a Lender By: Name: Title: [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

USActive 58972051.458972051.5 THE COLLATERAL AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent By: Name: Title: THE ACCOUNT BANK: WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Account Bank By: Name: Title: THE COLLATERAL CUSTODIAN: WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Custodian By: Name: Title:

Annex A-1 USActive 58972051.458972051.5 If to the Borrower: Notices for Addresses ANNEX A Meadowbrook Run LLC c/o FS KKR Capital Corp. 201 Rouse Boulevard Philadelphia, Pennsylvania 19112 Attention: William Goebel, Chief Financial Officer Email: FSICII_Team@fsinvestments.com; portfolio_finance@fsinvestments.com; credit.notices@fsinvestments.com With copies (which shall not constitute notice) to: Dechert LLP Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 Attention: Jay R. Alicandri Email: jay.alicandri@dechert.com If to the Servicer: FS KKR Capital Corp. 201 Rouse Boulevard Philadelphia, Pennsylvania 19112 Attention: William Goebel, Chief Accounting Officer Email: FSICII_Team@fsinvestments.com; portfolio_finance@fsinvestments.com; credit.notices@fsinvestments.com With copies (which shall not constitute notice) to: Dechert LLP Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 Attention: Jay R. Alicandri Email: jay.alicandri@dechert.com

Annex A-2 USActive 58972051.458972051.5 If to the Administrative Agent: Morgan Stanley Senior Funding, Inc. 1585 Broadway, 24th Floor New York, New York 10036 Attention: FID Secured Lending Group Email (for borrowing requests): mmborrowingrequests@morganstanley.com Email (for all other purposes): mmloanapprovals@morganstanley.com With copies to: Morgan Stanley Bank, N.A. 1300 Thames Street Wharf Baltimore, MD 21231 Attention: Servicing Team Email (for borrowing requests): mmborrowingrequests@morganstanley.com Email (for all other purposes): mmloanapprovals@morganstanley.com If to Morgan Stanley Bank, N.A., as Lender: Morgan Stanley Bank, N.A. 201 South Main Street Salt Lake City, Utah 84111-2215 Email (for borrowing requests): mmborrowingrequests@morganstanley.com Email (for all other purposes): mmloanapprovals@morganstanley.com With copies to: Morgan Stanley Bank, N.A. 1585 Broadway, 24th Floor New York, New York 10036 Attention: FID Secured Lending Group Email (for borrowing requests): mmborrowingrequests@morganstanley.com Email (for all other purposes): mmloanapprovals@morganstanley.com and Morgan Stanley Bank,N.A. 1300 Thames Street, Thames StreetWharf Baltimore, Maryland 21231 Email (for borrowing requests): mmborrowingrequests@morganstanley.com Email (for all other purposes): mmloanapprovals@morganstanley.com

USActive 58972051.458972051.5 If to the Collateral Agent, Collateral Custodian or Account Bank: Wells Fargo Bank, National Association Corporate Trust Services Division 9062 Old Annapolis Rd. Columbia, Maryland 21045 Attn: CDO Trust Services – Meadowbrook Run LLC Email: FSInvestments@wellsfargocctfsinvestments@computershare.com Phone: (410) 884-2000 Annex A-3

USActive 58972051.458972051.5 ANNEX B Commitments Lender Morgan Stanley Bank, N.A. Commitment $300,000,000 I/O Notional Loan Amount $300,000,000 I/O Notional Loan Lender Percentage 100.00% Total $300,000,000 $300,000,000 100.00% Annex B-1

SCHEDULE I

DIVERSITY SCORE CALCULATION

The Diversity Score of any Loan as of any date of determination is calculated as follows:

(1) An "Obligor Par Amount" is calculated for each Obligor of an Eligible Loan Asset, and is equal to the Outstanding Balance of all Eligible Loan Assets issued by such Obligor and any of its Affiliates.

(2) An "Average Par Amount" is calculated by summing the Obligor Par Amounts for all Obligors, and dividing by the number of Obligors.

(3) An "Equivalent Unit Score" is calculated for each Obligor, and is equal to the lesser of (x) one and (y) the Obligor Par Amount for such Obligor divided by the Average Par Amount.

(4) An "Aggregate Industry Equivalent Unit Score" is then calculated for each Industry Classification and is equal to the sum of the Equivalent Unit Scores for each Obligor in such Industry Classification.

(5) An "Industry Diversity Score" is then established for each Industry Classification by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500

Schedule I-1

USActive ~~58972051.4~~58972051.5

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000		
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100		
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200		

Schedule I-2

USActive 58972051.458972051.5

Schedule I-3 USActive 58972051.458972051.5 (6) The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Industry Classification. For purposes of calculating the Diversity Score, Affiliates of an Obligor in the same Industry Classification are deemed to be a single Obligor except as otherwise agreed to by the Administrative Agent.

Schedule II-1 USActive 58972051.458972051.5 INDUSTRY CLASSIFICATION Global Industry Classification Standard Industries SCHEDULE II Asset Type Code 101010 101020 151010 151020 151030 151040 151050 201010 201020 201030 201040 201050 201060 201070 202010 202020 203010 203020 Asset Type Description Energy Equipment & Services Oil, Gas & Consumable Fuels Chemicals Construction Materials Containers & Packaging Metals & Mining Paper & Forest Products Aerospace & Defense Building Products Construction & Engineering Electrical Equipment Industrial Conglomerates Machinery Trading Companies & Distributors Commercial Services & Supplies Professional Services Air Freight & Logistics Passenger Airlines 203030 Marine Transportation 203040 203050 251010 Ground Transportation Transportation Infrastructure Automobile Components 251020 Automobiles 252010 Household Durables 252020 Leisure Products 252030 Textiles, Apparel & Luxury Goods 253010 Hotels, Restaurants & Leisure 253020 255010 255030 Diversified Consumer Services Distributors Broadline Retail 255040 Specialty Retail 301010 Consumer Staples Distribution & Retail 302010 Beverages 302020 Food Products 302030 Tobacco 303010 Household Products

Schedule II-2 USActive 58972051.458972051.5 303020 Personal Care Products 351010 Health Care Equipment & Supplies 351020 Health Care Providers & Services 351030 Health Care Technology 352010 Biotechnology 352020 Pharmaceuticals 352030 Life Sciences Tools & Services 401010 Banks 402010 Financial Services 402020 Consumer Finance 402030 Capital Markets 402040 Mortgage Real Estate Investment Trusts (REITs) 403010 Insurance 451020 IT Services 451030 Software 452010 Communications Equipment 452020 Technology Hardware, Storage & Peripherals 452030 Electronic Equipment, Instruments & Components 453010 Semiconductors & Semiconductor Equipment 501010 Diversified Telecommunication Services 501020 Wireless Telecommunication Services 502010 Media 502020 Entertainment 502030 Interactive Media & Services 551010 Electric Utilities 551020 Gas Utilities 551030 Multi-Utilities 551040 Water Utilities 551050 Independent Power and Renewable Electricity Producers 601010 Diversified REITs 601025 Industrial REITs 601030 Hotel & Resort REITs 601040 Office REITs 601050 Health Care REITs 601060 Residential REITs 601070 Retail REITs 601080 Specialized REITs 602010 Real Estate Management & Development

SCHEDULE III

ELIGIBILITY CRITERIA

The ~~following criteria with respect to each Loan~~representations and warranties set forth in this Schedule III are made by the Borrower and the Servicer under this Agreement and the Transferor under the Sale and Contribution Agreement, with respect to all Loans which are designated as being Eligible Loan Assets on any Borrowing Base Certificate or are otherwise represented to the Administrative Agent or the Lenders as being Eligible Loan Assets, or are included as Eligible Loan Assets in any calculation set forth in this Agreement to which this Schedule III is attached; provided that, if ~~any~~such Loan does not satisfy ~~any criterion~~the representations and warranties below, the Administrative Agent may expressly consent in its sole discretion to the ~~treatment~~inclusion of such Loan as an Eligible Loan Asset; provided, further, that the Administrative Agent will only be considered to have consented to such inclusion if the Borrower and the Servicer have expressly acknowledged that one or more of the ~~applicable criterion is~~representations and warranties below are not ~~satisfied~~true with respect to such Loan.

(a) as of the related Addition Date, each such Loan has been approved in writing by the Administrative Agent in its sole discretion;

(b) as of the related Addition Date, each such Loan is a First Lien Loan, a Unitranche Loan, a FLLO Loan or a Second Lien Loan, evidenced by a note or a credit document and an assignment document in the form specified in the applicable credit agreement or, if no such specification, on a form acceptable to the agent in respect of such Loan~~;(c)~~ . Each such Loan~~, together with~~ and the ~~Underlying Instrument related thereto, is in full force and effect and~~Portfolio Asset is subject to a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent, on behalf of the Secured Parties, and the Borrower has good and marketable title to, and is the sole owner of, such Loan and the Portfolio Asset, free and clear of all Liens other than any Permitted Liens;

(c) each such Loan constitutes ~~the~~a legal, valid ~~and~~, binding and enforceable obligation of the ~~related~~ Obligor thereunder and each guarantor thereof, enforceable against ~~such Obligor and~~ each such ~~guarantor~~Person in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations, and there are no conditions precedent to the enforceability or validity of the Loan that have not been satisfied or validly waived;

(d) ~~to the knowledge of the Borrower and the Servicer and~~ as of the related Addition Cut~~-~~-Off Date, no such Loan is ~~not subject to, or~~ the subject of any assertions in respect of, any~~, dispute or~~ litigation ~~offset and contains provisions substantially to the effect that the Obligor's and each guarantor's payment obligations thereunder are absolute and unconditional without any~~, right of rescission, set-off, counterclaim or defense ~~for~~, including the defense of usury, by the related Obligor, nor will the operation of any ~~reason against~~of the ~~Borrower~~terms of the Underlying Instruments, or the exercise of any ~~assignee~~right thereunder, render the Underlying Instruments unenforceable in

Schedule III-1

USActive ~~58972051.4~~58972051.5

Schedule III-2 USActive 58972051.458972051.5 whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; (e) as of the related Addition Cut-Off Date, (i)each such Loan is not a Defaulted Loan and (ii)or a Credit Risk Loan; (f) to the Borrower has no knowledge of any fact which could lead it to expect that such Loan will not be paid in full; (f) to the knowledge of the Borrower and the Servicer and as of the related Addition Cut-Off Date, there are no proceedings pending or, to the Borrower’s knowledge, threatened pursuant to which(a) asserting insolvency of the Obligor of such Loan, or (b) wherein the Obligor of such Loan, any other obligated party or any Governmental Authority has assertedalleged that such Loan or the related Underlying InstrumentInstruments which creates such Loan is illegal or unenforceable; (g) to the knowledge of the Borrower and the Servicer and as of the related Addition Cut-Off Date the Obligor is not the subject of or threatened with any proceeding asserting that the Obligor is not Solvent or which would otherwise result in a Bankruptcy Event with respect to such Obligor;with respect to each such Loan acquired by the Borrower from the Transferor under the Sale and Contribution Agreement, by the Addition Date on which such Loan is Granted under this Agreement and on each day thereafter, the Transferor will have caused its master computer records relating to such Loan to be marked to show that such Loan has been sold or contributed to the Borrower; (h) neither the Transferor nor the Servicer are Affiliates of the Obligor with respect to such Loan provides for (i) periodic payments of accrued and unpaid interest in cash on a current basis no less frequently than semi-annually and (ii) the full amount of principal payable in cash no later than its stated maturity; (i) no such Loan is not a PIK Loan, unless such Loan has a current cash spreadMinimum Cash Spread of at least 5.01.5% and such spread is payable at least quarterly; (j) such Loan, and any payment made with respect to such Loan, is not subject to any withholding Tax (or similar governmental charge) unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding Tax (or similar governmental charge) on an after-Tax basis, and the transfer, assignment and conveyance of such Loan (and the Portfolio Assets related thereto) from the Transferor to the Borrower pursuant to the Sale and Contribution Agreement or the Master Participation Agreement, as applicable, is not subject to and will not result in any fee or governmental charge (other than income taxes) payable by the Borrower or any other Person to any federal, state or local government;

Schedule III-3 USActive 58972051.458972051.5 (k) the Obligor with respect to each such Loan is organized under the laws of the United States or any State thereof and the Principal Place of Business of such Obligor as of the Addition Date is the United States or any State thereof; (l) (k) such Loan is payable in Dollars and does not permit the currency in which such Loan is payable to be changed; (l) the Obligor with respect to such Loan is an Eligible Obligor; (m) either (x) all or substantially all of the Underlying Collateral for such Loan is located in one or more of the United States or any State thereof or (y) a majority of the revenues with respect to the applicable Obligor are derived from one or more of the United States or any State thereof;to the knowledge of the Borrower and the Servicer, the Obligor with respect to such Loan, on the applicable date of determination, (a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization; (b) is a legal operating entity or holding company; (c) is not a Governmental Authority; (d) is not an Affiliate of the Borrower or the Servicer (excluding any Person that constitutes an investment held by the Servicer in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Servicer); (e) has not entered into the Loan primarily for personal, family or household purposes; and (f) as of the related Cut-Off Date, is not the subject of a Bankruptcy Event; (n) each such Loan is either not a “registration required obligation” within the meaning of Section 163(f)(2) of the Code, or is Registered; (o) the acquisition of such Loan willdoes not cause the Borrower or the assets constituting the Collateral Portfolio to be required to registerbe registered as an investment company under the 1940 Act; (p) (i) such Loan is eligible underpursuant to the applicable Underlying Instrument (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold, transferred or assignedInstruments with respect to such Loan, either (x) such Loan is freely assignable to the Borrower and able to have a security interest thereinbe Granted to the Collateral Agent, as agent foron behalf of the Secured Parties, (ii) neither the sale, transfer orwithout the consent of the Obligor or (y) all consents necessary for assignment of such Loan to the Borrower, nor the Granting of a security interest hereunder and Grant to the Collateral Agent, as agent for the benefit of the Secured Parties, violates, conflicts with or contravenes in any material respect any Applicable Law or have been obtained, (ii) the acquisition of any such Loan by the Borrower and the Grant thereof would not (x) violate any Applicable Law in any material respect or (y) cause the Administrative Agent or the Lenders to fail to comply with any request or directive (whether or not having the force of law) from any contractualbanking or other restriction, limitation or encumbrance binding on the BorrowerGovernmental Authority having jurisdiction over the Administrative Agent or the underlying ObligorLenders and (iii) the Underlying Instruments requires only usual and customary consents with respect to the enforcement

Schedule III-4 USActive 58972051.458972051.5 of rights and remedies with respect theretofor future assignments, and the rights to enforce rights and remedies in respect of the same under the applicable Underlying Instruments inure to the benefit of the holder of such Loan (subject to the rights of any applicable agent or other lenders); (q) each such Loan is not a participation interest, unless (i) it is a Transferor Participation Interest orand (ii) such participation interest shall be elevated to a full assignment within ninetysixty (9060) calendar days; (r) each such Loan has aan original term to stated maturity that doesof not exceedgreater than seven (i7) years or, if such Loan is a Second Lien Loan, 8.0 years or (ii) otherwise, 7.0 years, except as any such maturity may be extended in accordance with the Servicing Agreementan original term to maturity of not greater than eight (8) years; (s) the Borrower (i) has good and marketable title to, and is the sole owner of, such Loan and the related Portfolio Asset, and the Borrower has Granted to the Collateral Agent for the benefit of the Secured Parties a valid, enforceable and perfected first priority (subject to Permitted Liens) Lien in the Loan and related Underlying Instrument and (ii) has not Granted a Lien (other than any Permitted Liens) in the Loan or the related Underlying Instrument to any Person other than to the Collateral Agent hereunder;funding obligations for each such Loan and the Underlying Instruments under which such Loan was created have been fully satisfied and all sums available thereunder have been fully advanced, or if such Loan is a Delayed Draw Loan Asset or a Revolving Loan, either (i) the Borrower shall have or have caused to be, at the time of the sale of such Loan to the Borrower, deposited into the Unfunded Exposure Account an amount in Dollars such that the balance of the Unfunded Exposure Account is at least equal to the Unfunded Exposure Equity Amount or (ii) the Unfunded Exposure Equity Amount with respect to such Loan shall not create a Borrowing Base Deficiency; (t) such Loan does not constitute Margin Stock and, if such Loan is directly or indirectly secured by Margin Stock, the Borrower has reasonably determined in consultation with the Administrative Agent that the Assigned Value and the Advance Rate would not depend on the value of any Margin Stock directly or indirectly securing any Loan;as of the related Addition Date, no such Loan is MarginStock; (u) as of the related Addition Date, each such Loan is not a DIPLoan; (v) the principal Underlying Collateral forno such Loan is notprincipally secured by interests in real property; (w) each such Loan is in the form of, and is treated as, indebtedness of the relevant Obligor for U.S. federal income tax purposes; (x) such Loan is not an Equity Security (and does not provide for the conversion into an Equity Security), a high-yield bond, a Bridge Loan, a Zero-Coupon Obligation, an unsecured loan, a commercial real estate loan, a letter of credit or in support of a letter of credit, a lease, a Synthetic Security, an interest in a grantor trust or, a step-down obligation or a Structured Finance Obligation;

Schedule III-5 USActive 58972051.458972051.5 (y) to the knowledge of the Borrower and the Servicer, as of the related Addition Date, the Obligor with respect to such Loan (and eachany guarantor thereofof such Obligor’s obligations thereunder), had full legal capacity to execute and deliver the related Underlying InstrumentInstruments which creates such Loan and any other documents related thereto; (z) such Loan requires the related Obligor to pay customary maintenance, repair, insurance and Taxestaxes, together with all other ancillary costs and expenses, with respect to the Underlying Collateral of such Loan; (aa) as of the related Addition Date, to the knowledge of the Borrower and the Servicer, the Underlying Collateral to each such Loan has not, and will not, be used by the related Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon the Transferor, the Borrower, the Administrative Agent or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or order related to or addressing the environment, health or safety; (bb) (aa) no such Loan has been repaid, prepaid, satisfied or rescinded, in each case, in full; (cc) no such Loan has been sold, transferred, assigned or pledged by the Borrower to any Person other than the Collateral Agent for the benefit of the Secured Parties; (dd) (bb) each such Loan which was originated or acquired by the Transferor (a) was originated or acquired by the Transferor in the ordinary course of the Transferor’s business and, to the extent required by Applicable Law, the Transferor has all necessary consents, licenses, approvals, authorizations and permits to originate or acquire such Loan in the State where the Obligor was located (to the extent required by Applicable Law), and (b) was sold or contributed by the Transferor to the Borrower under the Sale and Contribution Agreement or the Mater Participation Agreement, as applicable, and the assignment and acceptance agreement under such Loan or acquired directly by the Borrower from a third party in a transaction underwritten by the Transferor or any transaction in which the Borrower is the designee of the Transferor under the instruments of conveyance relating to the applicable Loan and, to the extent required by Applicable Law, the Borrower has all necessary consents, licenses, approvals, authorizations and permits to purchase and own such Loans and enter into Underlying Instruments pursuant to which such Loan was created, in the State where the Obligor is located (to the extent required by Applicable Law); (ee) each such Loan (i) was originated and underwritten, or purchased and re-underwritten, by the Borrower, the Transferor or the Servicer and (ii) is being serviced by the Servicer in accordance with the Servicer Standard;

Schedule III-6 USActive 58972051.458972051.5 (ff) (cc) each such Loan does not contain confidentiality restrictions that will prohibit the Servicer and/or the Borrower from providing to the Administrative Agent the information with respect to such Loan required under this Agreement; (gg) (dd) each such Loan is not an extension of credit by the Transferor to the Obligor for the purpose of (ai) making any past due principal, interest or other payments due on such Loan, (bii) preventing such Loan or any other loan to the related Obligor from becoming past due or (ciii) preventing such Loan from becoming defaulted; (hh) as of the Addition Cut-Off Date, no selection procedure intended to be adverse to the interests of the Secured Parties was utilized by the Borrower or the Servicer in the selection of such Loan for inclusion in the Collateral Portfolio; (ii) (ee) no such Loan is subject to substantial non-credit related risk, as reasonably determined by the Servicer in accordance with the Servicer Standard; (jj) (ff) as of the related Addition Date, no such Loan is the subject of an offer, exchange or tender by the related Obligor; (kk) (gg) as of the related Addition Date, the Total Leverage Ratio of the related Obligor of such Loan has EBITDA of at least $7,500,000does not exceed 8.00:1.00 unless approved in writing by the Administrative Agent; (ll) (hh) as of the related Addition Date, the related Obligor of such Loan (other than a Cov-Lite Loan) has a most-recently reported trailing twelve (12)-month EBITDA of at least $7,500,000 unless approved in writing by the Administrative Agent; (mm) if such Loan is a Cov-Lite Loan, as of the related Addition Date, the related Obligor of any Cov-Litesuch Loan (regardless of loan type) has a most-recently reported trailing twelve (12)-month EBITDA of at least $40,000,000 unless approved in writing by the Administrative Agent; (nn) all electronic copies of the Required Loan Documents and the Loan Checklist with respect to such Loan have been, or will be, delivered to the Collateral Custodian in accordance with this Agreement, and all Loan Files are being or shall be maintained by the Servicer in accordance with this Agreement and the Servicing Agreement; and (oo) each such Loan does not have an original executed promissory note or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower).

USActive 58972051.458972051.5 SCHEDULE IV AGREED UPON PROCEDURES FOR INDEPENDENT PUBLIC ACCOUNTANTS • 3 randomly selected Servicing Reports • Test results of Concentration Limitations (for purposes of determining the Excess Concentration Amount) • Excess Concentration Amount • Diversity Score • Borrowing Base • Availability • Advances Outstanding • Financial Covenant Test • Discretionary Sales calculations • Compare Principal Collections and Interest Collections to actual balance by Account Bank • Loan schedule: • Total Leverage Ratio as of the applicable Cut-Off Date for such Loan and for the most recent test period (quarterly) • Cash Interest Coverage Ratio as of the applicable Cut-Off Date for such Loan and for the most recent test period (quarterly) • EBITDA as of the applicable Cut-Off Date for such Loan and for the most recent test period (quarterly) • Scheduled maturity date • Rate of interest • Outstanding Balance • Assigned Value • Last 4 Payment Date calculations to verify that payments have been made per Section 2.04 Schedule IV-1

USActive 58972051.458972051.5 SCHEDULE V PRIOR NAMES, TRADENAMES, FICTITIOUS NAMES AND “DOING BUSINESS AS” NAMES None. Schedule VI-1

Schedule VI-1 USActive 58972051.5 COMPETITORS [On File] SCHEDULE VI